UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934, as amended

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CDSS WIND DOWN INC.
______________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

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☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock

	(2)	Aggregate number of securities to which transaction applies: 351,691,756 shares

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.06 (calculated based on the last sale in the over-the-counter market on May 27, 2010)

	(4)	Proposed maximum aggregate value of transaction: $21,101,505

	(5)	Total fee paid: $ 1,504.54

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CDSS WIND DOWN INC.
2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of CDSS Wind Down Inc.:

This Information Statement is first being mailed on or about June __, 2010 to the holders of record of the common stock, par value $0.01 per share (the “Common Stock”) of CDSS Wind Down Inc., a Delaware corporation (“we”, “us”, “CDSS” or the “Company”) as of the close of business on June __, 2010 (the “Record Date”). This Information Statement relates to certain actions to be taken by the written consent of the holders of a majority of the Company's outstanding Common Stock (the “Written Consent”).

The Written Consent authorized, effective upon the 21st day following the mailing of this Information Statement to the Stockholders of the Company, the following:

(1) The amendment of the Company's Certificate of Incorporation, in substantially the form attached hereto as Annex 1, prior to closing of the Merger (as defined below), to effect a reverse stock split of the Company's issued Common Stock, on the basis of issuing one (1) share of Common Stock in exchange for each three (3) shares of Common Stock (the “Reverse Stock Split”); and

(2) The amendment of the Company’s Certificate of Incorporation, in substantially the form attached hereto as Annex 2, at any time on or before May 31, 2011 to increase the authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares of Common Stock and reduce the par value per share from $0.01 to $0.0001 per share (the “Share Increase”); and

(3) The merger transactions (the “Merger”) contemplated in the merger agreement dated as of March 29, 2010, as amended (the “Merger Agreement”) by and among Green Energy Management Services, Inc. (“GEM”), CDSS, and our newly-formed, wholly-owned merger subsidiary, CDSS Merger Corporation (the Reverse Stock Split, the Share Increase, and the Merger are collectively referred to as the “Transactions”). Pursuant to the Merger Agreement, our merger subsidiary will merge with and into GEM, with GEM being the surviving corporation and becoming a wholly-owned subsidiary of CDSS. Each share of GEM common stock outstanding immediately prior to the effective time of the merger will be converted into 0.352 share of CDSS common stock, and the former shareholders of GEM will own approximately 80% of the outstanding shares of CDSS common stock.   The Merger Agreement is attached hereto as Annex 3 and the Amendment to the Merger Agreement is attached hereto as Annex 4.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (the “DGCL”) and the Company's Bylaws to approve the Transactions.  Accordingly, the Transactions shall not be submitted to the Company's other stockholders for a vote.

This Information Statement is being furnished to you to provide you with material information concerning the actions taken in connection with the Written Consent in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C. This Information Statement also constitutes notice under Section 228 of the DGCL of the actions taken in connection with the Written Consent.

Only one Information Statement is being delivered to two or more security holders who share an address, unless the Company has received contrary instructions from one or more of the security holders. The Company will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by calling the Company at (214) 520-9292, or by writing to us at 2100 McKinney Avenue, Suite 1500, Dallas, Texas  75201, Attn:  President.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Dated:     June __, 2010
CDSS Wind Down Inc.

By:
Steven B. Solomon, CEO

THIS INFORMATION STATEMENT IS DATED JUNE __, 2010, AND IS FIRST BEING MAILED TO CDSS STOCKHOLDERS ON OR ABOUT JUNE __, 2010.

Summary Term Sheet

The following is a summary of the principal terms of the Reverse Stock Split, the Share Increase and the Merger. This summary does not contain all information that may be important to you. We encourage you to read carefully this information statement, including the annexes and the documents we have incorporated by reference into this information statement, in their entirety.

On March 29, 2010, GEM entered into a merger agreement with CDSS and CDSS Merger Corporation, which was amended as of April 30, 2010. In connection with the Merger:

•	Each issued and outstanding share of GEM common stock will be converted into 0.352 shares of newly issued CDSS common stock;

•
CDSS will seek to complete a private placement for proceeds of $1.25 million (with a reduction in the amount of shares to be issuable upon conversion of a convertible promissory note held by Steven B. Solomon, Chief Executive Officer, Chairman and control shareholder of CDSS);

•
CDSS shall cause a reverse stock split prior to the effectiveness of the merger upon which every three (3) shares of CDSS common stock shall be automatically converted into one (1) share of CDSS common stock;

•
CDSS shall adopt an amendment to its certificate of incorporation prior to the effectiveness of the merger to increase its shares of authorized common stock from 100,000,000 to 500,000,000 and reduce the par value per share from $0.01 per share to $0.0001 per share;

•
CDSS’s certificate of incorporation shall be amended and restated to read substantially as GEM’s certificate of incorporation read immediately prior to the effectiveness of the Merger, and CDSS’s name will be changed to Green Energy Management Services Holdings, Inc;

•	CDSS’s bylaws shall be amended and restated to read substantially as GEM’s bylaws read immediately prior to the Merger;

•	The officers and directors of CDSS shall resign effective as of the merger, and the directors and officers of GEM shall become officers and directors of CDSS effective as of the Merger; and

•	GEM shareholders who are dissenters to the Merger shall have dissenters’ rights under Section 262 of the DGCL.

Annexes:

Annex 1	Certificate of Amendment related to Reverse Split
Annex 2	Certificate of Amendment related to Share Increase
Annex 3	Merger Agreement dated March 29, 2010
Annex 4	Amendment to Merger Agreement dated April 30, 2010
Annex 5	Amended and Restated Certificate of Incorporation
Annex 6	Accountant’s Consent of MaloneBailey, LLP
Annex 7	Accountant’s Consent of Hannis T. Bourgeois, LLP

PROPOSAL 1
THE REVERSE STOCK SPLIT

OVERVIEW

Steven B. Solomon, our Chairman, Chief Executive Officer and President, owns a majority of our outstanding shares of common stock and has approved an amendment to our certificate of incorporation which would authorize our board of directors to effect a reverse split of all outstanding shares of our common stock at an exchange ratio of one-for-three. The board would have the sole discretion to elect, as it determines to be in the best interests of the Company and its stockholders, whether or not to effect the reverse stock split, at any time before May 31, 2011. The Board may also determine not to undertake the reverse stock split, even though approved by our stockholders.

Our board of directors has approved and adopted the amendment to our certificate of incorporation to effect the proposed reverse stock split and declared the proposal to be advisable and has recommended that the proposed amendment be submitted to our stockholders.

REASONS FOR THE REVERSE STOCK SPLIT

Our primary purposes in considering the reverse stock split is to reduce the amount of shares of our common stock currently outstanding to (i) permit the issuance of 166,788,200 shares to Steven B. Solomon, our CEO, Chairman of the Board and owner of  approximately 72% of the currently outstanding shares of the Company, who exercised a right to convert a note payable to common stock, (ii) facilitate the proposed merger, and (iii) facilitate a proposed private placement in connection with the proposed merger.  The issuance of the note payable to our CEO resulted in a potential change of control of the Company as previously disclosed, and the partial conversion of the note resulted in a change of control as previously disclosed.

In addition, the reverse stock would facilitate a corporate transaction such as the proposed merger, or another transaction or financing.  We have entered into a merger agreement related to the merger, and while we have not entered into a letter of intent or other arrangement related to the proposed private placement, we are actively pursuing the proposed private placement, closing of which is a condition precedent to the merger.

The decision to enter into a transaction could be made by our CEO, as our CEO owns more than a majority of our voting stock.  We cannot assure you that we will be able to enter into any transactions regarding a corporate combination or financing.  If we do not enter into any transactions, our Board of Directors will consider options available to us, including whether to implement the proposed reverse split.

The Board does not intend for this transaction to be the first step in a series or plans or proposals of a "going private transaction" within the meaning of Rule 13-3 of the Securities Exchange Act of 1934.

As of May 27, 2010, the trading price of our common stock was $0.06 per share. In determining whether or not to implement the reverse stock split, the board would assess a variety of factors, including without limitation analysis of our capitalization and our strategic alternatives. We cannot assure you that a reverse split would lead to a sustained increase in the trading price of our common stock, or that we will be able to consummate any transactions.

Other than as described above, we do not presently have any plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares of common stock for any purpose, including future acquisitions or financings.

THE REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF THE COMMON STOCK; THERE ARE OTHER RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT.

The Board of Directors expects that a reverse stock split of the Common Stock will increase the market price of the Common Stock.  However, the Company cannot be certain whether the reverse stock split would increase the trading price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied, with many companies losing substantial market value after a reverse stock split. There is no assurance that:

•
the trading price per share of Common Stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of Common Stock outstanding before the reverse stock split;

•	the reverse stock split would result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

The market price of the Common Stock would also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

The immediate effect of a reverse split would be to reduce the number of shares of common stock outstanding, and we anticipate to increase the trading price of our common stock. However, the effect of a reverse stock split upon the market price for our common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied, with many companies losing substantial market value after a reverse stock split. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, as stated above, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our operating results, our financial condition, other factors related to our business and general market conditions.

The following table reflects the number of shares of common stock that would be outstanding as a result of the proposed reverse stock split, and the approximate percentage reduction in the number of outstanding shares, based on 96,305,617 shares of common stock outstanding as of the record date (and excluding the effects of the issuances of the shares of stock described above), as well as the number of shares of common stock that would be available for issuance after each proposed reverse stock split:

PROPOSED REVERSE STOCK SPLIT RATIO	APPROXIMATE SHARES OF COMMON STOCK OUTSTANDING	PERCENTAGE REDUCTIONS	APPROXIMATE SHARES OF COMMON STOCK AVAILABLE
Current	96,305,617	–	456,607

1 for 3	32,101,872	66.7%	66,818,868

     The effect of issuing the shares to Mr. Solomon and reserving shares for the Solomon conversion is shown as follows:

PROPOSED REVERSE STOCK SPLIT RATIO	SHARES OF COMMON STOCK OUTSTANDING	SOLOMON SHARES	SHARES RESERVED FOR SOLOMON CONVERSION	SHARES RESERVED FOR STOCK OPTIONS	APPROXIMATE SHARES OF COMMON STOCK AVAILABLE
Current	96,305,617	68,854,484	166,788,200	3,237,776	–

1 for 3	32,101,872	22,951,495	55,596,067	1,079,259	11,222,802

The resulting decrease in the number of shares of common stock outstanding could potentially impact the liquidity of our common stock on the Over the Counter Bulletin Board Market, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If a reverse split is implemented, the number of shares of common stock held by each stockholder would be reduced by dividing the number of shares held immediately before the reverse split by three (3), and then rounding up to the nearest whole share. No fractional shares will be issued as a result of the reverse split. In lieu of any fractional interest in a share to which each stockholder otherwise would be entitled as a result of the reverse split, the Company will issue to such stockholder one whole share of common stock, as described in further detail below. The reverse stock split by itself would affect our common stock uniformly and would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share, and to the extent that additional shares may be issued to Mr. Solomon if he exercises his right to convert his note into additional shares of Common Stock (166,788,200 pre-split shares/55,596,067 post split shares) when shares are available for issuance after the reverse split.

STOCKHOLDER NAME	DIRECT OWNERSHIP BEFORE THE REVERSE SPLIT (1)	BENEFICIAL OWNERSHIP BEFORE THE REVERSE SPLIT		DIRECT OWNERSHIP AFTER THE REVERSE SPLIT		BENEFICIAL OWNERSHIP AFTER THE REVERSE SPLIT
Steven B. Solomon	71.50%	89.57	% (2)	71.50	% (3)	89.57	% (4)

(1) Shares held directly by the stockholder prior to the reverse stock split divided by 96,305,617 shares outstanding.

(2) Includes the 166,788,200 shares issuable to Mr. Solomon upon the conversion of the Note. Following the reverse stock split the number of shares issuable would be 55,596,067 for the Conversion Shares.

(3) Assumes the unissued 166,788,200 pre-reverse stock split Conversion Shares are issued to Mr. Solomon following the reverse stock split.  Mr. Solomon waived his right to these shares until such time as the shares become authorized.

(4) Since the issuance of all 228,788,200 would cause the number of shares outstanding to exceed the authorized shares of 100,000,000, Mr. Solomon has waived his right to these shares until such time as the shares become authorized. During the second quarter of 2010, Mr. Solomon converted $18,821 of the principal of a $69,451 convertible note payable into 62,000,000 shares of common stock of the Company.  Mr. Solomon retains the right to convert the remaining balance of the note payable of $50,630 into 166,788,200 shares of common stock when enough authorized shares become available.

Effect on Options, Warrants and Other Securities. In addition, all outstanding options and other securities entitling their holders to purchase shares of our common stock will be adjusted, if required by the terms of these securities, for the reverse stock split. In particular, the conversion ratio for each option would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the 1 for 3 ratio of the reverse stock split. The Note will remain convertible after the reverse stock split. None of the rights currently accruing to holders of our common stock, or options or other securities convertible into common stock, will be affected by the reverse stock split.

Other Effects on Outstanding Shares. If the reverse stock split is implemented, the rights and preferences of the outstanding shares of common stock will remain the same after the reverse split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and non-assessable.

The reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of the common stock under the Exchange Act.

Effect on Authorized Shares of common stock. The reverse stock split, if implemented, would not change the number of authorized shares of common stock as designated by our certificate of incorporation. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase.  In addition, we are seeking to amend our certificate of incorporation to increase the number of our authorized shares to 500,000,000 from 100,000,000, which would substantially increase the number of shares remaining available for issuance under our authorized pool of common stock.

Possible Anti-Takeover Effects. Under the proposed reverse stock split, the number of authorized shares of common stock will not be reduced. This will increase significantly the ability of our board of directors to issue authorized and unissued shares without further stockholder action. In addition, we are seeking to amend our certificate of incorporation to increase the number of our authorized shares to 500,000,000 from 100,000,000, which would substantially increase the number of shares remaining available for issuance under our authorized pool of common stock. The effective increases in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting, for example, the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's certificate of incorporation or bylaws. As a result, management and the board might use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders.  In addition, following the reverse split, if Mr. Solomon exercises his option to acquire 166,788,200 shares of our Common Stock on conversion of the Note, our CEO would be able to exercise control over any corporate transactions.

Our current certificate of incorporation, bylaws, agreements, and Delaware law contain some additional anti-takeover provisions that may make more difficult or expensive or that may discourage a tender offer, change in control or takeover attempt that is opposed by our board of directors.  These provisions of our certificate of incorporation and bylaws, Delaware law and other measures we may adopt could discourage potential acquisition proposals and could delay or prevent a change in control of our company, even though a majority of our stockholders may consider such proposals, if effected, desirable. These provisions could also make it more difficult for third parties to remove and replace the members of our board of directors. Moreover, these provisions could diminish the opportunities for stockholders to participate in some tender offers, including tender offers at prices above the then-current market value of the our shares of common stock, and may also inhibit increases in the trading price of the our shares that could result from takeover attempts or speculation.

We have no current plans or proposals to adopt other provisions or enter into other arrangements that might have material anti-takeover consequences.  We have entered into the Merger Agreement and propose to enter into a financing transaction in connection with the Merger and the reverse stock split, which would result in a change of control if consummated.

INTERESTS OF CERTAIN PERSONS IN CONNECTION WITH THE REVERSE SPLIT

You should be aware that Steven B. Solomon, our CEO, Chairman of the Board and greater than 5% stockholder, has interests in the reverse stock split other than their interests as CDSS stockholders generally. These interests arise under some of our existing agreements which require us to issue additional shares of common stock to him that would be in excess of the amount of authorized shares of common stock that we currently have. After the reverse stock split, if it is implemented by our Board, we may issue these additional shares and Mr. Solomon may exercise his right to convert additional amounts under the note, which could result in an increase in Mr. Solomon’s ownership of CDSS shares. His interests may be different from, or in conflict with, your interests as a CDSS stockholder. The members of our board of directors were aware of these additional interests, and considered them, when they approved the reverse stock split.

These interests include, for Mr. Solomon:

•
We have agreed to issue 166,788,200 shares of Common Stock at such time as they become authorized or additional capital stock is available, whether by means of the increase to our authorized common stock or by the reverse stock split.  During the second quarter of 2010, Mr. Solomon converted $18,821 of his $69,451 convertible note into 62,000,000 shares of Common Stock of the Company.  Since the issuance of all 228,788,200 would have caused the number of shares outstanding to exceed our authorized number of shares of 100,000,000, Mr. Solomon had waived his right to these shares until such time as the shares were available.  Following the reverse split, Mr. Solomon would be entitled to receive 55,596,067 shares of our Common Stock as a result of converting the remaining balance of his convertible note.

•	Mr. Solomon owns directly or indirectly controls 68,854,484 pre-split shares of Common Stock.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

Our board of directors may elect whether or not to declare a reverse stock split, at any time before May 31, 2011. The reverse stock split would be implemented by filing the amendment to our certificate of incorporation, in substantially the form attached to this Information Statement as Annex 1, with the Delaware Secretary of State, and the reverse stock split would become effective on the date of the filing.

As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the one-for-three reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All options and other securities would also be automatically adjusted on the effective date.

Our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into our common stock will be notified of the effectiveness of the reverse split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the one-for-three reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the one-for-three exchange ratio of the reverse stock split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

FRACTIONAL SHARES

We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded up to the nearest whole share. Stockholders who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by 3 would instead receive one additional whole share at no additional cost upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal. The number of shares to be issued in connection with rounding up such fractional interests is not expected by management of the Company to be material.

ACCOUNTING CONSEQUENCES

The par value of our common stock would remain unchanged at $0.01 per share after the reverse stock split (although we intend to decrease the par value per share from $0.01 to $0.0001 in connection with the Share Increase described in Proposal 2) and as a result, the reverse stock split will not affect the total amount of stockholders' deficit on our balance sheet.  The value of  the common stock and additional paid-in capital components of total stockholders' equity will change by equal but offsetting amounts, except for the issuance of the 55,596,067 shares of common stock to Mr. Solomon and the investors in the proposed $1.25 million private placement required in connection with the merger.  However, while we have not determined the price at which the shares will be sold in the private placement we have assumed for the purpose of discussing the accounting consequences a $0.06 per share purchase price, the closing price of our common stock on May 27, 2010.  As a result, and after the effect of the reverse stock split, 6,944,445 shares would be considered issued in the private placement and 48,651,623 shares would be considered issued to Mr. Solomon.  The effect of the issuance of the 55,596,067 shares of common stock would increase the par value of common stock by $5,560, increase additional paid in capital by $50,630, reduce the remaining principal of the note payable by $50,630, reduce debt discount by $36,422 and charge $36,422 to interest expense.  Stockholders deficit per share computed as the aggregate stockholders' deficit reported divided by the common shares outstanding would be decreased by the issuance of the 55,596,067 shares.  The increase in the number of shares outstanding would decrease loss per share as previously reported.

Except for the issuance of the shares discussed above, the reverse stock split would increase the previously reported net income or loss per share.  Stockholders' deficit value per share of our common stock would be increased as a result of the reverse stock split because there will be fewer shares of our common stock outstanding.  All historic share and per share amounts in our financial statements and related footnotes would be adjusted accordingly for the reverse stock split.  The Company does not anticipate that any material accounting consequences would arise as a result of the reverse stock split.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of the material federal income tax consequences of the Reverse Stock Split.  This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect).  This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation).  In addition, this summary is limited to stockholders that hold their Common Stock as capital assets.  This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the Reverse Stock Split.  The aggregate tax basis of the post-reverse stock split shares received in the Reverse Stock Split will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore.  The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the Reverse Stock Split.

The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences of the Reverse Stock Split.

PROPOSAL 2
THE SHARE INCREASE

The Board has determined that it would be in the best interests of the Company to approve the Share Increase, including the increase in the number of authorized shares of our common stock from 100,000,000 to 500,000,000 and the reduction in the par value of our shares from $0.01 to $0.0001 per share.

Mr. Solomon, holder of a majority of the Company’s shares, has granted the Board the authority, in its sole discretion, to amend the Certificate of Incorporation for the purpose of effecting the Share Increase. By voting in favor of this proposal, the majority shareholders granted the Board authority to effectuate the Share Increase, in its sole discretion, for a period of one (1) year, up until May 31, 2011.

REASONS FOR THE SHARE INCREASE

As described above, we do not have sufficient authorized shares to issue the shares of common stock that remain issuable on conversion of the note held by Mr. Solomon, to issue shares in connection with the proposed merger, or to issue shares in connection with the proposed private placement we intend to enter into in connection with the proposed merger.  We intend to inquire into business acquisition opportunities, and have entered into the merger agreement and intend to enter into the proposed private placement. Our goal is to increase stockholder value by changing our operations to a business that has the potential to generate greater returns to our stockholders and potential investors than the business we are currently in. Our authorized shares of Common Stock will need to be increased in order for the Company to have the necessary flexibility and ability to act quickly in connection with any business acquisition opportunities, to complete the merger and the private placement, and to issue the remaining shares issuable on conversion of Mr. Solomon’s note.

CURRENT CAPITALIZATION

As of May 27, 2010, there are 1,000,000 shares of $.01 par value preferred stock authorized, of which none are outstanding. There are 100,000,000 shares of Common Stock authorized. Of such authorized Common Stock, there are 96,305,617 shares outstanding.

EFFECTIVENESS OF THE SHARE INCREASE

The Share Increase will be effective upon the filing of the amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, the Company's state of incorporation. Our Board has discretion not to carry out the Share Increase if it determines that these actions will not be beneficial.

Currently, we plan to file the amendment to the Company’s Certificate of Incorporation, in the form attached as Annex 2, prior to effectiveness of the merger. There can be no assurance that the Company will complete the merger or related transactions.

EFFECTS OF THE SHARE INCREASE

The overall effect will be an increase in the authorized shares of the Company’s common stock from 100,000,000 to 500,000,000 and a reduction in the par value of our shares from $0.01 to $0.0001 per share. The unissued shares may be issued by our Board in its discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

The Board believes it advisable to increase in the number of authorized shares and reduce the par value per share for the reasons set forth above. However, this action is not being recommended by the Board as part of an anti-takeover strategy although the Board is aware that the increase in the number of authorized but unissued shares of Common Stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control us.

There is no accounting consequence to the increase in authorized shares.  The effect of the change in par value from $0.01 per share to $0.0001 will result an increase to additional paid-in capital and a decrease to common stock of equal and offsetting amounts computed using the number of shares outstanding at the date of the change in par value.  In addition, there would be no change to total stockholders’ deficit or earnings per share from an increase in authorized shares or a change in par value per share.

AMENDMENT TO CERTIFICATE OF INCORPORATION

If approved, the first paragraph of Article IV of the Company's Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

"The total number of shares of all classes of stock which the Corporation shall have authority to issue is 501,000,000, of which 500,000,000 shares of the par value of $0.0001 per share shall be a separate class designated as Common Stock and 1,000,000 shares of the par value of $0.0001 per share shall be a separate class designated as Preferred Stock."

The proposed amendment to our Certificate of Incorporation necessary to increase the number of authorized shares of the Company's common stock from 100,000,000 to 500,000,000 and reduce the par value from $0.01 per share to $0.0001 per share is described above.  A copy of the Certificate of Amendment to Amended and Restated Certificate of Incorporation which will accomplish this change is attached as Annex 2.

PROPOSAL 3
THE MERGER

QUESTIONS AND ANSWERS ABOUT THE MERGER

Following are questions and related answers that address some of the questions you may have regarding the pending merger transaction between GEM and CDSS, the share increase, the reverse split and related matters. These questions and answers may not contain all of the information relevant to you, do not purport to summarize all material information relating to the merger agreement, the charter amendments, or any of the other matters discussed in this information statement, and are subject to, and are qualified in their entirety by, the more detailed information contained or incorporated by reference in or attached to this information statement. Therefore, please carefully read this information statement, including the attached annexes, in its entirety.

Q: WHY ARE WE PROPOSING THE MERGER?

A: We believe that a merger between GEM and CDSS presents an opportunity to enhance stockholder value for both companies. CDSS is a shell corporation with no active operations, and substantially no operating assets or liabilities. Its common stock is traded on the Over-the-Counter Bulletin Board under the symbol “CWDW,” and has an active trading market. GEM has substantial business opportunities, but there is no public market for its common stock. The combination of the two companies and the access to an active trading market could provide liquidity for GEM investors and provide GEM with increased visibility within the investor community. The merger will also create a combined company with the potential of raising additional capital to finance further development of GEM’s products if needed. Stockholders of the combined company will be able to participate in the growth and opportunities that result from the merger.

To review the reasons for the merger in greater detail, see the section entitled “The Merger - Reasons for the Merger.”

Q: WHAT WILL HAPPEN IN THE MERGER?

A: In the proposed merger, CDSS Merger Corporation, a wholly-owned subsidiary of CDSS, will merge with and into GEM and, as a result, GEM will become a wholly-owned subsidiary of CDSS. In connection with the merger, CDSS will change its name to “Green Energy Management Services Holdings, Inc.” The merger agreement and amendment, which govern the merger, are attached to this information statement as Annexes 3 and 4. You are encouraged to read them carefully.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, each GEM stockholders’ shares will be converted into 0.352 shares of CDSS common stock. For example, if a GEM shareholder owned 1,000 shares of GEM common stock, those shares will be converted into 352 shares of CDSS common stock after the merger. There will be no exchange of stock certificates held by existing CDSS stockholders in connection with the merger. The shares of CDSS common stock that GEM stockholders receive will be restricted under the Securities Act of 1933, as amended (the “Securities Act”), just as shares of GEM common stock were restricted immediately prior to the merger. CDSS common stock is listed on Over the Counter Bulletin Board under the symbol “CWDW.” There will be no fractional shares exchanged in the merger, and there will be no need to pay cash in lieu of fractional shares.

If you are a CDSS stockholder, immediately prior to the effectiveness of the merger, pursuant to the reverse stock split described in Proposal 1, every 3 shares of CDSS common stock shall automatically be converted into one share of CDSS common stock. We will issue one additional share in the event that you would own a fractional share as a result of the reverse stock split.

Q: WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER ON GEM STOCKHOLDERS?

A: The material U.S. federal income tax consequences of the merger are described in more detail in the section entitled “The Merger — Material United States Federal Income Tax Consequences”. The tax consequences of the merger to you will depend upon your particular situation. You should consult your own tax advisor for a full understanding of the federal, state, local and foreign income and other tax consequences of the merger.

Q: SHOULD STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. CDSS will not be exchanging physical securities after the merger becomes effective.  At the time of closing of the merger, CDSS will instruct its transfer agent to adjust the stock ledger of CDSS to reflect the effects of the reverse stock split and the merger on the shares of CDSS stock held by current CDSS shareholders.  It will not be necessary for an exchange of physical securities to occur in order to reflect your new ownership interest.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: GEM and CDSS are working to complete the merger as quickly as practicable, and expect to complete the merger during the second quarter of 2010; however, the exact timing cannot be predicted.

Q: DO I HAVE APPRAISAL OR DISSENTER’S RIGHTS?

A: Yes, those holders of GEM common stock who have not consented to the merger are entitled to exercise appraisal rights in connection with the merger, subject to compliance with applicable procedures under Delaware law, as described in this information statement. Because CDSS’s stockholders are not being asked to relinquish their shares in connection with the merger, they are not entitled to appraisal rights.

The shareholders of GEM common stock unanimously approved this merger.  Those GEM shareholders who consented to the merger have waived their appraisal and dissenter’s rights under applicable Delaware law.

Q: WHOM SHOULD I CALL WITH QUESTIONS?

A: If you have any questions about the proposed merger or if you need additional copies of the information statement or the enclosed information, please call or write:

Green Energy Management Services, Inc. 381 Teaneck Road Teaneck, NJ 07666 Attn: Robert Weinstein (201) 530-1200	CDSS Wind Down Inc. 2100 McKinney Avenue, Suite 1500 Dallas, TX 75201 Attn: Steven B. Solomon (214) 750-2454

Q: ARE THE CDSS STOCKHOLDERS ALSO REQUIRED TO APPROVE THE MERGER?

A: Yes. The holders of a majority of the issued and outstanding common stock of CDSS, considered, voted on and adopted the proposal to approve entering into the transactions contemplated by the Merger Agreement, and to approve the merger, the reverse stock split, and the share increase. This consent of stockholders is sufficient to approve entering into the transactions. Accordingly, the actions will not be submitted to the other CDSS stockholders for a vote.

Q: WILL MY RIGHTS AS A GEM STOCKHOLDER CHANGE AS A RESULT OF THE MERGER?

A: No. Because the certificate of incorporation and bylaws of CDSS are being amended and restated at the time of the merger to read substantially the same as the certificate of incorporation and bylaws of GEM, your rights as a GEM stockholder will not change. There is a summary comparison of the rights of stockholders of CDSS and GEM starting on page ___ of this information statement.

If you are a CDSS stockholder, your rights will change because the certificate of incorporation and bylaws of CDSS are being amended and restated as described in this information statement. Additionally, the par value of your shares will change from $0.01 to $0.0001. Also, as a result of the reverse stock split and merger, CDSS stockholders will own approximately 87.7 million shares in the combined company, while GEM stockholders will own approximately 351 million shares in the combined company. Accordingly, your percentage ownership in CDSS will substantially decrease to approximately 20% of your prior ownership percentage as a result of the merger.

Q: IS EVERYONE TREATED EQUALLY IN THE MERGER AND RELATED TRANSACTIONS?

A: No. A number of directors and officers of GEM may have interests in the merger agreement and the merger that are different from those of GEM stockholders who are not also directors and officers. In addition, Steven B. Solomon, an officer, director and majority shareholder of CDSS, will have registration rights related to his shares, and will be able to exercise his conversion rights under his promissory note if the reverse split and share increase are adopted. These differences are explained in more detail on page ___ of this information statement.

Q: WHAT WILL HAPPEN IF THE MERGER IS NOT COMPLETED?

A: If the merger is not completed for any reason, GEM and CDSS may be subject to a number of other risks. GEM will continue to have no active trading market for its common stock, which would have an adverse impact on its ability to avail itself of the public markets for additional financing. CDSS will have no operating business and will continue as a shell. Both companies will incur the expenses associated with attempting to effectuate the merger and the transactions, and GEM may be required to pay a termination fee to CDSS in certain circumstances. The failure to consummate the merger could have an adverse impact on the price and trading of CDSS’s common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this document about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this document. The following cautionary statements identify important factors that could cause GEM’s, CDSS’s or the combined company’s actual results to differ materially from those projected in the forward-looking statements made in this document. Among the key factors that have a direct bearing on GEM’s, CDSS’s or the combined company’s results of operations are:

•	general economic and business conditions; the existence or absence of adverse publicity; changes in marketing and technology; changes in political, social and economic conditions;

•	competition in and general risks of the industries in which GEM operates;

•	success of acquisitions and operating initiatives; changes in business strategy or development plans; management of growth;

•	dependence on senior management; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs;

•	ability of GEM to retain and hire key executives, technical personnel and other employees;

•	ability of GEM to manage its growth and the difficulty of successfully managing a larger, more geographically dispersed organization;

•	ability of GEM to manage successfully its changing relationships with customers, suppliers, value-added resellers and strategic partners;

•	the impact of government regulation;

•	volatility in the stock price of CDSS;

•	the need and ability of GEM to obtain sufficient financing to meet potential capital requirements;

•	market acceptance of each of the companies’ products and services and the acceptance of GEM’s customers of GEM’s existing and new product and services offerings; and

•
the timing of other conditions associated with the completion of the merger, including without limitation the ability to raise $1.25 million in a private placement as a condition precedent to the merger.

These factors and the risk factors referred to below could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by CDSS, and you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and CDSS undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for CDSS to predict which will arise. In addition, CDSS cannot assess the impact of each factor on CDSS or the combined companies or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SUMMARY OF THE INFORMATION STATEMENT

This summary highlights selected information from this information statement. It does not contain all of the information that is important to you. CDSS urges you to read carefully the entire information statement and the other documents referred to in this information statement to fully understand the merger and related transactions. In particular, you should read the documents attached to this information statement, including the merger agreement and the amendment to the merger agreement, which are attached as Annexes 3 and 4. For a guide as to where you can obtain more information on CDSS, see the section entitled “Where You Can Find More Information” beginning on page [___]. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary of the information statement. As your approval of the merger and the other matters described in this information statement is neither required nor requested, we are not asking you for a proxy and you are requested not to send us a proxy.

The Companies
(Pages ___)

Green Energy Management Services, Inc.

GEM was incorporated in Delaware in March 2010.  GEM recently acquired Southside Electric, Inc., a New Jersey electrical contractor headquartered in Teaneck, New Jersey.  In connection with that acquisition, GEM moved its principal executive offices to 381 Teaneck Road, Teaneck, NJ 07666.

GEM is primarily involved in the distribution of energy efficient light induction units (the “Units”) to end users who utilize substantial quantities of electricity.  It maintains business operations on a nationwide basis, distributing products and services to municipal and commercial customers.

GEM has since its inception investigated a number of sources of capitalization and funding for its business operations.  Its business model relies heavily on sharing with its customers the cost savings associated with the installation of the Units.  As such, GEM requires sufficient working capital to install the Units, with its compensation coming principally after cost savings are recognized.

CDSS Wind Down Inc.

CDSS was incorporated in Delaware in December 1996.  Its principal executive offices are located at 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201.

The business was operated from May 17, 2002 until the sale of substantially all of its assets to McAfee, Inc. on December 4, 2006 when its operations ceased.   On December 4, 2006, Citadel Security Software Inc. and its subsidiaries (collectively, "Citadel" or the “Company”) closed the sale of substantially all of its assets to McAfee Security, LLC, a Delaware limited liability company and a wholly owned subsidiary of McAfee, Inc., pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement") between the Company and McAfee, Inc. and a subsidiary ("McAfee").  On December 12, 2006, Citadel Security Software Inc. changed its name to CDSS Wind Down Inc. (“CDSS”).  The Asset Purchase Agreement provided for the acquisition of substantially all of the assets (the “Assets”) and the assumption of certain identified liabilities of CDSS by McAfee (collectively, the "Sale").  The cash consideration received by CDSS for the purchase of the Assets and operating expense reimbursement was $60,020,579 in immediately available funds.  A distribution of $0.50 per share was made on January 5, 2007 to shareholders of record on January 2, 2007.  From December 5, 2006 and prior to December 31, 2009, all known liabilities associated with our prior operations were settled and all distributions to shareholders were made.

Up to and until the sale of substantially all of its assets, the Company was engaged in the development, marketing and licensing of security software products to large enterprises and government agencies.   Following the Sale, the Company has had no operations and no employees but has incurred costs and expenses associated with the wind down activities conducted under its prior plan of liquidation and dissolution (the “Plan of Liquidation”) and the costs to remain in SEC reporting compliance.

During 2009, the Board of Directors considered alternatives to liquidating or dissolving the Company including the potential for commencing a development stage company or the potential for acquiring an operating company in a merger or asset purchase transaction and determined on November 16, 2009 to terminate the Plan of Liquidation previously approved by the Board of Directors on October 13, 2006 and by the shareholders of the Company on December 1, 2006.

Currently, CDSS has no active business operations.

On April 30, 2004 the Company’s stock moved from the National Association of Securities Dealers (NASD) Over-the-Counter Bulletin Board (OTCBB) exchange to the NASDAQ Capital Market and traded under the symbol "CDSS".  On May 5, 2006 the Company's stock moved to the OTCBB following a delisting notice form the NASDAQ for failure to meet the $1 per share minimum trading price.  On January 11, 2007 the trading symbol became "CWDW" resulting from the name change described above.

CDSS Merger Corporation

c/o CDSS Wind Down Inc.
2100 McKinney Avenue, Suite 1500
Dallas, TX 75201

CDSS formed CDSS Merger Corporation solely for the purpose of effecting the merger. To date, the merger subsidiary has not conducted any activities other than those incidental to its formation and the execution of the merger agreement and related documents. Upon completion of the merger, the merger subsidiary will be merged with and into GEM and the separate existence of the merger subsidiary will end.

Approval of the Boards of Directors
(Pages ___)

Our respective boards of directors have determined that the merger is in the best interests of GEM and CDSS and their stockholders and unanimously approved the merger agreement and the transactions contemplated in the merger agreement and related documents. To review the factors considered by the boards of directors, see “The Merger - Reasons for the Merger.”

Written Consent; Record Date
(Pages ___)

Under Delaware corporate law and both companies’ bylaws, the companies’ stockholders may approve the merger and the transactions contemplated by the merger agreement by written consent of stockholders holding a majority of outstanding common stock. On March 20, 2010, at a duly-noticed shareholders meeting at which representatives of the beneficial owners of all shares of GEM stock were either present or voting by proxy, the shareholders unanimously approved the merger with CWDW.

On April 30, 2010, Steven B. Solomon exercised his right to convert a portion of the convertible promissory note and acquired 62,000,000 shares of CDSS's common stock, which, when combined with the approximately 6.9 million shares he then owned as of that date, constituted 71.5% of the outstanding shares of common stock of CDSS.  Mr. Solomon executed a written consent to approve the merger and any other transactions contemplated in the merger agreement, including the reverse stock split, and the share increase.  June __, 2010 was the record date for determining the CDSS stockholders entitled to receive notice of stockholder action by written consent and receive this information statement. This was also the record date for determining the number of shares of CDSS common stock outstanding and therefore the number of votes necessary to adopt the merger agreement and approve the related transactions. On June __, 2010, there were 96,305,617 shares of CDSS common stock outstanding and entitled to vote, with each share entitled to one vote.

Notwithstanding the execution and delivery of the written consents, federal securities laws provide that the merger may not be completed until 20 calendar days after the date this information statement is mailed to our stockholders. Therefore, the merger cannot be completed until that time has elapsed. We currently expect the merger to be completed as soon as the expiration of that 20 calendar day period, subject to obtaining all other regulatory approvals and other closing conditions.

The Merger
(Pages ___)

In the proposed merger, CDSS Merger Corporation, a wholly-owned subsidiary of CDSS will merge into GEM, with GEM as the surviving corporation. As a result, GEM will become a wholly-owned subsidiary of CDSS. Upon the effectiveness of the merger, CDSS’s name will be changed to “Green Energy Management Services Holdings, Inc.” THE MERGER AGREEMENT AND AMENDMENT ARE ATTACHED TO THIS INFORMATION STATEMENT AS ANNEX 3 AND ANNEX 4. YOU ARE ENCOURAGED TO READ THEM CAREFULLY.

What Will GEM Shareholders Receive in the Merger
(Pages ___)

In the merger, each share of GEM common stock will be converted into the right to receive 0.352 shares of CDSS common stock.

Ownership of CDSS After the Merger
(Page ___)

GEM and CDSS estimate that, after giving effect to the reverse stock split of CDSS the common stock, the share increase and the private placement, the number of shares of CDSS common stock to be issued to GEM stockholders in the merger will constitute approximately 80% of the outstanding common stock of the combined company after the merger.

Conditions to the Consummation of the Merger
(Pages ___)

The completion of the merger depends on the satisfaction or waiver of a number of conditions set forth in the merger agreement, including the following:

•	The representations and warranties of GEM and CDSS contained in the merger agreement shall be true and correct as of the closing of the merger;

•	GEM and CDSS shall have performed all covenants contained in the merger agreement;

•	There shall be no judgment, order, decree or injunction in effect that would prohibit the transactions contemplated by the merger agreement or adversely affect the rights of parties to the merger;

•	GEM shall not have engaged in any practice or act, or entered into any transaction outside the ordinary course of business, which results in a material adverse effect;

•	The merger shall have been duly approved by the shareholders of GEM and CDSS;

•	CDSS shall have completed a private placement with proceeds of at least $1.25 million;

•	GEM and CDSS shall have delivered customary documents and certificates duly executed in accordance with the merger agreement; and

•	The officers and directors of CDSS shall have resigned effective as of the Closing.

Termination of the Merger Agreement
(Pages ___)

•	GEM and CDSS may terminate the merger agreement by mutual written consent.

•	GEM may terminate the merger agreement:

•	in the event of an uncured breach of the merger agreement by CDSS;

•	if the closing of the merger has not occurred by the close of business on June 30, 2010; or

•	CDSS may terminate the merger agreement upon written notice at any time prior to the closing of the merger:

•	in the event of an uncured breach of the merger agreement by GEM;

•	if CDSS is not reasonably satisfied with the results of its due diligence;

•	if the closing of the merger shall not have occurred on or prior to June 30, 2010; or

•	if the board of directors of CDSS determines in good faith that failure to terminate the merger agreement would constitute a breach of the fiduciary duties of CDSS’s directors.

•
Either GEM or CDSS may terminate the merger agreement in the event that a governmental entity has issued a final non-appealable order restraining, enjoining or otherwise prohibiting the transactions contemplated in the merger agreement.

Reasons for the Merger
(Pages __ )

For a description of the reasons considered by the GEM board of directors, please see the section entitled “The Merger -Reasons for the Merger” beginning on page ___.

For a description of the reasons considered by the CDSS board of directors, please see the section entitled “The Merger -Reasons for the Merger” beginning on page ___.

Material United States Federal Income Tax Consequences
(Pages __ )

The merger is intended to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, in which case you would not recognize gain or loss on the exchange of GEM common stock for CDSS stock. However, neither GEM nor CDSS intends to request a ruling from the Internal Revenue Service, and neither GEM nor CDSS intends to request an opinion of their tax advisors, regarding the income or other tax consequences of the merger. No assurance can be given that the Internal Revenue Service or the courts will agree that the merger qualifies as a tax-free reorganization under Section 368(a). Furthermore, the tax consequences of the merger to you will depend on your own personal circumstances. Thus, you should consult your tax advisor regarding the tax consequences of the merger.

Accounting Treatment
(Page ___)

The merger will be treated as a recapitalization of GEM. GEM will be deemed the accounting acquirer under generally accepted accounting principles. The combined companies’ operating results will be consolidated as of the consummation of the merger.

Interests of Directors and Officers in the Merger
(Page ___)

GEM’s directors and executive officers have interests in the merger that are different from, or are in addition to, those of other stockholders that may make them more likely to approve and adopt the merger agreement and approve the merger. The merger agreement provides that the officers and directors of CDSS will resign effective as of the closing of the merger, and that the officers and directors of GEM immediately prior to the merger shall become the officers and directors of CDSS. Specifically, Michael Samuel and William “Chip” D’Angelo will become the directors of CDSS upon the effectiveness of the merger. Steven B. Solomon, John Leide, Chris A. Economou, Joe M. Allbaugh and Mark Rogers will receive registration rights with respect to their shares of CDSS stock.

The members of GEM’s board of directors were aware of, and considered the interests of, themselves and GEM’s executive officers in approving the merger and adopting the merger agreement.

The members of CDSS’s board of directors and special committee were aware of, and considered the interests of, themselves and CDSS’s executive officers in approving the merger and adopting the merger agreement.

Dissenters’ or Appraisal Rights
(Pages ___)

Under the laws of Delaware, where GEM is incorporated, holders of GEM common stock who have not consented to the merger and comply with the applicable requirements of Delaware law will have the right to receive an appraisal of the value of their shares in connection with the merger and to be paid such value in cash.

Quotation on OTC.BB
(Page ___)

The common stock of CDSS is currently traded on the “OTC Bulletin Board” under the symbol “CWDW.”

Risks of the Merger
(Pages ___ — ___)

We urge you to read carefully all of the factors described in “Risk Factors” beginning on page ___in connection with the transactions contemplated by the merger agreement.

Related Agreements
(Pages ___)

GEM, CDSS and certain CDSS shareholders will enter into a shareholders agreement upon consummation of the merger, and Michael Samuel and CDSS will enter into employment agreements upon consummation of the merger.  CDSS will further assume the employment agreement of GEM CFO Robert Weinstein effective April 15, 210 between GEM and Mr. Weinstein.  The terms and conditions of each of the foregoing agreements are described in “Related Agreements” beginning on page [___].

Unaudited pro forma condensed combined financial information

The unaudited pro forma financial statements reflect the merger between GEM and CDSS as though it occurred as of the dates indicated herein From a legal standpoint, CDSS is considered to be the acquirer. As the former shareholders of GEM will end up with approximately 80% of the outstanding voting common stock of CDSS and CDSS is a public shell company, from an accounting standpoint the transaction is considered to be a recapitalization of GEM.

The following unaudited pro forma condensed combined financial statements and related notes follow the legal form of the transaction presented to show the pro forma effects of the recapitalization of GEM assuming the merger been consummated as of December 31, 2009 and as of March 31, 2010 for the balance sheet and as of the beginning of the period for the year ended December 31, 2009 and the three months ended March 31, 2010 for the statements of operations.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the merger occurred on the dates referenced above and should not be viewed as indicative of operations in future periods.

The unaudited pro forma combined financial statements should be read in conjunction with the notes thereto, and the CDSS and GEM financial statements as of and for the year ended December 31, 2009 and the unaudited financial statements as of and for the three months ended March 31, 2010 included in this information statement.

Green Energy Management Services, Inc (“GEM”) was formed as a Delaware corporation on March 12, 2010 and on May 18, 2010 completed a share exchange with Southside Electric, Inc. (“Southside”) whereby GEM issued 124,436,841 shares of common stock in exchange for 100% ownership in Southside an S-Corporation.  GEM had no assets liabilities or operations prior to the transaction with Southside and at March 31, 2010 and December 31, 2009 GEM had no issued and outstanding shares of common or preferred stock.  The historical financial statements of GEM included in the Unaudited Combined Pro Forma Financial Statements represent the historical financial statements of Southside for the periods presented.

The pro forma adjustments include the accounting effects of (a) the recognition of a tax benefit of GEM’s S-Corp losses; (b) classification of GEM’s S-Corp undistributed losses to additional paid-in capital; (c) the 1 for 3 reverse stock split of  CDSS common stock; (d) The change in par value of CDSS common stock from $0.01 per share to $0.0001 per share; (e) the full conversion of the convertible promissory note payable including (f) the issuance of shares for $1,250,000 shares of common stock; and (g) the issuance of 351,691,756 shares of CDSS common stock in exchange for all of the outstanding shares of GEM.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AT MARCH 31, 2010

	Historical GEM	Historical CDSS Wind Down, Inc.	Pro forma Adjustments		Pro forma Combined
ASSETS
Current assets
Cash	$5,911	$506	$1,250,000	(F)	$1,256,417
Contract receivables	144,887	-			144,887
Total current assets	150,798	506	1,250,000		1,401,304

Property, plant & equipment, net	73,971	-			73,971
Tax asset	–		18,890	(A)	18,890
Total assets	$224,769	$506	$1,268,890		$1,494,165

LIABILITIES
Current liabilities
Line of credit	$195,000	$–			$195,000
Current portion of note payable	10,983	–			10,983
Accounts payable and accrued expenses	225,081	129,106			354,187
Sales tax liability	–	27,370			27,370
Convertible promissory note and accrued interest payable to officer – net of discount	–	28,638	$(28,638	) (E)	–
Advances from stockholder		75,703			75,703
Other liabilities	3,985	–			3,985
Total current liabilities	435,049	260,817	(16,826)		667,228

Long-term note payable	49,565				49,565

STOCKHOLDERS' DEFICIT
Preferred stock	–	–	–		–
Common stock	1,000	343,056	(228,703	)(C)	43,939
			(113,209	)(D)
			6,932	(E)
			694	(F)
			34,169	(G)
Additional paid-in capital		30,444,976	(241,955	)(B)	733,433
			228,703	(C)
			113,209	(D)
			71,667	(E)
			1,249,306	(F)
			(34,169	)(G)
			(31,098,304	)(G)
Accumulated deficit	(260,845)	(31,048,343)	18,890	(A)	–
			241,955	(B)
			(49,961	)(E)
			31,098,304	(G)
Total stockholders' deficit	(259,845)	(260,311)	1,297,528		777,372
Total liabilities and stockholders' deficit	$224,769	$506	$1,268,890		$1,494,165

Notes to pro forma balance sheet at March 31, 2010
(A)  To record pro forma tax asset and benefit on S-Corp loss for the three months ended March 31, 2010 assuming a 35% tax rate.
(B)  To reclassify S-Corp undistributed losses of GEM to additional paid-in capital net of effect of adjustment (A).
(C)  To record the effect of 1 for 3 reverse stock split.
(D)  To record effect of change in par value of post split common stock from $0.01 per share to $0.0001 per share.
(E)  To record the effect of the full conversion of the promissory note.
(F)  To record assumed effect of 6,944,445 post split common shares assumed issued for $1,250,000 in cash.
(G)  To record effect of issuing 351,691,756 common shares share exchange for 1,000 shares of GEM and the recapitalization to post merger equity structure.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2010

Historical GEM	Historical CDSS Wind Down, Inc.	Pro forma Adjustments	Pro forma Combined

Revenue	$201,727	$201,727
Cost of revenue	168,799	168,799
Gross profit	32,928	32,928

General and administrative	82,941	$30,944	113,885
Operating loss	(50,013)	(30,944)	(80,957)

Loss on sale of asset	(800)	(800)
Interest expense	(3,159)	(12,460)	(49,961	) (E)	(65,580)

Loss before income tax benefit	(53,972)	(43,404)	(49,961)	(147,337)

Income tax benefit	–	–	$(18,890	) (A)	(18,890)

Net loss	$(53,972)	$(43,404)	$(31,071)	$(128,447)

Basic and diluted loss per share	n/a	$(0.00)	$(0.00)

Basic and diluted weighted average number of shares outstanding	n/a	34,305,617	438,489,695	(B)

Notes to pro forma statement of operations for the three months ended March 31, 2010
n/a – Not applicable for S-Corp
(A)  To record pro forma tax asset and benefit on S-Corp loss for the year ended December 31, 2009 assuming a 35% tax rate.
(B)  Pro forma shares outstanding following the completion of the reverse split and the share exchange transaction.
(E)  To record the effect of the full conversion of the promissory note by charging unamortized note discount to interest expense.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AT DECEMBER 31, 2009

	Historical GEM	Historical CDSS Wind Down, Inc.	Pro forma Adjustments		Pro forma Combined
ASSETS
Current assets
Cash	$18,241	$581	$1,250,000	(F)	$1,268,822
Contract receivables	220,652	-			220,652
Prepaid expenses	3,710	-			3,710
Total current assets	242,603	581	1,250,000		1,492,184

Property, plant & equipment, net	79,339	-			79,339
Tax asset	–		31,215	(A)	31,215
Total assets	$321,942	$581	$1,281,215		$1,603,738

LIABILITIES
Current liabilities
Line of credit	$195,000	$–			$195,000
Current portion of note payable	10,877	–			10,877
Accounts payable and accrued expenses	222,370	117,033			339,403
Sales tax liability	–	26,722			26,722
Convertible promissory note and accrued interest payable to officer – net of discount	–	16,826	$(16,826	)(E)	–
Advances from stockholder	38,550	56,907			95,457
Other liabilities	3,802	–			3,802
Total current liabilities	470,599	217,488	(16,826)		671,261

Long-term note payable	52,351				52,351

STOCKHOLDERS' DEFICIT
Preferred stock	–	–	–		–
Common stock	1,000	343,056	(228,703	)(C)	43,939
			(113,209	)(D)
			6,932	(E)
			694	(F)
			34,169	(G)
Additional paid-in capital		30,444,976	(170,793	)(B)	836,187
			228,703	(C)
			113,209	(D)
			70,252	(E)
			1,249,306	(F)
			(34,169	)(G)
			(31,065,297	)(G)
Accumulated deficit	(202,008)	(31,004,939)	31,215	(A)	–
			170,793	(B)
			(60,358	)(E)
			31,065,297	(G)
Total stockholders' deficit	(201,008)	(216,907)	1,298,041		880,126
Total liabilities and stockholders' deficit	$321,942	$581	$1,281,215		$1,603,738

Notes to pro forma balance sheet at December 31, 2009
(A)  To record pro forma tax asset and benefit on S-Corp loss for the year ended December 31, 2009 assuming a 35% tax rate.
(B)  To reclassify S-Corp undistributed losses of GEM to additional paid-in capital net of effect of adjustment (A).
(C)  To record the effect of 1 for 3 reverse stock split.
(D)  To record effect of change in par value of post split common stock from $0.01 per share to $0.0001 per share.
(E)  To record the effect of the full conversion of the promissory note.
(F)  To record assumed effect of 6,944,445 post split common shares assumed issued for $1,250,000 in cash.
(G)  To record effect of issuing 351,691,756 common shares share exchange for 1,000 shares of GEM and the recapitalization to post merger equity structure.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECMBER 31, 2009

Historical GEM	Historical CDSS Wind Down, Inc.	Pro forma Adjustments	Pro forma Combined

Revenue	$1,697,321	$1,697,321
Cost of revenue	1,456,506	1,456,506
Gross profit	240,815	240,815

General and administrative	321,829	$82,264	404,093
Operating loss	(81,014)	(82,264)	(163,278)

Loss on sale of asset	(3.750)	(3,750)
Interest expense	(4,421)	(21,152)	(60,358)	(85,931)
Loss before income tax benefit	(89,185)	(103,416)	(60,358)	(252,959)

Income tax benefit	–	–	$(31,215	)(A)	(31,215)

Net loss	$(89,185)	$(103,416)	$(29,143)	$(221,744)

Basic and diluted loss per share	n/a	$(0.00)	$(0.00)

Basic and diluted weighted average number of shares outstanding	n/a	34,305,617	438,489,695	(B)

Notes to pro forma statement of operations for the year ended December 31, 2009
n/a – Not applicable for S-Corp
(A)  To record pro forma tax asset and benefit on S-Corp loss for the year ended December 31, 2009 assuming a 35% tax rate.
(B)  Pro forma shares outstanding following the completion of the reverse split and the share exchange transaction.
(E)  To record the effect of the full conversion of the promissory note by charging unamortized note discount to interest expense.

MARKET PRICE INFORMATION
AND RELATED STOCKHOLDER MATTERS

There has never a public market for shares of GEM common stock. As of May 27, 2010, there were approximately 16 holders of record of GEM common stock. GEM has not paid any cash dividends in the past and does not anticipate paying any cash dividends in the foreseeable future. GEM intends to retain earnings, if any, to finance the expansion of its business and fund ongoing operations for the foreseeable future.

CDSS’s common stock trades on the OTC Bulletin Board (“OTCBB”) under the symbol CWDW (prior to January 11, 2007, CDSS common stock traded under the symbol CDSS). The following table sets forth, for the periods indicated, the high and low closing sale prices for CDSS common stock as reported by the OTCBB and displayed on www.nasdaq.com. The quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions. The historical high and low prices below do not reflect the proposed 1 for 3 reverse stock split. Following the merger, we expect that CDSS common stock will continue to be quoted and traded on the OTCBB; however, we anticipate that we will change its trading symbol to “GEMS.”

	High	Low
Year Ended December 31, 2008:
Quarter ended March 31	$0.0040	$0.0020
Quarter ended June 30	0.0045	0.0010
Quarter ended September 30	0.0050	0.0010
Quarter ended December 31	0.0030	0.0005

Year Ended December 31, 2009:
Quarter ended March 31	0.0040	0.0010
Quarter ended June 30	0.0040	0.0009
Quarter ended September 30	0.0230	0.0015
Quarter ended December 31	0.1300	0.0200

Year Ended December 31, 2010:
Quarter ended March 31	0.1000	0.0150
Quarter ended June 30 (through May 27, 2010)	0.0630	0.0340

As of May 27, 2010, there were approximately 802 holders of record of our common stock.

On May 27, 2010, the latest practicable date before the mailing of this information statement, the last sale price of our common stock as reported on the OTCBB was $0.06 per share. On March 30, 2010, the last trading day prior to the public announcement of the merger, the last sale price of our common stock as reported on the OTCBB was $0.085 per share.

WHERE YOU CAN FIND MORE INFORMATION

CDSS files annual, quarterly and special reports, information statements and other information with the SEC. You may read and copy any reports, statements or information that CDSS files with the SEC at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The public reference room in Washington, D.C. is located at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings of GEM and CDSS are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at “http://www.sec.gov.”

GEM has supplied all information contained in this information statement relating to GEM. CDSS has supplied all information contained in this information statement relating to CDSS.

If you are a CDSS stockholder, you may obtain, without charge, a copy of the Annual Report on Form 10-K for the year ended December 31, 2010, and the most recent Quarterly Report on Form 10-Q of CDSS, including the financial statements required to be filed in such reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. You may also obtain copies of the exhibits to such reports, but CDSS will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to CDSS at the following address:

CDSS Wind Down Inc.
2100 McKinney Avenue
Dallas, TX 75201
Attn: Steven B. Solomon

Risk Factors

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION INCLUDED ELSEWHERE IN THIS INFORMATION STATEMENT AND THE DOCUMENTS THAT GEM AND CDSS HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. UNLESS THE CONTEXT REQUIRES OTHERWISE, THE USE OF THE COMPANIES, THE COMBINED COMPANY, “US,” OR “WE” REFERS TO THE COMBINED COMPANY OF GEM AND CDSS AFTER GIVING EFFECT TO THE MERGER. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO GEM AND CDSS OR THAT ARE NOT CURRENTLY BELIEVED TO BE IMPORTANT TO YOU, IF THEY MATERIALIZE, ALSO MAY ADVERSELY AFFECT THE MERGER AND THE PRICE OF OUR STOCK.

Investing in our common stock involves a high degree of risk.   Any of the following risks could materially adversely affect our business, operating results and financial condition and could result in a complete loss of your investment.

In addition to the other information in this Report, the following risk factors should be considered carefully in evaluating the Company and its business.   This disclosure is for the purpose of qualifying for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   It contains factors that could cause results to differ materially from such forward-looking statements.   These factors are in addition to any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statement.

The following matters, among other things, may have a material adverse effect on the business, financial condition, liquidity, or results of operations of the Company.   Reference to these factors in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of the following factors may cause actual results to differ materially from those in such forward-looking statement or statements.   Before you invest in our common stock, you should be aware of various risks, including those described below.   Investing in our common stock involves a high degree of risk.  You should carefully consider these risk factors, together with all of the other information included in this Report, before you decide whether to purchase shares of our common stock.  Our business and results of operations could be seriously harmed by any of the following risks.  The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks related to CDSS

WE HAVE A HISTORY OF NET LOSSES AND WILL NEED ADDITIONAL FINANCING TO CONTINUE AS A GOING CONCERN.

We have no revenues or earnings from operations, and there is a risk that we will be unable to continue as a going concern and consummate a business combination or other similar transaction.  We have no significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a merger or other business combination.  This may result in our incurring a net operating loss that will increase unless we consummate a business combination with a profitable business.  We cannot assure you that we can identify a suitable business opportunity and consummate a business combination, or that any such business will be profitable at the time of its acquisition by us or ever.

Historically, we have incurred recurring operating losses and have a stockholders' deficit at December 31, 2009 of approximately $164,000.  We had a cash balance of $581 at December 31, 2009 and gross current liabilities of approximately $277,000 before a non-cash note discount of approximately $60,000.  We expect that we will incur losses at least until we complete a business combination and perhaps after such a combination as well.  There can be no assurances that we will ever be profitable.   We have limited access to capital, no plans to raise capital and no third party sources of capital at December 31, 2009.  Our past funding needs of the business have been provided by financings through cash advances received from and notes payable issued to our Chief Executive Officer.   There can be no assurance that such funds will be available from this related party in the future.   Without additional funds there is an uncertainty as to whether we can continue as a going concern.

OUR CEO BENEFICIALLY OWNS A MAJORITY OF OUR VOTING SHARES.

On August 27, 2008, we and Steven B. Solomon, our Chief Executive Officer, President and Chairman of the Board of Directors, entered into a Convertible Promissory Note (the "Note").  The Note represents advances of approximately $69,451 made by Mr. Solomon to us through the issue date of the Note.   The Note bears interest at eight percent (8%) per year and is payable on August 27, 2010 or upon demand by Mr. Solomon.   If the Note had been converted in full, at December 31, 2009, Mr. Solomon would have received approximately 228,788,200 shares of the Company's common stock resulting in a beneficial ownership of 235,642,684 shares of the Company’s common stock by our CEO giving him potential control of the Company through the voting power over a majority of the shares of outstanding common stock.  During the second quarter of 2010, Mr. Solomon converted $18,821 of the convertible note payable into 62,000,000 shares of common stock of the Company, giving him more than 70% of the voting power and effective control of the Company.  Mr. Solomon retains the right to convert the remaining balance of the note payable of $50,630 into 166,788,200 shares of common stock when enough authorized shares become available.

WE HAVE NO OPERATIONS AND NO ASSURANCES OF BEGINNING OPERATIONS OR THAT WE WILL BE SUCCESSFUL IN IDENTIFYING, INITIATING OR ACQUIRING A BUSINESS.

At a Special Meeting of Stockholders held on December 1, 2006, our stockholders approved a plan of liquidation and dissolution (the "Plan of Dissolution"), previously approved by our board of directors on October 13, 2006.  In connection with the closing of the Asset Sale on December 4, 2006, our business and operations were effectively transferred to McAfee pursuant to the Asset Purchase Agreement, and we no longer have any significant operating assets or contracts.   Our current activities are limited to

▪	preparing and filing ongoing tax returns;
▪	complying with our Securities and Exchange Commission reporting requirements; and
▪	records storage.

From December 5, 2006 through December 31, 2009, all known liabilities associated with our prior operations were settled and all distributions to shareholders were made.   On November 16, 2009 the Board of Directors terminated the Plan of Liquidation previously approved by the Board of Directors on October 13, 2006 and by the shareholders of the Company on December 1, 2006.   Having discussed alternatives to liquidating or dissolving the Company, the Board of Directors considered alternatives to dissolution including the potential for commencing a development stage company or the potential for acquiring an operating company in a merger or asset purchase transaction.   While we have entered into the Merger Agreement, we cannot assure you that the Merger will be completed or that any suitable companies or operations may be identified, initiated or acquired in the future if the Merger is not completed.

OUR STOCK IS TRADED IN THE OVER THE COUNTER MARKET.

Our common stock trades on the OTC Bulletin Board.   The OTC Bulletin Board is generally considered to be a less efficient market, and our stock price, as well as the liquidity of our common stock, may be adversely impacted as a result.  The OTC Bulletin Board requires that listed companies remain current in their filings with the Securities and Exchange Commission.   If we are unable to remain current in our SEC filings, due to lack of funds or personnel or otherwise, we could be delisted from the OTC Bulletin Board, and our stock would trade, if at all, on the pink sheets.

OUR STOCK PRICE IS SUBJECT TO SIGNIFICANT FLUCTUATIONS AND VOLATILITY.

Due to the factors noted in this Report and other factors, our stock price has been and may continue to be subject to significant volatility.   We have experienced no revenue or earnings which have had an immediate and significant adverse effect on the trading price of our common stock.   This may occur again in the future.

IF WE LOSE THE SERVICES OF ANY OF OUR KEY PERSONNEL, INCLUDING OUR CHIEF EXECUTIVE OFFICER OR OUR DIRECTORS, OUR BUSINESS MAY SUFFER.

We are dependent on our key officers, including Steven B. Solomon, our Chairman and Chief Executive Officer and our directors.  Our business could be negatively impacted if we were to lose the services of one or more of these persons.   In addition, the loss of our CEO would eliminate our only source of funds to maintain compliance reporting requirements.

WE MAY BE ADVERSELY AFFECTED BY RECENT EVENTS IN THE CAPITAL AND CREDIT MARKETS.

Recent declines in consumer and business confidence and spending, together with severe reductions in the availability and cost of credit as well as volatility in the capital and credit markets, have adversely affected business and economic environments.   Any proposed acquisition is exposed to risks associated with the creditworthiness of suppliers, customers and business partners.   In particular, we may be exposed to risks associated with the ongoing decline of the markets.   These conditions have resulted in financial instability or other adverse effects at many prospective business partners.   Any of these events may adversely affect our cash flow, profitability and financial condition.

Moreover, the current worldwide financial crisis has reduced the availability of liquidity and credit to fund or support the continuation and expansion of business operations worldwide.   Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers.   Continued disruption of the credit markets has affected and could continue to adversely affect our ability to access credit from any proposed business combination.

OUR OFFICERS AND DIRECTORS HAVE CONFLICTS OF INTEREST.

We intend to enter into a shareholders agreement in connection with the Merger, pursuant to which Mr. Solomon and other directors, among other parties, will receive registration rights to permit them to resell their shares of our stock.  In addition, if we do not complete the Merger, the possibility exists that we may acquire or merge with a different business or company in which our executive officers, directors, beneficial owners or their affiliates may have an ownership interest.  A transaction of this nature would present a conflict of interest for those parties with a managerial position and/or an ownership interest in both the Company and the acquired entity.  An independent appraisal of the acquired company may or may not be obtained in the event a related party transaction is contemplated.

WE MAY BE SUBJECT TO FINAL EXAMINATIONS BY TAXING AUTHORITIES ACROSS VARIOUS JURISDICTIONS WHICH MAY IMPACT THE AMOUNT OF TAXES THAT WE PAY.

In evaluating the exposure associated with various tax filing positions, we accrue charges for probable exposures.  At December 31, 2009, we believe we have no probable exposures.  To the extent we were not to prevail in matters for which accruals would have been established or be required to pay amounts in excess of any such accruals, our effective tax rate in a given financial statement period could be materially affected.  Significant judgment is required in determining our provision for income taxes.  In the ordinary course of business, there are many transactions for which the ultimate tax outcome is uncertain.  Our reported results may be subject to final examination by taxing authorities.  Because many transactions are subject to varying interpretations of the applicable federal, state or foreign tax laws, our reported tax liabilities and taxes may be subject to change at a later date upon final determination by the taxing authorities.  The impact of this final determination on our estimated tax obligations could increase or decrease amounts of cash available to us, perhaps significantly.

OUR ASSUMPTIONS REGARDING THE FEDERAL TAX CONSEQUENCES OF THE ASSET SALE MAY BE INACCURATE.

The Sale was a taxable transaction to us for federal and state income tax purposes.  We recognized a gain on the Sale and remitted the taxes computed and reported to the respective federal and state tax jurisdictions.  After filing of federal income tax returns by us and our subsidiaries, we utilized net operating loss carryforwards of approximately $44 million, including losses arising prior to and after the date of our 2002 spin-off from our former parent company, to offset taxable income for the year ended December 31, 2006.  We believe we have sufficient usable net operating losses to offset substantially all of the income or gain computed and reported by us for federal and state income tax purposes, including any alternative minimum tax, resulting from the Sale. Until such time as the statute of limitations expires in each of the tax jurisdictions there can be no assurance that the Internal Revenue Service or other relevant state tax authorities will ultimately assent to our tax treatment of the asset sale or utilization of the net operating loss carryforwards to offset the taxable income ultimately determined by a relevant tax authority.  To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in re-characterizing the tax treatment of the asset sale or the utilization net operating loss carryforwards, there may be adverse tax consequences to us and our stockholders, including that we could owe income taxes in an amount up to the entire purchase price and our common stockholders could be required to return any distributions they have received.

OUR ASSUMPTION THAT WE WILL NOT HAVE TO PAY TEXAS FRANCHISE TAX AS A RESULT OF THE CLOSING OF THE ASSET PURCHASE AGREEMENT MAY BE INACCURATE.

We do not believe we will be obligated to pay any Texas franchise tax as a result of the closing of the Asset Sale.  Beneficial ownership of all of our assets was held by our subsidiary Canberra Operating, L.P., a Texas limited partnership, and Texas franchise tax did not apply to dispositions of assets by limited partnerships.  To confirm our position, following the closing we applied to the Texas Comptroller of Public Accounts for a statement that no franchise or sales tax was due as a result of the closing of the Asset Purchase Agreement.  If the Texas Comptroller challenges our position, we could be required to pay the Texas franchise tax and our stockholders could be required to return any distributions they have received.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND STOCK PRICE.

Section 404 of the Sarbanes-Oxley Act of 2002 (“the Sarbanes-Oxley Act”) requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting in our annual report on Form 10-K.  That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified.

We have identified material weaknesses in our internal controls over financial reporting.  See “Item 9A(T)—Controls and Procedures—Management’s Report on Internal Control Over Financial Reporting” for a discussion of these material weaknesses.  During 2009 and as of the date of this Annual Report on Form 10-K, we strengthened our processes regarding documentation deficiencies and increased the involvement of the board of directors to improve the lack of segregation of duties as discussed at Item 9A(T)—“Controls and Procedures—Management’s Report on Internal Control Over Financial Reporting” but there can be no assurance that these measures have been or will be successful.   If we are unsuccessful, our business and operating results could be harmed and the reliability of our financial statements could be impaired, which could adversely affect our stock price.  The requirements of Section 404 of the Sarbanes-Oxley Act are ongoing, costly and also apply to future years.  We cannot assure you that in the future additional material weaknesses or significant deficiencies will not exist or otherwise be discovered or that we will have sufficient cash available to improve deficient internal controls.

Risks Relating to the Proposed Merger

GEM AND CDSS MAY NOT ACHIEVE THE BENEFITS THEY EXPECT FROM THE MERGER, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANIES’ BUSINESS, FINANCIAL, AND OPERATING RESULTS.

GEM and CDSS entered into the merger agreement with the expectation that the merger will result in benefits to the combined company arising out of the combination of the businesses of GEM and active trading market for CDSS’s common stock. To realize any benefits from the merger, the combined company’s stock must continue to trade on the OTCBB following the merger. In addition, we will face the following post-merger challenges:

•	retaining the management and employees of GEM;

•	developing new products and services that utilize the assets and resources of GEM; and

•	retaining existing strategic partners and suppliers of GEM.

If the combined company is not successful in addressing these and other challenges, then the benefits of the merger will not be realized and, as a result, the combined company’s operating results and the market price of CDSS’s common stock may be adversely affected. These challenges, if not successfully met by the combined company, could result in possible unanticipated liabilities, unanticipated costs, diversion of management attention and loss of personnel. Neither GEM nor CDSS can assure you that we will be able to profitably manage the combined company.

THE ISSUANCE OF SHARES OF CDSS’S COMMON STOCK TO GEM STOCKHOLDERS IN THE MERGER WILL SUBSTANTIALLY DILUTE THE PERCENTAGE OWNERSHIP INTERESTS OF CURRENT CDSS STOCKHOLDERS.

If the merger is completed, it is anticipated that CDSS will issue to GEM stockholders approximately 352 million shares of CDSS common stock. Upon completion of the merger, the former GEM stockholders will be issued shares of our common stock, representing in the aggregate approximately 80% of CDSS common stock on a fully-diluted basis immediately following the merger. The issuance of CDSS common stock to GEM stockholders will cause a significant reduction in the relative percentage interest of current CDSS stockholders in CDSS’s earnings, if any, voting power and market capitalization.

IF WE PROCEED WITH THE MERGER, GEM STOCKHOLDERS WILL RECEIVE 0.352 SHARES OF CDSS COMMON STOCK FOR EACH SHARE OF GEM COMMON STOCK REGARDLESS OF CHANGES IN THE MARKET VALUE OF CDSS COMMON STOCK.

Each share of GEM common stock will be exchanged for 0.352 shares of CDSS common stock upon completion of the merger. This exchange ratio is a fixed number and the merger agreement does not contain any provision to adjust this ratio for changes in the market price of CDSS’s common stock. Neither party is permitted to terminate the merger agreement solely because of changes in the market price of CDSS common stock. Consequently, the specific dollar value of CDSS’s common stock to be received by GEM stockholders will depend on the market value of CDSS common stock at the time of completion of the merger and may increase or decrease from the date of the merger agreement. You are urged to obtain recent market quotations for CDSS common stock. Neither GEM nor CDSS can predict or give any assurances as to the market price of CDSS common stock at any time before or after the merger. The price of CDSS common stock may vary because of factors such as:

•	changes in the business, operating results or prospects of GEM or CDSS;

•	actual or anticipated variations in quarterly results of operations of GEM or CDSS;

•	market assessments of the likelihood that the merger will be completed;

•	the timing of the completion of the merger;

•	sales of CDSS common stock;

•	additions or departures of key personnel of GEM or CDSS;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by GEM;

•	conditions or trends in GEM’s industry;

•	announcements of technological innovations, new products or services by GEM, or its competitors;

•	changes in market valuations of other competing companies;

•	the prospects of post-merger operations;

•	regulatory considerations; and

•	general market and economic conditions.

If the merger is successfully completed, holders of GEM common stock will become holders of CDSS common stock. GEM’s business differs from CDSS’s business, and GEM’s results of operations may be affected by factors different than those affecting CDSS’s results of operations and the price of CDSS’s common stock. CDSS does not currently have any active operations.

IF THE COSTS ASSOCIATED WITH THE MERGER EXCEED THE BENEFITS, THE COMBINED COMPANY MAY EXPERIENCE ADVERSE FINANCIAL RESULTS, INCLUDING INCREASED LOSSES.

GEM and CDSS will incur significant transaction costs as a result of the merger, including legal and accounting fees that may exceed their current estimates. In addition, GEM and CDSS expect that the combined company will incur consolidation and integration expenses, which they cannot accurately estimate at this time. Actual transaction costs may substantially exceed the current estimates of GEM and CDSS and may affect the combined company’s financial condition and operating results negatively. If the benefits of the merger do not exceed the costs associated with the merger, including any dilution to CDSS’s stockholders resulting from the issuance of shares in connection with the merger, the combined company’s financial results could be adversely affected, resulting in, among other things, increased losses.

NO INDEPENDENT FINANCIAL ADVISOR.

Neither GEM nor CDSS has engaged an independent financial advisor to consult on the relative advantages and disadvantages of the transactions. Therefore, the stockholders of both companies are dependent solely on the judgment of the board of directors of each company.

The market price of CDSS’s common stock may decline as a result of the merger for a number of reasons, including if:

•	the combined company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts;

•	the effect of the merger on the combined company’s financial results is not consistent with the expectations of financial or industry analysts; or

•	significant stockholders of GEM or CDSS decide to dispose of their stock following completion of the merger.

SALES OF SUBSTANTIAL AMOUNTS OF CDSS COMMON STOCK IN THE PUBLIC MARKET AFTER THE PROPOSED MERGER COULD MATERIALLY ADVERSELY AFFECT THE MARKET PRICE OF CDSS COMMON STOCK.

Based on the number of shares of GEM common stock outstanding as of May 27, 2010, at the closing of the merger, CDSS will issue approximately 352 million shares of CDSS common stock to GEM stockholders in the merger. The sale of substantial amounts of CDSS common stock may result in substantial fluctuations in the price of CDSS common stock. In addition, sales of a substantial number of shares of CDSS common stock within a short period of time could cause CDSS stock price to fall. The sale of these shares could also impair the combined company’s ability to raise capital through sales of additional common stock.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT GEM AND CDSS, INCLUDING THE MARKET PRICE OF CDSS COMMON STOCK.

The obligations of CDSS and GEM to complete the merger are subject to the satisfaction or waiver of certain conditions. See “The Merger Agreement — Conditions to the Consummation of the Merger” on pages [___] to [___] of this information statement for a discussion of these conditions. If these conditions are not satisfied or waived, the merger may not be completed. If the merger is not completed for any reason, both CDSS and GEM may be subject to other material risks, including:

•
a negative effect on the stock trading price of CDSS common stock to the extent that the current market price reflects a market assumption that the merger will be completed (GEM does not currently have an active trading market for its common stock);

•	GEM may be required to pay a termination fee; and

•	costs related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed.

GEM’S OFFICERS AND DIRECTORS HAVE INTERESTS DIFFERENT FROM YOURS THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE MERGER.

The terms of the merger agreement and the agreements contemplated thereby affect the directors and officers of GEM in ways that may create interests for them in the merger that are different from, or in addition to, yours. These interests include:

•
the existing rights to indemnification benefiting GEM’s directors and officers found in GEM’s certificate of incorporation or bylaws, applicable law or other sources will be duplicated in CDSS’s certificate of incorporation and will continue indefinitely.

•
Messrs. Samuel and Weinstein, GEM’s Chief Executive Officer and Chief Financial Officer, will either enter into new employment agreements with GEM or will transfer their existing employment agreements with GEM in connection with closing of the merger. Each of these agreements is described in “Related Agreements” beginning on page [___]; and

Messrs. Solomon, CDSS’s Chief Executive Officer, John Leide, Chris A. Economou, Joe M. Allbaugh and Mark Rogers will be granted registration rights which will not be available to other shareholders.

UNCERTAINTY REGARDING THE MERGER AND THE EFFECTS OF THE MERGER COULD CAUSE EACH COMPANY’S CUSTOMERS OR STRATEGIC PARTNERS TO DELAY OR DEFER DECISIONS.

GEM’s customers and strategic partners, in response to the announcement of the merger, may delay or defer decisions, which could have a material adverse effect on the business of the relevant company, regardless of whether the merger is ultimately completed.

THE MERGER MAY FAIL TO QUALIFY AS A TAX-FREE REORGANIZATION FOR FEDERAL INCOME TAX PURPOSES, RESULTING IN YOUR RECOGNITION OF TAXABLE GAIN OR LOSS IN RESPECT OF YOUR GEM SHARES.

The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The Internal Revenue Service will not provide a ruling on the matter, nor will GEM obtain an opinion from its legal counsel that the merger will constitute a tax-free reorganization for federal income tax purposes. No assurance can be given that the Internal Revenue Service or the courts will agree that the merger qualifies as a tax-free reorganization under Section 368(a). If the merger fails to qualify as a reorganization, you generally would recognize gain or loss on each share of GEM common stock surrendered in an amount equal to the difference between the sum of the amount of cash and/or the fair market value of CDSS common stock received for each such share of GEM common stock and your adjusted tax basis in such share.

Risks Relating to the Business and Operations of GEM Following the Merger

OUR LIMITED OPERATING HISTORY MAY MAKE IT DIFFICULT TO EVALUATE OUR BUSINESS TO DATE AND OUR FUTURE VIABILITY.

 We are in the early stage of operations and development, and have only a limited operating history on which to base an evaluation of our business and prospects, having just commenced operations in March 2010 in accordance with our new business plan and entry into the energy efficiency services  industry. In addition, our operations and developments are subject to all of the risks inherent in the growth of an early stage company. We will be subject to the risks inherent in the ownership and operation of a company with a limited operating history such as fluctuations in revenues and expenses, competition, the general strength of regional and national economies, and governmental regulation. Any failure to successfully address these risks and uncertainties would seriously harm our business and prospects. We may not succeed given the technological, marketing, strategic and competitive challenges we will face. The likelihood of our success must be considered in light of the expenses, difficulties, complications, problems and delays frequently encountered in connection with the growth of a new business, the continuing development of new technology, and the competitive and regulatory environment in which we operate or may choose to operate in the future. We have generated limited revenues to date, and there can be no assurance that we will be able to successfully develop our products and penetrate our target markets.

WE EXPECT TO CONTINUE TO INCUR OPERATING LOSSES, AND IF WE ARE NOT ABLE TO RAISE NECESSARY ADDITIONAL FUNDS, WE MAY HAVE TO REDUCE OR STOP OPERATIONS.

We have not generated material revenues or become profitable, may never do so, and may not generate sufficient working capital to cover the cost of operations. No party has guaranteed to advance additional funds to us to provide for any operating deficits. Until we begin generating revenue, we may seek funding through the sale of equity, or securities convertible into equity, further dilution to our then existing stockholders may result. If we raise additional capital through the incurrence of debt, our business may be affected by the amount of leverage we incur, and our borrowings may subject us to restrictive covenants. Additional funding may not be available to us on acceptable terms, or at all. If we are unable to obtain adequate financing on a timely basis, we may be required to delay, reduce or stop operations, any of which would have a material adverse effect on our business.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO RETAIN OUR MANAGERIAL PERSONNEL AND TO ATTRACT ADDITIONAL PERSONNEL.

Our success will depend largely on our ability to attract and retain managerial personnel. Competition for desirable personnel is intense, and we cannot guarantee that we will be able to attract and retain the necessary staff. The loss of members of managerial or sales staff could have a material adverse effect on our future operations and on successful development of products and services for our target markets. The failure to maintain our management, particularly our Chief Executive Officer and Chief Financial Officer, and to attract additional key personnel could materially adversely affect our business, financial condition and results of operations. Although we intend to provide incentive compensation to attract and retain our key personnel, we cannot guarantee that these efforts will be successful.

We will need to expand our finance, administrative, business development, sales and marketing, and operations staff. There are no assurances that we will be able to make such hires. In addition, we may be required to enter into relationships with various strategic partners and other third parties necessary to our business. Planned personnel may not be adequate to support our future operations, management may not be able to hire, train, retain, motivate and manage required personnel or management may not be able to identify, manage and exploit existing and potential strategic relationships and market opportunities. If we fail to manage our growth effectively, it could have a material adverse effect on our business, results of operations and financial condition.

WE NEED TO DEVELOP OUR FINANCIAL AND REPORTING PROCESSES, PROCEDURES AND CONTROLS TO SUPPORT OUR ANTICIPATED GROWTH.

We have not historically invested significantly in our financial and reporting systems. To comply with our public reporting requirements, and manage the anticipated growth of our operations and personnel, we will be required to improve existing or implement new operational and financial systems, processes and procedures, and to expand, train and manage our employee base. Our current and planned systems, procedures and controls may not be adequate to support our future operations.

The laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed by the Securities and Exchange Commission, will result in increased costs to us as we evaluate the implications of any new rules and respond to their requirements. New rules could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. We cannot predict or estimate the amount of the additional costs we may incur or the timing of such costs to comply with any new rules and regulations, or if compliance can be achieved.

MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING MAY MAKE IT DIFFICULT TO ACCURATELY EVALUATE OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Any material weaknesses in our internal control over financial reporting could result in errors in our financial statements, which could erode market confidence in our company, and make it more difficult to raise needed additional funds, and adversely affect the market price of our common stock, if such a market ever develops.

RISKS RELATED TO OUR INDUSTRY AND COMPETITION.

The markets for our installation and maintenance services are highly competitive. In the efficiency lighting contracting market, we compete with companies that service and/or sell LED and induction lighting equipment and services. Competitors could offer aggressive pricing for their services and claims of improved lighting performance and energy efficiency. Competitive pricing pressures could establish a rate of decline of our contracting services prices.

With the growth potential for LEDs and induction lighting based upon the potential for cost savings by our customers, we may face increased competition in the future.  Additionally, new technologies could emerge or improvements could be made in existing technologies that may also reduce the demand for LEDs and induction lighting in certain markets.

As competition increases, we need to continue to utilize new products and provide innovative services that enable our customers to save on electrical costs and lighting-related maintenance. Additionally, we anticipate that increased competition for these competitors will result in pressure to lower the selling prices of our products and services. Competitors may also try to align with some of our strategic customers. This could mean lower prices for our products and services, reduced demand for our products and services and a corresponding reduction in our ability to recover engineering and overhead costs. Any of these developments could have an adverse effect on our business, results of operations or financial condition.

RISKS RELATED TO OUR COMMON STOCK.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR STOCKHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. If no market is ever developed for our shares, it will be difficult for stockholders to sell their stock. In such a case, stockholders may find that they are unable to achieve benefits from their investment.

IF A MARKET FOR OUR COMMON STOCK DEVELOPS, OUR STOCK PRICE MAY BE VOLATILE.

If a market for our common stock develops, the price at which our common stock will trade may be highly volatile and may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of financial results, new products or services by us or competitors, regulatory matters, acquisitions or strategic alliances by us or our competitors, recruitment or departures of key personnel, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

OVER 14% OF OUR POST MERGER SHARES OF COMMON STOCK WILL BE CONTROLLED BY A SINGLE STOCKHOLDER WHO MAY HAVE THE ABILITY TO SUBSTANTIALLY INFLUENCE THE ELECTION OF DIRECTORS AND THE OUTCOME OF MATTERS SUBMITTED TO STOCKHOLDERS.

As of May 27, 2010, affiliates of Michael Samuel, Chairman, President and Chief Executive Officer of GEM (the “Affiliates”) indirectly own approximately 65.6 million shares, which represent 14.9% of our approximately 438 million shares of outstanding common stock following the close of the merger. As a result, the affiliates may have the ability to significantly influence the outcome of issues submitted to our stockholders. The interests of the Affiliates may not always coincide with our interests or the interests of other stockholders, and it may act in a manner that advances its best interests and not necessarily those of other stockholders. One consequence to the Affiliates’ interest is that it may be difficult for investors to remove management of the company. It could also deter unsolicited takeovers, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

INVESTORS’ INTERESTS IN OUR COMPANY WILL BE DILUTED AND INVESTORS MAY SUFFER DILUTION IN THEIR NET BOOK VALUE PER SHARE IF WE ISSUE ADDITIONAL SHARES OR RAISE FUNDS THROUGH THE SALE OF EQUITY SECURITIES.

In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change in our control.

WE HAVE NEVER PAID CASH DIVIDENDS AND DO NOT INTEND TO DO SO.

We have never declared or paid cash dividends on our common stock. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

GEM WILL NEED ADDITIONAL FINANCING.

GEM will need additional financing to maintain and expand its business, and such financing may not be available on favorable terms, if at all. GEM intends to finance the combined business through the private placement and public offering of equity and debt securities. GEM has historically financed its operations through working capital and from equity investments. If GEM needs additional financing, GEM cannot assure you that it will be available on favorable terms, if at all. If GEM needs funds and cannot raise them on acceptable terms, GEM may not be able to:

•	execute its growth plans;

•	take advantage of future opportunities, including synergistic acquisitions;

•	respond to customers and competition; or

•	remain in operation.

THE MERGER

This section of the information statement and the next section entitled “The Merger Agreement” describe the transactions. Although we believe that the description in this section covers the material terms of the merger and the transactions, this summary may not contain all of the information that is important to you. You should carefully read the entire information statement and the other documents we refer to or incorporate by reference in this information statement for a more complete understanding of the merger agreement and the transactions.

General

The merger agreement provides that, at the effective time of the merger, CDSS Merger Corporation, a wholly-owned subsidiary of CDSS, will merge with and into GEM, with GEM continuing in existence as the surviving corporation and a wholly-owned subsidiary of CDSS. Each share of GEM common stock issued and outstanding at the effective time of the merger will be converted into one share of CDSS common stock. Upon completion of the merger, GEM will be a wholly-owned subsidiary of CDSS.

There are no outstanding options or warrants to purchase common stock of GEM in existence immediately prior to the merger.

In connection with the merger, CDSS will effect a reverse stock split whereby immediately prior to the effectiveness of the merger, every 3 shares of CDSS common stock will be automatically converted into one share of CDSS common stock, and amend its certificate of incorporation to increase its authorized number of shares of common stock to 500 million from 100 million. Upon the effectiveness of the merger CDSS will amend and restate its certificate of incorporation such that it reads substantially the same as GEM’s certificate of incorporation immediately prior to the merger, and to change CDSS’s name to Green Energy Management Systems Holdings, Inc. CDSS will also amend and restate its bylaws to read substantially the same as GEM’s bylaws immediately prior to the merger.

Also in connection with the merger, the officers and directors of CDSS will resign effective as of the merger, and the officers and directors of GEM shall become the officers and directors of CDSS.

Background of the Merger

In December 2006, CDSS sold substantially all of its assets to McAfee, Inc. and paid a distribution to its common stockholders.  CDSS changed its name from Citadel Security Software Inc. to CDSS Wind Down Inc. and adopted a plan of liquidation.  In 2009, the Board of CDSS considered alternatives to liquidating or dissolving the Company including the potential for commencing a development stage company or the potential for acquiring an operating company in a merger or asset purchase transaction and determined on November 16, 2009 to terminate the Plan of Liquidation previously approved by the Board of Directors on October 13, 2006 and by the shareholders of the Company on December 1, 2006.  CDSS’s goal was to realize value for shareholders through a merger or asset purchase transaction or similar transaction.

GEM has since its inception investigated a number of sources of capitalization and funding for its business operations.  Its business model relies heavily on sharing with its customers the cost savings associated with the installation of the Units.  As such, GEM requires sufficient working capital to install the Units, with its compensation coming only after cost savings are recognized.

GEM’s common stock is not publicly trading, while CDSS’s common stock is publicly traded on the OTC Bulletin Board. In March, 2010, GEM, when formed, believed that there is a significant, burgeoning market for its products and services. The growth of GEM, though, would require equity financing to fund project which require up-front working capital and the recouping of funds later in the life of the customer contracts. GEM desired to effectuate a reverse merger with a shell corporation with free trading shares in the public market to help facilitate financing of its operating business. CDSS desired to acquire an operating business with an experienced management team.

Following intensive negotiations commencing in early March 2010 and continued over the following weeks, the boards of directors of CDSS and GEM approved the merger agreement, and the parties executed the merger agreement on March 29, 2010.

Reasons for the Merger

In reaching the decision to adopt the merger agreement and recommend it for approval by the respective stockholders of GEM and CDSS, the boards of directors consulted with respective management, as well as consultants and legal advisors. As discussed in greater detail below, these consultations included discussions regarding GEM’s strategic business plan, the costs and risks of executing that business plan as an independent company, its past and current business operations and financial condition, and its future prospects, the strategic rationale for the potential transaction with CDSS, and the terms and conditions of the merger agreement.

In approving the merger agreement, the board of directors of GEM considered reasons why the merger should be beneficial to GEM and its stockholders. These potential benefits included the following:

•
the merger into CDSS, which is listed on the “OTC Bulletin Board” and which has an active trading market, could provide GEM with access to an active trading market which could in turn increase the liquidity of its investors’ shares and provide increased exposure for GEM within the investor community;

•
the ability of the combined company to secure investor capital and financing for expansion of GEM’s business will be enhanced by having access to publicly-traded stock, which will increase the market in which GEM can secure necessary capital; ;

•	dissenters’ rights would be available to our stockholders under applicable state law;

•	the market potential for GEM’s technology, both in the current state of the industry and with future competition factored into the decisional calculus;

•	GEM’s success and potential in establishing its products and services;

•	GEM’s financial condition;

•	apart from the approval by our stockholders, completion of the merger would not require any material consents or approvals; and

•
based on our historical efforts to pursue alternative transactions and familiarity with the companies in our industry, our management did not believe we would be able to complete a transaction that would provide the same or greater value to our stockholders within a reasonable time frame.

CDSS also considered the following additional factors:

•	GEM’s success and potential in energy efficient LED lighting and solar energy markets and entering into contracts for deploying LED lighting and benefiting from its clients’ cost savings;

•	the market potential for GEM’s technology;

•	the potential ability of the combined company to secure investor capital and financing for expansion of GEM’s business;

•	the historical, current and prospective financial condition, results of operations and cash flows of CDSS, taking into account the current lack of an operating business;

•
CDSS’s dependence on financing from its largest shareholder to meet operating costs and the lack of commitment from that shareholder that such financing will continue, with the result that CDSS could be forced to cease operations if funds were not made available; and

•	the remote likelihood that potential alternative transactions will be available to CDSS, or if available, such transactions would be acceptable to CDSS.

The boards of GEM and CDSS also considered a number of potentially negative factors in its deliberations:

•	the loss of control by CDSS stockholders over the future operations of the combined company;

•
that, while the transaction is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the transaction would be met, and as a result, it is possible that the transaction may not be completed even if approved by the companies’ respective stockholders (see “Conditions to Consummation of the Merger,” beginning on page (___);

•
that, if the transaction does not close, the parties would have significant expenses and that the respective management teams would have expended extensive efforts to attempt to complete the transaction;

•	the risk that the potential benefits of the merger might not be achieved and that GEM’s cash requirements could adversely affect the operations of the combined company; and

•	other risk factors described under the section entitled “Risk Factors.”

In addition to the factors considered above, in coming to its determinations, our board of directors was aware of the interests that some of our executive officers and directors have with respect to the transaction in addition to their interests as our stockholders generally. See “Interests of Our Executive Officers and Directors in the Merger,” beginning on page [___].

The foregoing discussion of the information and factors discussed and considered by the respective boards of directors is not meant to be exhaustive, but includes the material factors considered by the boards of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the boards of directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the individual factors considered in reaching its determination. In considering the factors listed above, individual members of the boards may have given different weight to different factors. However, each board of directors concluded that the potential benefits of the transaction outweighed the potential negative factors and that, overall, the proposed transaction had greater potential benefits for each of GEM and CDSS and its stockholders than other strategic alternatives.

Recommendation of the Boards

Taking into account all of the material facts, matters and information, including those described above, our respective boards of directors believe that the merger agreement is advisable and fair to and in the best interests of each of GEM and CDSS and their respective stockholders.

No Independent Financial Advisor

Neither GEM nor CDSS has engaged an independent financial advisor to consult on the relative advantages and disadvantages of the transactions.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion summarizes certain material United States federal income tax consequences of the merger and the reverse stock split assuming that the merger is effected as described in the merger agreement and this information statement. The following discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated under the Code, and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences of the reverse stock split and the merger.

Any discussion of federal tax issues in this information statement is not intended or written to be used as tax advice. To ensure compliance with IRS Circular 230, shareholders are hereby notified that: (A) any discussion of federal tax issues in this information statement is not intended or written to be used, and it cannot be used by shareholders, for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (B) such discussion is written to support the transactions or matters addressed herein; and (C) shareholders should seek advice based on their particular circumstances from an independent tax advisor.

The discussion set forth below does not address all U.S. federal income tax considerations that may be relevant to GEM and CDSS stockholders in light of their particular circumstances, and does not apply to stockholders that are subject to special rules under U.S. federal income tax laws, such as:

•	foreign persons;

•
financial institutions, insurance companies, mutual funds, retirement plans, dealers in securities or foreign currencies, tax-exempt organizations and stockholders subject to the alternative minimum tax;

•	stockholders who hold GEM common stock as part of a hedge, straddle, constructive sale or conversion transaction, or other risk reduction arrangement;

•	stockholders who acquired their GEM common stock through stock option or stock purchase programs or otherwise as compensation; and

•	stockholders whose functional currency is not the U.S. dollar.

In addition, this discussion does not consider the tax treatment of GEM and CDSS stockholders that hold their GEM shares through a partnership or other pass-through entity and it does not address the tax consequences of the merger under foreign, state or local tax laws or U.S. federal estate tax laws.

The summary is limited to taxpayers who (i) hold their shares of GEM common stock as “capital assets” (generally, held for investment) and (ii) are U.S. holders for federal income tax purposes. You are a U.S. holder for U.S. federal income tax purposes if you are:

(1) an individual citizen or resident of the United States;

(2) a corporation created or organized in the United States or under the laws of the United States or of any state (including the District of Columbia);

(3) an estate whose income is subject to U.S. federal income tax regardless of its source, or

(4) a trust if (x) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) certain circumstances apply and the trust has validly elected to be treated as a United States person.

This discussion assumes that the merger constitutes a tax-free reorganization within the meaning of Section 368(a) of the Code. However, neither CDSS nor GEM has requested nor will either request a ruling from the Internal Revenue Service or an opinion of counsel with regard to any of the tax consequences of the merger. The Internal Revenue Service may assert a contrary position, and it is possible that the Internal Revenue Service may successfully assert a contrary position in litigation or other proceedings.

GEM and CDSS shareholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the merger based on their own circumstances, as well as the effects of state, local, non-U.S. tax laws and U.S. tax laws other than income tax laws.

Exchange of GEM Stock

Based on the assumption that the merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and subject to the limitations and qualifications set forth in this discussion, the following U.S. federal income tax consequences will result from the merger:

•	a GEM stockholder will not recognize gain or loss on the exchange of GEM common stock for CDSS common stock pursuant to the merger;

•
the aggregate tax basis of the shares of CDSS stock received by a GEM stockholder in the merger will be equal to the aggregate tax basis of the shares of GEM common stock surrendered in exchange therefor;

•	the holding period of the CDSS common stock received by a GEM stockholder in the merger will include the holding period of the GEM common stock surrendered therefor; and

•	GEM will recognize no gain or loss as a result of the merger.

We cannot assure you that the conclusions contained in this discussion will not be challenged by the Internal Revenue Service or sustained by a court if challenged. If the Internal Revenue Service were to assert successfully that the merger is not a tax-free reorganization within the meaning of Section 368(a) of the Code, then each GEM stockholder would be required to recognize gain or loss equal to the difference between: (i) the sum of the fair market value of the CDSS common stock received in the exchange, and (ii) the stockholder’s tax basis in the GEM stock surrendered therefor. In such event, a GEM stockholder’s tax basis in the CDSS common stock received would be equal to its fair market value at the effective time of the merger, and the stockholder’s holding period for the CDSS common stock would begin on the day after the merger. The gain or loss recognized would be long-term capital gain or loss if the GEM stockholder’s holding period for the GEM common stock was more than one year.

Cash Instead of Fractional Shares

Because there will be no fractional shares transferred in the exchange of GEM common stock for CDSS common stock, there will be no cash paid in lieu of fractional shares.

Backup Withholding of U.S. Federal Income Tax

A non-corporate holder of GEM shares may be subject to backup withholding at the then applicable rate with respect to the amount of cash, if any, received instead of fractional share interests, unless the stockholder: (i) provides a correct taxpayer identification number (which, for an individual stockholder, generally is the stockholder’s social security number) and certifies that he, she or it is not subject to backup withholding on the substitute W-9 that will be included as part of the transmittal letter, or (ii) otherwise is exempt from backup withholding. Backup withholding will not apply to a GEM stockholder who completes and signs the substitute Form W-9 that is included as part of the transmittal letter, or who otherwise proves to CDSS and its exchange agent that it is exempt from backup withholding. A GEM stockholder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax and may be claimed as a credit against a GEM stockholder’s federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

Reporting and Record Keeping

A GEM stockholder is required to retain records of the transaction, and to attach to the stockholder’s federal income tax return for the year of the merger a statement setting forth all relevant facts with respect to the non-recognition of gain or loss in the exchange. At a minimum, the statement must include: (i) the stockholder’s tax basis in the GEM common stock surrendered, and (ii) the fair market value, as of the time of the effective date of the merger, of the CDSS common stock received in the exchange therefor.

The preceding discussion does not purport to be a complete analysis of all potential tax consequences of the merger that may be relevant to a particular GEM stockholder. Holders of GEM common stock are urged to consult their own tax advisors regarding the specific tax consequences to them of the merger, including the applicability and effect of foreign, state, local and other tax laws.

Federal Income Tax Consequences of the Reverse Stock Split and Merger to CDSS Stockholders

No gain or loss will be recognized by a CDSS stockholder upon his or her exchange of CDSS common stock pursuant to the reverse stock split (except in the case of the portion of whole shares attributable to the rounding up of fractional shares, as discussed herein). A CDSS stockholder's tax basis in the shares received as a result of the reverse split will be equal, in the aggregate, to his or her basis in the CDSS common stock exchanged, increased by the income or gain attributable to the rounding up of fractional shares, as described herein. New CDSS common stock attributable to the rounding up of fractional shares to the nearest whole number of shares will be treated for tax purposes as if the fractional shares constitute a disproportionate dividend distribution. Such CDSS stockholders generally will recognize ordinary income to the extent of earnings and profits of CDSS allocated to the portion of each whole share attributable to the rounding up process. If CDSS has no earnings and profits, the amount deemed distributed will be treated as a return of basis, and the remainder of the amount deemed distributed, if any, will be treated as gain from the sale of property. The CDSS stockholder's holding period for the CDSS common stock will include the period during which he or she held the pre-split shares surrendered in the reverse split. The portion of the CDSS common stock received by a CDSS stockholder that is attributable to rounding up for fractional shares will have a holding period commencing on the effective date of the reverse split. The reverse split would constitute a reorganization within the meaning of Section 368(1)(E) of the Internal Revenue Code of 1986, as amended, and CDSS will not recognize any gain or loss as a result of the reverse split.

We expect that there will be no material federal income tax consequences of the merger on CDSS stockholders.

This discussion regarding the tax consequence of the reverse stock split and merger are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split and merger may vary significantly as to each stockholder, depending upon the state in which he or she resides.

The preceding discussion does not purport to be a complete analysis of all potential tax consequences of the reverse stock split and merger that may be relevant to a particular CDSS stockholder. Holders of CDSS common stock are urged to consult their own tax advisors regarding the specific tax consequences to them of the reverse stock split and merger, including the applicability and effect of foreign, state, local and other tax laws.

Accounting Treatment

It is anticipated that the merger will be treated as a recapitalization of GEM under generally accepted accounting principles. CDSS will consolidate the operating results of GEM with those of its own, beginning as of the date the parties complete the merger.

Interests of GEM Directors and Officers in the Merger

Under the merger agreement, all of the officers and directors of CDSS will resign upon the effectiveness of the merger, and GEM directors, Michael Samuel and William D’Angelo, are to be appointed to the board of directors of CDSS. Michael Samuel, a director of GEM, indirectly holds significant equity positions in GEM, all of which will be exchanged for equity positions in CDSS. In addition, all of the officers of GEM will be appointed as officers of CDSS upon closing of the merger.

Dissenters’ Appraisal Rights

Delaware law entitles the holders of record of shares of GEM stock who follow the procedures specified in Section 262 of the Delaware General Corporation Law to have their shares appraised by the Delaware Court of Chancery and to receive the “fair value” of those shares, as of the effective time of the merger, as determined by the court in place of the consideration that the holder would otherwise receive in the merger. In order to exercise appraisal rights, a stockholder must demand and perfect the rights in accordance with Section 262 of the Delaware General Corporation Law. The following is a summary of Section 262 and is qualified in its entirety by reference to Section 262. GEM stockholders should carefully review Section 262 of the Delaware General Corporation Law as well as information discussed below to evaluate and, if they wish, perfect their rights to appraisal.

Under the law of Delaware, where GEM is incorporated, holders of GEM common stock who have not consented to the merger and comply with the applicable requirements of Delaware law will have the right to receive an appraisal of the value of their shares in connection with the merger and to be paid such value in cash.

Under Sections 228(e) and 262(d)(2) of the DGCL, GEM is required to mail to each holder of GEM common stock who has not consented in writing to the adoption and approval of the merger agreement and the merger and the transactions contemplated thereby a notice of corporate action taken without a meeting and notice of availability of appraisal rights. The notice of corporate action taken without a meeting, notice of availability of appraisal rights and a copy of Section 262 of the DGCL must be delivered to the applicable GEM stockholders by either GEM following receipt of the requisite approval of the adoption and approval of the merger agreement, the merger and the transactions contemplated thereby, or by GEM within 10 days following the effective date of the merger. Such notice, if given on or after the effective date of the Merger, must also notify the stockholders of the effective date of the Merger. Any stockholder entitled to appraisal rights may, on or before 20 days after the date of mailing of the notice of corporate action taken without a meeting and notice of availability of appraisal rights, demand in writing from GEM an appraisal of his, her or its shares of GEM common stock. Such demand will be sufficient if it reasonably informs GEM of the identity of the stockholder and that the stockholder intends to demand an appraisal of the stockholder’s shares. Failure to make such a demand on or before the expiration of such 20-day period will foreclose a stockholder’s rights to appraisal. If the notice of corporate action taken without a meeting did not notify the stockholders of the effective date of the Merger, either (i) GEM must send a second notice before the effective date of the Merger notifying each stockholder entitled to appraisal rights of the effective date of the Merger or (ii) GEM will send such second notice to each stockholder entitled to appraisal rights on or within ten days after the effective date of the Merger, provided, however, that if such second notice is sent more than twenty days following the sending of the first notice, such second notice need only be sent to those stockholders entitled to appraisal rights and who have demanded appraisal rights of their shares in accordance with Section 262(d).

All written demands for appraisal should be addressed to: Robert Weinstein, Chief Financial Officer, Green Energy Management Services, Inc. Only the holder of record of shares of GEM common stock is entitled to seek appraisal of the fair value of the shares registered in the holder’s name. The demand for appraisal must be executed by or for the holder of record, fully and correctly, as such holder’s name appears on the holder’s stock certificates. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners.

A record holder, such as a broker who holds shares of GEM common stock as nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of such beneficial owners with respect to the stock held for such beneficial owners. In such case, the written demand for appraisal should set forth the number of shares covered by the demand. Unless a demand for appraisal specifies a number of shares, such demand will be presumed to cover all shares held in the name of such record owner.

If the merger is completed, GEM, will, within 10 days after the effective time of the merger, give written notice of the effective time to each holder of GEM common stock who has satisfied the requirements of Section 262 of the Delaware General Corporation Law. A person who elects to exercise appraisal rights under Section 262 is called a “dissenting stockholder.” Within 120 days after the effective time, GEM or any dissenting stockholder may file a petition in the court demanding a determination of the fair value of the shares of GEM common stock of all dissenting stockholders. Any dissenting stockholder desiring the filing of such petition is advised to file such petition on a timely basis, unless the dissenting stockholder receives notice that GEM or another dissenting stockholder has filed such a petition.

If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of GEM common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining such fair value, the court will take into account all relevant factors. The court may determine such fair value to be more than, less than or equal to the consideration that such dissenting stockholder would otherwise be entitled to receive pursuant to the merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal terminates.

The costs of the appraisal proceeding will be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any dissenting stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the stock of dissenting stockholders entitled thereto. Upon application of a dissenting stockholder, the court may order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

After the effective time of the merger, no dissenting stockholder will have any rights of a GEM stockholder with respect to such holder’s shares for any purpose, except to receive payment to which GEM stockholders of record as of a date prior to the effective time are entitled, if any. If a dissenting stockholder delivers to GEM a written withdrawal of the demand for an appraisal within 60 days after the effective time of the merger or thereafter with the written approval of GEM, or if no petition for appraisal is filed within 120 days after the effective time, then the right of such dissenting stockholder to an appraisal will cease and such dissenting stockholder will be entitled to receive only the shares of common stock of CDSS as provided in the merger agreement.

The foregoing is only a summary of Section 262 of the Delaware General Corporation Law and is qualified in its entirety by reference to the full text of Section 262.

Charter Amendments

Prior to the effectiveness of the merger, CDSS will amend its certificate of incorporation to increase the number of its authorized shares of common stock from 100 million to 500 million and reduce the par value of its shares from $0.01 to $0.0001, and to effect a stock split whereby every 3 shares of CDSS common stock will be automatically converted to one share of CDSS common stock.

Upon the effectiveness of the merger, CDSS will amend and restate its certificate of incorporation to read substantially the same as the certificate of incorporation of GEM immediately prior to the merger. The amendment to CDSS’s certificate of incorporation shall also include changing CDSS’s name to “Green Energy Management Systems Holdings, Inc.” Upon the effectiveness of the merger, the bylaws of CDSS will also be amended and restated to read substantially the same as the bylaws of GEM immediately prior to the merger. The Amended and Restated Certificate of Incorporation is attached to this Information Statement as Annex 5.

Stock Options and Warrants

There are no outstanding options and warrants to purchase common stock of GEM as of the date of this information statement. All outstanding warrants and options of CDSS will be cancelled upon effectiveness of the merger.  We may adopt an incentive plan after the Merger.

Officers and Directors

The officers and directors of CDSS shall resign as of the effectiveness of the merger, and certain officers and directors of GEM shall become officers and directors of CDSS. Specifically, Mr. Michael Samuel and Mr. William D’Angelo will become the directors of CDSS upon the effectiveness of the merger.

Federal Securities Laws Consequences

The shares of CDSS common stock to be issued to GEM stockholders in the merger will not be registered under the Securities Act of 1933, as amended, or the Securities Act. These shares will be restricted just as the shares of GEM were restricted immediately prior to the merger. Stockholders may not sell their CDSS common stock acquired in the merger, except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares;

•	an exemption under Rule 145 under the Securities Act (or Rule 144 under the Securities Act, if these persons are or become affiliates of GEM); or

•	any other applicable exemption under the Securities Act.

THE MERGER AGREEMENT

This section is a summary of the material terms and provisions of the merger agreement, as amended, copies of which are incorporated by reference and attached as Annex 3 and Annex 4 to this information statement. The following description is not intended to be a complete description of all the terms of the merger agreement. You should refer to the full text of the merger agreement for details of the merger and the terms and conditions of the merger agreement. CDSS encourages you to carefully read the complete merger agreement for the precise legal terms of the merger agreement and other information that may be important to you.

The Merger

The merger agreement provides that upon the closing, CDSS Merger Corporation, will be merged with and into GEM, with GEM as the surviving corporation. As a result of the merger, GEM will become a wholly-owned subsidiary of CDSS. The merger will become effective on the date of filing of a certificate of merger with the Secretary of State of the State of Delaware, which the parties have agreed to file as soon as practicable after the closing. This is referred to as the “effective time” of the merger. Following the merger, the certificate of incorporation and bylaws of the GEM will become the certificate of incorporation and bylaws of the merger subsidiary and CDSS, and the directors and officers of the GEM will become the directors and officers of the merger subsidiary and CDSS. CDSS will also change its name to “Green Energy Management Services Holdings, Inc.”

The Exchange Ratio and Treatment of Securities

Prior to the effective time of the merger, CDSS shall (i) effect a reverse stock split, whereby every 3 shares of its common stock shall be automatically converted into one share of CDSS common stock, (ii) adopt an amendment to its certificate of incorporation to increase the number of authorized common shares from 100 million to 500 million and reduce the par value of its stock from $0.01 to $0.0001, and (iii) enter into a private placement with proceeds to CDSS of at least $1.25 million.

At the effective time of the merger, each share of GEM common stock issued and outstanding immediately prior to the effective time, other than dissenting shares, shares of GEM common stock held in the treasury of GEM or that are owned by GEM, or any of their respective wholly-owned subsidiaries (other than those held in a fiduciary capacity for the benefit of third parties), will cease to be outstanding and will be converted into 0.352 shares of CDSS common stock, with the former GEM shareholder owning approximately 80% of the post-merger shares of CDSS.

No Exchange of Certificates

CDSS will not be exchanging new stock certificates for existing CDSS stockholders in connection with the merger.

Holders of gem common stock should send in their certificates to the Company’s transfer agent.

Because CDSS will be issuing 0.352 shares of its common stock for each share of GEM common stock held of record, CDSS will not have to issue any fractional shares in the merger. Accordingly, there will be no need to pay cash in lieu of fractional shares.

Following the merger, ComputerShare will continue to act as the transfer agent for the combined company.

Transfer of Shares

The stock transfer books of GEM will be closed immediately upon the effective time and no transfers of shares of GEM common stock will be made or recorded on the stock transfer books after the effective time of the merger.

Representations and Warranties of GEM and CDSS

The merger agreement contains customary representations and warranties on behalf of GEM, the merger subsidiary and CDSS relating to, among other things:

•	corporate organization and qualification;

•	capitalization;

•	corporate power and authority;

•	absence of conflicts and required filings and consents;

•	CDSS SEC filings and reports;

•	financial statements;

•	absence of material adverse changes;

•	litigation and liabilities;

•	compliance with laws;

•	brokers;

•	taxes;

•	securities trading markets;

•	absence of stockholder claims;

•	banking relationships;

•	guarantees and powers of attorney;

•	books and records; and

•	contracts.

The representations and warranties in the merger agreement are complicated and not easily summarized. You should carefully read the sections of the merger agreement entitled “Company’s Representations and Warranties” and “CDSS’s Representations and Warranties.”

Directors and Officers

The officers and directors of CDSS will resign as of the effectiveness of the merger agreement. Certain officers and directors of GEM will become officers and directors of CDSS.

Fees and Expenses

All expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses.

Conditions to the Consummation of the Merger

The obligation of CDSS to effect the merger is subject to the satisfaction at or prior to the effective time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

•
GEM’s representations and warranties contained in the merger agreement will be true and correct as of the closing date, except to the extent such representations and warranties are qualified by materiality or absence of adverse changes, and CDSS shall have received a duly executed certificate from an officer of GEM to that effect.

•	GEM shall have performed and complied in all material respects with the covenants, agreements and obligations contained in the merger agreement.

•	No governmental entity or court shall have enacted any judgment, order, decree or injunction that prohibits the consummation of the merger or the consummation of the transactions contemplated thereby.

•	GEM shall not have taken any action or entered into any transaction outside the ordinary course of business which results in a material adverse effect on it or its business.

•	The merger shall have been approved by the requisite number of GEM stockholders.

The obligation of GEM to effect the merger is subject to the satisfaction at or prior to the effective time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

•
CDSS’s representations and warranties contained in the merger agreement will be true and correct as of the closing date, except to the extent such representations and warranties are qualified by materiality or absence of adverse changes, and GEM shall have received a duly executed certificate from an officer of CDSS to that effect.

•	CDSS shall have performed, and complied in all material respects with, the covenants, agreements and obligations contained in the merger agreement.

•	No governmental entity or court shall have enacted any judgment, order, decree or injunction that prohibits the consummation of the merger or the consummation of the transactions contemplated thereby.

•	CDSS shall not have taken any action or entered into any transaction outside the ordinary course of business which results in a material adverse effect on it or its business.

•	The merger shall have been approved by the requisite number of CDSS stockholders.

•	CDSS shall have delivered to GEM the resignations, effective as of the closing, of each officer and director of acquisition subsidiary and CDSS.

Covenants

The parties are subject to customary pre-closing covenants, including covenants to:

•	prepare, execute and deliver all documents, and take all actions necessary to consummate the merger;

•	give all necessary third-party notices;

•	make all necessary state and federal filings;

•	cooperate with the other party as necessary in the furtherance of completing the merger;

•	provide reasonable access to the business, personnel and properties of the respective companies; and

•	provide notice to the other parties of any material adverse developments.

In addition, as part of the merger agreement, certain CDSS stockholders, including Steven B. Solomon, who currently hold restricted stock were granted demand registration rights. As a result, these stockholders will have the right to have their shares included on registration statements required to be filed by GEM under the Securities Act.

Termination

The merger agreement, as amended, may be terminated at any time prior to completion of the merger by:

•	GEM and CDSS by mutual written consent.

•	GEM:

•	in the event of an uncured breach of the merger agreement by CDSS;

•	if GEM is not reasonably satisfied with the results of its due diligence regarding CDSS;

•	if the closing of the merger has not occurred by the close of business on June 30, 2010; or

•	if the board of directors of GEM determines in good faith that the failure to terminate the merger agreement would constitute a breach of the fiduciary duties of GEM’s directors.

•	CDSS:

•	in the event of an uncured breach of the merger agreement by GEM;

•	if CDSS is not reasonably satisfied with the results of its due diligence;

•	if the closing of the merger shall not have occurred on or prior to June 30, 2010; or

•	if the board of directors of CDSS determines in good faith that failure to terminate the merger agreement would constitute a breach of the fiduciary duties of CDSS’s directors.

•
Either GEM or CDSS may terminate the merger agreement in the event that a governmental entity has issued a final non-appealable order restraining, enjoining or otherwise prohibiting the transactions contemplated in the merger agreement.

If the agreement is terminated in accordance with the above provisions, the parties will have no further obligation of any kind; provided, that, if the merger agreement is terminated by GEM in certain circumstances, GEM shall pay to CDSS an amount equal to its reasonable out-of-pocket costs and expenses related to the merger, up to $75,000.

INFORMATION ABOUT GEM

For purposes of this section entitled “Information About GEM” only, all references to “we,” “us,” or “our” refers to GEM prior to the effectiveness of the merger.

Business of GEM

GEM is primarily involved in the distribution of energy efficient light induction units (the “Units”) to end users who utilize substantial quantities of electricity.  It maintains business operations on a nationwide basis, distributing products and services to municipal and commercial customers.  Industry participants focus on assisting clients effectively maximize their energy efficiency potential and couples that with maximizing their renewable energy potential.

Overview

GEM is a full service energy management company. It provides its clients all forms of energy efficiency options primarily based in two functional areas; Energy efficient lighting upgrades and renewable energy generation.

Within the energy efficiency area, we concentrate our marketing efforts within geographic regions exhibiting higher than average per kilowatt hour utility rates and having energy customers who consume higher than average quantities of energy. GEM then develops an energy efficiency / energy management program which, potentially, provides end-users alternatives to decrease their energy consumption. Additionally, in many instances, GEM assumes the management and maintenance of its clients lighting which affords its clients greater labor efficiencies.

Within the renewable energy generation area, GEM’s operating team provides a comprehensive analysis of a client’s geographic location- related energy demographics to develop an energy plan which targets generating investment returns and best renewable resource solution for its clients. Currently, GEM has determined that solar voltaics are the most desirable of the renewable energy solutions and focuses its attention primarily in this area. As technologies change and become affordable, GEM is poised to begin wide-scale implementation of other forms of renewable technologies as well.

Product Applications

GEM currently utilizes a wide variety of available energy efficiency and renewable energy solutions through the course of its business. In the energy efficiency area, the most widely used products are the induction light bulb and the LED (light emitting diode) light fixture. In the renewable energy area, the most widely used product is the photovoltaic solar panel, commonly referred to as a “solar panel.”

GEM’s strongest product application is its energy management contract. Through this financial vehicle, GEM affords its clients a $0 cost solution towards attaining maximum energy efficiency. GEM offers its clients up to a 10-year contract through which its clients can share in the energy savings, and upgrade their facility’s lighting with no up-front cost to them.

Within the renewable energy area, GEM primarily uses the Power Purchase Agreement (“PPA”), a financial vehicle which affords its clients the opportunity to enjoy the benefits of solar voltaic systems but with no cost to them. The PPA is the standard savings sharing vehicle in the solar industry.

Research & Development

GEM’s extensive contacts and relationships within the energy management industry allow it to not carry the substantial expenses associated with a full-scale research and development team.  GEM deals directly with the industry leaders and has the relationship strength and purchasing power to help dictate product development and direction. Currently, GEM is also committed to creating efficiencies relating to the manufacture of LED products and photovoltaic cells. GEM’s primary goal with vendor intervention is to ensure bulk pricing but, more importantly, to guarantee product availability and delivery.

GEM has manufacturing relationships with various vendors domestically and internationally to ensure adequate supply of products with favorable product pricing and transportation cost.  Additionally, by having suppliers geographically diverse, GEM also ensures that our clients are not delayed for delivery and installation of energy efficient products.

GEM’s team is also highly involved in the “green” industry through associations and trade shows and is able to stay on the pulse of the market to ensure that GEM remains on the cutting edge of green technology development.

Sales & Marketing

With future funding, GEM plans to establish a formal sales and marketing team.  To date, GEM has marketed, with its existing management team, to a small group of large-scale electricity consumers through targeted sales and attendance at trade shows. GEM has rapidly broadened its marketing approach to cover other alternative customers by exploring creative uses for available efficiency technologies.  Most recently, GEM has broadened its marketing effort to international clients which exhibit similar energy efficiency and cost savings to those domestically.

GEM has attended trade shows and has joined regional organizations to better promote itself to potential customers for energy management and energy efficiency projects.

The GEM tech team has also focused marketing efforts through a web-based presence to remain on the cusp of the industry as well as maintaining communications with existing and future customers.

Government Regulation

GEM is not governed by formal government regulations, although the contract GEM enters into with its municipal and quasi-public customers are governed by applicable regulations and laws governing public and quasi-public contracting. GEM ensures that all of its purchased products and services comply with applicable government regulations.  GEM installs only Underwriting Laboratories (“UL”) approved lighting products and, when required, GEM will provide documentation showing that its products are “assembled in the USA.” Additionally, with photovoltaics, GEM only uses UL approved panels with corresponding 25 year warranties. GEM also ensures that all of its employees and sub-contractors are in full compliance with the government regulations relating to projects they are working on.

Competition

Currently, GEM is not aware of any specific competitor in the “turn-key” energy management sector. GEM’s competition may, in the future, come from different lighting-related sectors. They could range from the vertically integrated, larger scale light manufacturers such as General Electric and Sylvania to small, local electrical contractors competing while working with their traditional clients.  GEM has the ability to plan, organize, finance, and carry through completion all of our energy management projects.

GEM also competes with the solar integrators who are competing with us in developing projects. GEM has the edge over the integrators due to our ongoing “energy management” relationship with their target clients.

Patents and Trademarks

GEM holds no patents or trademarks at this time.

Management’s Discussion and Analysis

Results of Operations for the years ended December 31, 2009 and 2008

Revenues for the year ended December 31, 2009 decreased by $1,088,322 or 39%, from the corresponding period in 2008, primarily due to a lesser number of contracts completed, offset partially by higher prices for our services. During the year ended December 31, 2009, we completed 145 contracts for various customers.  In addition, the down turn in the economy and tightening of credit precluded our customers from starting projects.

Cost of revenues was $1,456,506, or 86% of revenues, for the year ended December 31, 2009, compared to $2,109,486, or 76% of revenues, for the year ended December 31, 2008.  The decrease in our gross profit of $435,342, from $240,815 for the year ended December 31, 2009 versus $676,157 for the year ended December 31, 2008 is primarily attributable to a lower volume of work performed between the two years.

Selling, general and administrative expenses for the year ended December 31, 2009 were $321,829, compared to $480,068 for the year ended December 31, 2008.  The decrease of $158,239 is primarily attributable to decreases in salaries and benefits, and vehicle costs and travel and entertainment expenses of approximately $102,577, $23,810 and $11,549, respectively.

Our operating income for the year ended December 31, 2009 decreased by $227,103 to a loss of $81,014, compared to $196,089 for the year ended December 31, 2008.  This decrease is primarily due to a decrease in gross profit offset by a decrease in general and administrative expenses.

Interest and financing expenses for the year ended December 31, 2009 were $4,421, compared to $3,303 for the year ended December 31, 2008.

All tax effects of the Company's income or loss were passed through to the individual stockholders.  The Company files income taxes in the U.S. federal jurisdiction and the State of New Jersey.

We recorded net loss of $89,185 for the year ended December 31, 2009, compared to net income of $192,786 for the year ended December 31, 2008.

Off-Balance Sheet Arrangements - None

Legal Proceedings - None

Critical Accounting Policies and Estimates

Recognition of income on construction contracts

The Company is on the percentage of completion method for recognizing profits on fixed price contracts for financial reporting purposes. Estimates of percentage of completion are based on direct costs incurred to date as a percentage of the latest estimate of total costs anticipated. This method is used because management considers costs incurred to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the company's estimates of costs and revenues will change in the near future. Provisions for anticipated losses on contracts are made when such losses become apparent. Profits on cost-plus contracts are recognized as costs are incurred for financial reporting purposes.

Accounts Receivable

The Company provides construction services to a diversified group of customers. Unsecured credit is extended based on an evaluation of each customer's financial condition. Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible. Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. Costs to complete or estimated profits on uncompleted lump-sum contracts are management's best estimate based on facts and circumstances at that time.

Recent Accounting Pronouncements

In April 2009, the FASB released FSP SFAS No. 107-1 and APB 28-1, Interim Disclosure about Fair Value of Financial Instruments  (“SFAS No. 107-1”). SFAS No. 107-1 requires interim disclosures regarding the fair values of financial instruments that are within the scope of SFAS No. 107,  Disclosures about the Fair Value of Financial Instruments.  Additionally, SFAS No. 107-1 requires disclosure of the methods and significant assumptions used to estimate the fair value of financial instruments on an interim basis as well as changes of the methods and significant assumptions from prior periods. SFAS No. 107-1 does not change the accounting treatment for these financial instruments and is effective for interim and annual periods ending after June 15, 2009. We adopted SFAS No. 107-1 as of June 30, 2009.

In June 2009, the FASB issued FAS No. 168, “The FASB Accounting Standards Codification (Codification) and the Hierarchy of GAAP” (FAS No. 168), which replaces FAS No. 162, “The Hierarchy of GAAP” and establishes the Codification as the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. SEC rules and interpretive releases are also sources of authoritative GAAP for SEC registrants. FAS No. 168 modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and non-authoritative. FAS No. 168 is effective beginning for periods ended after September 15, 2009. As FAS No. 168 is not intended to change or alter existing GAAP, it will not impact the Company’s financial position, results of operations and cash flows.

Results of Operations for the three months ended March 31, 2010

Revenues for the three months ended March 31, 2010 decreased by $350,654, or 64.0%, from the corresponding period in 2009, primarily due to a lesser number of contracts as well as a slowdown in the general economy. During the three months ended March 31, 2010, the Company bid less large contracts to lessen their potential post construction liability (builder’s risk) in anticipation of the purchase by GEMS, Inc. and change in business strategy.

Cost of revenues was $168,799, or 83.7% of revenues, for the three months ended March 31, 2010, compared to $546,172, or 98.9% of revenues, for the three months ended March 31, 2009.  The increase in our gross profit of $26,719 to $32,928 for the three months ended March 31, 2010 from $6,209 for the three months ended March 31, 2009 is primarily attributable to improvements in managing contracts and more profitable contracts from the prior year.

Selling, general and administrative expenses for the three months ended March 31, 2010 were $82,949, compared to $94,916 for the three months ended March 31, 2009.  The decrease of $11,967 is primarily due to decreases in salaries and benefits of $14,250 offset by increases of overhead costs of approximately $2,283.

Our operating loss for the three months ended March 31, 2010 decreased by $38,686 to $50,021, compared to $88,707 for the three months ended March 31, 2009.  This decrease is primarily due to a $26,719 increase in gross profit resulting from a decrease in our contract volume, partially offset by our decreased selling, general and administrative expenses of $11,967.

Interest and financing expenses for the three months ended March 31, 2010 were $3,159, compared to $2,444 for the three months ended March 31, 2009.  Interest expense decreased as we paid off installment note liabilities.

We recorded a net loss of $53,972 for the three months ended March 31, 2010, compared to net loss of $91,151 for the three months ended March 31, 2009.

Liquidity and Capital Resources

As of March 31, 2010, we had a negative working capital of $284,251, compared to negative working capital of $227,996 at December 31, 2009.  Cash was $5,911 as of March 31, 2010 compared to $18,241 at December 31, 2009.  The $56,225 decrease in working capital is primarily due to our decrease in trade receivables. We expect to make additional investments for equipment and inventory during the next twelve months to service our new pending contract with a significant Northeast-based customer and potential other new contract customers.  We expect to use our cash on hand, capital raised of approximately $1.2 million from our merger with CDSS, plus cash from operations, to make these additional investments.

Other significant changes in our working capital components include an increase of $22,917 in our percentage of completion adjustment regarding our contracts in process and a decrease of $56,842 in accounts payable and accrued expenses.  The decrease in accounts receivable, the decrease in contracts in process and the decrease in accounts payable and accrued expenses are all the direct result of our bidding fewer contracts.

Off-Balance Sheet Arrangements - None

Legal Proceedings - None

Controls and Procedures.

At this time, we plan to use the controls and procedures used by CDSS and to implement changes after consummation of the proposed merger.

Directors, Executive Officers, Promoters, Control Persons and Corporate Governance; Compliance with Section 16(a) of the Exchange Act

Directors and Executive Officers

Our current officers and directors are listed below. Each of our directors will serve for one year or until their respective successors are elected and qualified. Our officers serve at the pleasure of the board of directors.

Name	Age	Position	Director Since

Michael Samuel	53	Chairman, President and Chief Executive Officer	2010

Robert Weinstein	50	Chief Financial Officer

Oren Moskowitz	26	Chief Technology Officer	2010

Peter Barrios	56	Director	2010 (1)

William D’Angelo	54	Director	2010

John Morra III	47	President and Director of Project Development of Subsidiary, Green Energy Management Services, Inc.

(1) Will not serve as a director following the closing of the merger

Biographical Information

MICHAEL SAMUEL is Chairman and Chief Executive Officer of Green Energy Management Services, Inc. and will become Chairman and Chief Executive Officer of Green Energy Management Services Holdings, Inc. in conjunction with the completion of the merger. Mr. Samuel has a long, successful track record in Real Estate development including his position as a principal of SamDevelop, a progressive real estate investment and development firm in the East United States since 2007. SamDevelop has developed and managed over fifty projects in New York, San Francisco, Virginia, Florida and New Orleans. The portfolio of SamDevelop encompasses projects valued in excess of $2.2 billion. From 1997 to 2007, Mr. Samuel founded and operated Samuel & Co.  He was instrumental in the master planning of ventures, from overseeing day-to-day operation; construction development to financial analysis of the project.  In addition to his real estate development projects, Mr. Samuel acquired Citywide Management Inc., a property management and full-service building maintenance firm based in Port Washington, which he sold in September 2001.  Mr. Samuel received his Bachelor of Science degree in Economics from Queens College. On December 23, 2009, Market Street Properties, L.L.C., a limited liability company in which a limited liability company partially owned by Mr. Samuel had a membership interest and served on the management committee, filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code.

ROBERT WEINSTEIN was appointed as Chief Financial Officer of Green Energy Management Services, Inc. in April, 2010 and will become Chief Financial Officer of Green Energy Management Services Holdings, Inc. in conjunction with the completion of the merger. Prior to joining GEM, Mr. Weinstein served as Chief Financial Officer for Xcorporeal, Inc., a publicly traded, development-stage medical device company which was sold to Fresenius Medical USA, the largest provider of dialysis equipment and services worldwide in March 2010.  Prior to Xcorporeal, Mr. Weinstein was Vice President, Director of Quality Control & Compliance of Citi Private Equity Services (formerly BISYS Private Equity Services), New York, a worldwide private equity fund administrator and accounting service provider. In 2005, Mr. Weinstein was the Founder, Finance & Accounting Consultant for EB Associates, LLC, Irvington, NY, an entrepreneurial service organization. From 2003 to 2004, Mr. Weinstein served as the Chief Financial Officer for Able Laboratories, Inc., Cranbury, NJ, which filed for Chapter 11 bankruptcy protection in July 2005, which bankruptcy was not accounting-related. In 2002, he served as Acting Chief Financial Officer for Eurotech, Ltd., Fairfax, VA, a distressed, publicly traded early-stage technology transfer and development company. Mr. Weinstein received his M.B.A in Finance & International Business from the University of Chicago, Graduate School of Business and a Bachelor of Science in Accounting from the State University of New York at Albany. Mr. Weinstein is a Certified Public Accountant (inactive) in the State of New York.

OREN MOSKOWITZ was appointed Chief Technical Officer of Green Energy Management Services, Inc. and to its Board of Directors in March 2010. He is in charge of energy efficiency product implementation as well as market strategy. Mr. Moskowitz has extensive knowledge and experience in energy efficiency work and sustainable business practices. Prior to GEM, in 2008, Moskowitz founded Jade Revolution, a renewable energy company, specializing in the commercial application of renewable energy solutions helping off-takers minimize their carbon footprint while maximizing their renewable energy potential. Also in 2008, and after graduating law school, Mr. Moskowitz worked as a consultant in Commercial Real Estate formulating sustainability programs for companies affording them the ability to make their real estate portfolio companies as energy efficient as possible.  Mr. Moskowitz received his Juris Doctor from The University of Miami and his Bachelor of Science in Politics and Economics from Brandeis University.

PETER P. BARRIOS was appointed to Green Energy Management Service’s Board of Directors in March 2010.  He has over 30 years of experience as a Certified Public Accountant. He worked on many financial institution audits and has a heavy background in construction accounting.  In addition, he did hardware and software computer consulting and supported several computer software applications.  Currently, his practice consists of income tax, attest work of reviews and compilations and general business consulting.  Mr. Barrios has owned and managed his own CPA firm in Baton Rouge, LA for the past 17 years.  Mr. Barrios received his Bachelor of Science in Accounting from Louisiana State University.

WILLIAM “CHIP” D’ANGELO was appointed to Green Energy Management Services, Inc.’s Board of Directors in March 2010.  He has over 27 years of experience in managing and growing environmental service, industrial hygiene, laboratory, engineering, and contracting businesses. Extensive hands on experience in operations, finance, sales & marketing, and environmental program management. His additional experience includes raising capital and mergers & acquisitions in both public and private firms and has recent experience in Internet applications to the construction and engineering industries, e-commerce, and web-based supply chain management.  Since 1992, Mr. D’Angelo operates, as founder and President, WCD Consultants, an independent executive management consultant to the environmental, health and safety industry.  From 2000 to 2002, Mr. D’Angelo served as Vice President of Business Development for McGraw-Hill Construction.  Mr. D’Angelo received his B.S. Environmental Sciences at Montclair State University and has numerous professional certificates and achievements in his field.  He has also provided industry information for six related publications.

JOHN MORRA III was appointed President and Director of Project Development in May 2010.  He is in charge of designing, estimating, purchasing and managing all current and future GEM projects.  Mr. Morra has extensive knowledge and experience in energy efficiency work relating to project execution.  Mr. Morra formed Southside Electric Corp. in 1989 which was merged into GEM in May 2010.  Mr. Morra attended Bergen Technical School for project management and estimation and is currently a member of International Brotherhood of Electrical Workers Local Union 164.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Legal Proceedings –None

Code of Ethics

We have a Code of Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and others performing similar functions.

Corporate Governance

At this time, we do not have formal nominating, audit, or compensation committees or an audit committee financial expert.  We will form committees of our board of directors and obtain an audit committee financial expert after consummation of the proposed merger.

Executive Compensation

The following table sets forth the total compensation received by the named executive officer during the fiscal years ended December 31, 2009 and 2008:

SUMMARY COMPENSATION TABLE

						Non-Equity	Nonqualified
Name and				Stock	Option	Incentive Plan	Deferred	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
Michael Samuel Chairman, President and CEO (1)

Robert Weinstein CFO (1)

Oren Moskowitz CTO (1)

John Morra III, Subsidiary Presidentnt	2009	$113,000							$113,000

(1)  Messrs Samuel, Weinstein and Moskowitz received no compensation from GEM during the years ended December 31, 2009 and 2008.

Compensation Agreements

Chief Executive Officer - On June 1, 2010, GEM is in the process of negotiating an executive professional services contract with Michael Samuel to serve as Chief Executive Officer of GEM.  GEM expects the terms of the  professional services contract to include substantially the following terms:  An initial term of 2 years, with automatic one year renewals; base salary of $270,000 per annum with annual increases based upon a minimum of the applicable regional Consumer Price Index (“CPI”); annual bonuses at the discretion of the Board targeted at 50% of his annual base salary; four weeks vacation per year with a maximum accrued vacation of seven weeks; customary healthcare costs (medical, dental and vision), expense reimbursements, and perquisites and other fringe benefits, and those provided to other executives; and reimbursement of attorney’s fees of up to $5,000 in connection with the professional services contract.  Mr. Samuel’s base salary and other compensation will be reviewed for upward revision by the board after six months of employment.  In the event Mr. Samuel is terminated by us without good cause or he resigns for good reason, as such terms are defined in the Employment Agreement, we will be obligated to pay Mr. Samuel in a lump sum an amount equal to 12 months salary, accrued vacation and benefits.

President ,Green Energy Management Services, Inc. - New Jersey (Subsidiary) - On May 15, 2010, John Morra III entered into an Employment Agreement with GEM with an initial term of two years, with automatic one year renewals.  His base salary is $250,000 per annum plus an automobile allowance of approximately $1,500 per month. In addition to any perquisites and other fringe benefits provided to other executives, entities in which Mr. Morra or his wife owned percentage membership interests, received 118,215,001 shares of GEM restricted common stock pursuant to the acquisition of Southside Electric, Inc.  In the event Mr. Morra is terminated by us without good cause or he resigns for good reason, as such terms are defined in the Employment Agreement, we will be obligated to pay Mr. Morra in a lump sum an amount equal to six months salary and benefits.

Chief Financial Officer - On April 15, 2010, Robert Weinstein entered into an Employment Agreement with GEM with an initial term of two years, with automatic one year renewals, which Employment Agreement will be assumed by CDSS in connection with the merger. His base salary is $260,000 per annum with annual adjustments pursuant to the applicable regional CPI. Mr. Weinstein will be entitled to receive an annual bonus at the discretion of the Board based on performance goals and targeted at 50% of his annual salary. In addition to any perquisites and other fringe benefits provided to other executives, Mr. Weinstein received 5,475,903 shares of restricted common stock, with certain anti-dilution provisions, and vesting at a rate of 1/24th per month. In the event Mr. Weinstein is terminated by us without good cause or he resigns for good reason, as such terms are defined in the Employment Agreement, we will be obligated to pay Mr. Weinstein in a lump sum an amount equal to 12 months salary and benefits.

Incentive Compensation Plan

Except as described above in “Compensation Agreements” GEM has no incentive compensation plan.

Outstanding Equity Awards At Fiscal Year-End

There are no outstanding equity awards at December 31, 2009.

Compensation Of Directors

Directors of GEM have received no compensation for their services as company directors.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Equity Compensation Plans

GEM has no equity compensation plans.

Security Ownership of Certain Beneficial Owners

The following sets forth information regarding the beneficial ownership of shares of common stock of GEM as of the record date by (1) each director and executive officer of Green Energy Management Services Holdings, Inc. (hereafter “GEM Holdings”) --- the corporation surviving the merger---immediately post-closing, (2) all directors and executive officers as a group, and (3) each person or other entity known by GEM Holdings to beneficially own more than 5% of the outstanding Common Stock:

Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Percent of class
Michael Samuel (2)	–	–

Robert Weinstein	5,495,184	1.25

Oren Moskowitz (3)	–	–

John Morra (4)	–	–

Peter Barrios (5)	15,069,683	3.43

GEM Lighting, L.L.C.	65,623,216	14.93

Ocean Drive Investments, L.L.C.	41,575,242	9.46

Ice Nine, L.L.C.	40,302,643	9.17

Watz Enterprises, L.L.C.	39,387,071	8.96

All directors and executive officers as a group (5 persons)	20,564,864	4.68%

(1)	Unless otherwise indicated, the address of all of the above named persons is c/o GEM, 381 Teaneck Road, Teaneck, NJ 07666.

(2)	Although Mr. Samuel does not have direct beneficial ownership of any GEM Holdings shares, his wife and son own GEM Lighting, L.L.C., which will beneficially own 65,623,216 GEM Holdings shares.

(3)	Mr. Moskowitz has an indirect beneficial ownership interest in GEM Holdings as the sole member of Tzamaret Holdings, L.L.C., which will own 21,859,803 GEM Holdings shares

(4)	Mr. Morra has an indirect beneficial ownership interest in GEM Holdings as the sole member of Ocean Drive Investments, L.L.C., which will own 41,575,242 GEM Holdings shares.

(5)	Mr. Barrios has an indirect beneficial ownership in GEM as the sole member of Omni Consulting, L.L.C., which will beneficially own 15,069,683 GEM Holdings shares.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable, convertible or exchangeable within such 60 day period, have been so exercised, converted or exchanged.

Transactions with Related Persons

GEM’s wholly owned subsidiary, GEM-New Jersey d/b/a Southside Electric Company, Inc., employs its President’s sister as its Comptroller. Additionally, the son of GEM’s President which son is also an indirect beneficial owner of GEM through his membership in GEM Lighting, L.L.C. acts as a salesperson for GEM.

Director Independence

As of the date of this Information Statement, GEM has one independent director, William “Chip” D’Angelo, and anticipates that it will add additional independent directors after consummation of the merger.

DESCRIPTION OF GEM CAPITAL STOCK

The following description of our capital stock is intended to be a summary and does not describe all provisions of our certificate of incorporation or bylaws or Delaware law applicable to us. For a more thorough understanding of the terms of our capital stock, you should refer to our certificate of incorporation and bylaws, which are included as exhibits to this information statement.

Common Stock

We are authorized to issue up to 1,000,000,000 share of our common stock, no par value. The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. The common stock has no preemptive or conversion rights, other subscription rights, or redemption or sinking fund provisions. All issued and outstanding shares of common stock are fully paid and non-assessable. As of December 31, 2009, there were 1,000,000,000 shares of our common stock issued outstanding.

Preferred Stock

GEM has no preferred stock and its board of directors has no authority to issue preferred stock.

INFORMATION ABOUT CDSS

For purposes of this section entitled “Information About CDSS” only, all references to “we,” “us,” or “our” refers to CDSS prior to the effectiveness of the merger.

Description of Business

CDSS was incorporated in Delaware in December 1996.  Its principal executive offices are located at 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201.

The business was operated from May 17, 2002 until the sale of substantially all of its assets to McAfee, Inc. on December 4, 2006 when its operations ceased.   On December 4, 2006, Citadel Security Software Inc. and its subsidiaries (collectively, "Citadel" or the “Company”) closed the sale of substantially all of its assets to McAfee Security, LLC, a Delaware limited liability company and a wholly owned subsidiary of McAfee, Inc., pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement") between the Company and McAfee, Inc. and a subsidiary ("McAfee").  On December 12, 2006 Citadel Security Software Inc. changed its name to CDSS Wind Down Inc. (“CDSS”).  The Asset Purchase Agreement provided for the acquisition of substantially all of the assets (the “Assets”) and the assumption of certain identified liabilities of CDSS by McAfee (collectively, the "Sale").  The cash consideration received by CDSS for the purchase of the Assets and operating expense reimbursement was $60,020,579 in immediately available funds.  A distribution of $0.50 per share was made on January 5, 2007 to shareholders of record on January 2, 2007.  From December 5, 2006 and prior to December 31, 2009, all known liabilities associated with our prior operations were settled and all distributions to shareholders were made.

Up to and until the sale of substantially all of its assets, the Company was engaged in the development, marketing and licensing of security software products to large enterprises and government agencies.   Following the Sale, the Company has had no operations and no employees but has incurred costs and expenses associated with the wind down activities conducted under its prior plan of liquidation and dissolution (the “Plan of Liquidation”) and the costs to remain in SEC reporting compliance.

During 2009, the Board of Directors considered alternatives to liquidating or dissolving the Company including the potential for commencing a development stage company or the potential for acquiring an operating company in a merger or asset purchase transaction and determined on November 16, 2009 to terminate the Plan of Liquidation previously approved by the Board of Directors on October 13, 2006 and by the shareholders of the Company on December 1, 2006.

On April 30, 2004 the Company’s stock moved from the National Association of Securities Dealers (NASD) Over-the-Counter Bulletin Board (OTCBB) exchange to the NASDAQ Capital Market and traded under the symbol "CDSS".  On May 5, 2006 the Company's stock moved to the OTCBB following a delisting notice form the NASDAQ for failure to meet the $1 per share minimum trading price.  On January 11, 2007 the trading symbol became "CWDW" resulting from the name change described above.

Entry into a Material Definitive Agreement

On March 29, 2010, we entered into a definitive merger agreement with Green Energy Management Services, Inc. Pursuant to the merger agreement, we will effect a 1 for 3 reserve split of our outstanding common stock, issue post-split shares constituting approximately 80% of our outstanding shares in exchange for all of the outstanding common stock of GEM, replace our officers and directors with those of GEM, and change our name to "Green Energy Management Services Holdings, Inc." Copies of the merger agreement and charter amendments are attached to this information statement.

The parties each made customary representations and warranties in the merger agreement, which is subject to customary closing conditions, as well as a condition that we raise $1.25 million in new capital prior to closing (with a corresponding reduction in the amount of shares issuable pursuant to a convertible note held by our chief executive officer). The merger agreement contains termination rights for both parties. The merger is expected to close in the second quarter of 2010. No assurance can be given that the conditions to closing the transactions contemplated by the merger agreement will be satisfied, or that the transactions contemplated by the merger agreement ultimately will be consummated.

The foregoing description of the merger agreement is not complete and is qualified in its entirety by the full and complete terms of the merger agreement, which is attached to this information statement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

The following discussions should be read in conjunction with our audited financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2009. Our year ends on December 31, and each of our quarters end on the final day of a calendar quarter (March 31, June 30, and September 30). The following discussions contain forward-looking statements. Please see Cautionary Statement Regarding Forward-Looking Statements and Risk Factors for a discussion of uncertainties, risks and assumptions associated with these statements.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Historical results and trends should not be taken as indicative of future operations. Our statements contained in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, of the Exchange Act. Actual results may differ materially from those included in the forward-looking statements. We intend these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on our assumptions and describe future plans, strategies and expectations for ourselves, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions. Our ability to predict results or the actual effect of our future plans or strategies is inherently uncertain.

Factors which could have a material adverse affect on our operations and our future prospects on a consolidated basis include, without limitation, the following:

•	possible or assumed future results of operations;
•	future revenue and earnings;
•	business and growth strategies;
•	the uncertainty of general business and economic conditions; and
•	those described under Risk Factors.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED MARCH 31, 2010 AND 2009

During the three months ended March 31, 2010 and 2009 we had no operations and no employees.  Our primary expenses consisted of professional fees, records storage fees and fees associated with public company reporting compliance.

Operating expenses recorded during the three months ended March 31, 2010 were $30,944 versus $4,432 during the three months ended March 31, 2009.  The increase of $26,512 is primarily due to higher legal and accounting fees during the three months ended March 31, 2010 versus the three months ended March 31, 2009.

Interest expense for the three months ended March 31, 2010 was $12,460 of which $10,397 relates to the amortization of note discount.  Interest expense for the three months ended March 31, 2009 was $1,908 including just $493 of amortization of note discount

Liquidity and Capital Resources

Our cash position at March 31, 2010 was $506 and we had outstanding liabilities to unrelated third parties of $156,476, notes payable to related parties of $78,599 (including interest payable of $9,148 but before a non-cash discount of $49,961) and advances aggregating $75,703 due to related parties at March 31, 2010.  There are no operations from which cash flows may be generated.  Our CEO provided cash advances to us or paid expenses on our behalf of approximately $18,796 during the three months ended March 31, 2010.  Our CEO has committed to advance us additional funds should it be necessary for working capital purposes, on terms and conditions to be approved by the disinterested directors of the Company and the CEO.  Past funding needs of the business have been met by cash advances from the CEO, however there can be no assurance that such funds will be available from the CEO or other related parties in the future or on terms acceptable to us.  We have been and continue to be dependent upon outside sources of cash to pay operating expenses.

Pending Merger

On March 29, 2010, the Company and a wholly-owned subsidiary entered into a Merger Agreement (the "Merger Agreement") with Green Energy Management Services, Inc., a Delaware corporation ("GEM"). As of March 31, 2010, the merger has not closed. Conditions to closing include that the Company will effect a 1 for 3 reverse split of the outstanding common stock, amend the certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, issue approximately 352 million post-split shares (representing approximately 80% of the Company’s outstanding shares) in exchange for all of the outstanding common stock of GEM, replace the Company’s officers and directors with those of GEM, and change the Company’s name to "Green Energy Management Systems Holdings, Inc."  In addition, the Company must raise $1,250,000 prior to the closing of the transaction. The merger is expected to close during the second quarter of 2010.

The parties each made representations and warranties in the Merger Agreement, which is subject to closing conditions. The Merger Agreement contains termination rights for both parties, including a provision which would allow the board of directors of the Company to terminate the merger agreement in order to comply with its fiduciary duties. No assurance can be given that the conditions to closing the transactions contemplated by the Merger Agreement will be satisfied, or that the transactions contemplated by the Merger Agreement ultimately will be fully consummated.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Liquidity and Capital Resources

Our cash position at December 31, 2009 was $581 and we had outstanding liabilities to unrelated third parties of $117,032 and gross notes payable plus a payable aggregating $134,091 (before a non-cash note discount of $60,358) to a related party at December 31, 2009.  There are no operations from which cash flows may be generated.  Our CEO provided cash advances to us or paid expenses on our behalf of approximately $49,600 during the year ended December 31, 2009.  We have been and continue to be dependent upon our CEO or other sources of cash to pay operating expenses.  If available cash is not adequate to meet our obligations, liabilities, operating costs and claims, our CEO may agree to advance us additional funds through December 31, 2010 should it be necessary for working capital purposes, on terms and conditions to be approved by the disinterested directors of the Company and the CEO.  However there can be no assurance that such funds will be available from our CEO or other related parties in the future or on terms acceptable to us.

Going Concern

We have received a report from our independent registered public accounting firm for our year ended December 31, 2009 containing an explanatory paragraph that describes the uncertainty regarding our ability to continue as a going concern.  We have no revenues or earnings from operations, and there is a risk that we will be unable to continue as a going concern, consummate a business combination or other similar transaction.  We have no cash or significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a merger, acquisition or other similar transaction, resulting in continuing net operating losses being incurred.  We cannot assure you that we can identify a suitable business opportunity and consummate a business combination, or that any such business will be profitable at the time of its acquisition by us or ever.  Until we are able to create liquidity through a merger, acquisition or some other liquidity transaction, we will continue to require working capital to fund operating expenses.

Historically, we have incurred recurring operating losses and have a stockholders' deficit at December 31, 2009 of approximately $164,000.  We had a cash balance of $581 at December 31, 2009 and gross current liabilities of approximately $277,000 before a non-cash note discount of approximately $60,000.  These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.  We expect that we will incur losses at least until we complete a business combination and perhaps after such a combination as well.  There can be no assurances that we will ever be profitable.  We have limited access to capital, no plans to raise capital and no third party sources of capital at December 31, 2009.  Our past funding needs of the business have been provided by financings through cash advances received from and notes payable issued to our CEO.  There can be no assurance that such funds will be available from this related party in the future.   Without additional funds there is an uncertainty as to whether we can continue as a going concern.

Results of Operations for the Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008

Operating expenses recorded during the year ended December 31, 2009 were $82,264 versus $473,001 during the year ended December 31, 2008.  The lower operating expenses are a direct result of winding down operations.   During the year ended December 31, 2008 we terminated all of our employees, terminated our office lease and reduced our primary recurring expenses to bank charges, professional fees, records storage fees and fees associated with tax compliance and public company reporting.  This reduced operating level resulted in a decrease of $390,737 in total operating expenses during the year ended December 31, 2009 versus the year ended December 31, 2008.  The reduction in operating expenses was partially offset by a charge for a tax audit assessment for back sales taxes of $19,971.

Interest expense for the year ended December 31, 2009 was $21,152 and includes $5,739 of interest on  the note payable to the CEO, debt discount amortization of $8,662 and an interest charge of $6,751 resulting from a sales tax audit assessment.  Total interest expense of $2,425 for the year ended December 31, 2008 included $1,994 of interest on the note payable to the CEO and $431 of debt discount amortization.  During the year ended December 31, 2008 the Company recorded interest income of $970 earned on invested cash during 2008.

Cash Flows

Cash flows used in operating activities were $49,042 and $504,766 for the years ended December 31, 2009 and 2008, respectively.  The decrease in cash outflows from operating activities in 2009 versus 2008 is primarily due to the reduction in our net loss in 2009 versus 2008, as a direct result of our reduced operating activities, non-cash amortization of debt discount charged to interest expense of $8,662 and a net increase in liabilities of $76,463.

Cash inflows, from financing activities in 2009 and 2008, was $49,613 and $76,745, respectively, consisting of cash advances received from our CEO.

Critical Accounting Policies

Financial Statement Presentation as a Going Concern

When preparing the financial statements, we assess our ability to continue as a going concern.  We have assumed that the Company will continue as a going concern and as a result the financial statements have been prepared on a going concern basis.   This assumption is based upon the CEO’s historical funding to pay operating expenses and the determination by the Board of Directors to seek alternatives for the company to merge or acquire another business or to initiate a development stage business within the company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

As reported in a Current Report on Form 8-K, dated July 24, 2009, we engaged Malone & Bailey PC (“Malone & Bailey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 to replace the firm of KBA Group LLP (“KBA”).  The engagement of Malone & Bailey was effective as of July 24, 2009.  We previously disclosed the resignation of KBA on a Current Report on Form 8-K, dated June 3, 2009, the terms of which are incorporated by reference herein.

During our two most recent fiscal years, and in the subsequent interim period though July 24 , 2009, neither we nor anyone on our behalf consulted with Malone & Bailey regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and Malone & Bailey did not provide either a written report or oral advice to us that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

CONTROL AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures.

We maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that are designed to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure.

Our management, with the participation of our Chief Executive Officer (who is also our Acting Chief Financial Officer), evaluated the effectiveness of our company's disclosure controls and procedures as of the end of the period covered in this Annual Report on Form 10-K.  Based on this evaluation and because of the material weakness described below, our Chief Executive Officer and Acting Chief Financial Officer has concluded that as a result of the material weaknesses described in the Management Report on Internal Control Over Financial Reporting in this Form 10-K, our disclosure controls and procedures were not effective as of the end of the period covered in this Annual Report on Form 10-K.  To address the material weaknesses described below, we have expanded our disclosure controls and procedures to include additional analysis and other procedures over the preparation of the financial statements included in this report.  Accordingly, our management has concluded that the financial statements included in this report fairly present in all material respects our financial position, results of operations and cash flows for the periods presented in conformity with generally accepted accounting principles.

(b) Management's annual report on internal control over financial reporting

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting as such term is defined in Rule 13a-15(f) under Securities Exchange Act of 1934.   Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes of accounting principles generally accepted in the United States.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives.

Our management, including our Chief Executive Officer (who is also our Acting Chief financial Officer), evaluated the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009.   In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework.   Based on this evaluation, our management, including our Chief Executive Officer, concluded that, as of December 31, 2009, our internal control over financial reporting was not effective.

As of December 31, 2009, our management identified weaknesses in controls due to a lack of segregation of duties due to our limited staff size.   While we believe we have other controls in place that mitigate the risk of material misstatement, this control deficiency could result in a misstatement of the presentation and disclosure of our statement of operations that would result in a material misstatement in our annual or interim financial statements that would not be prevented or detected.  Accordingly, management determined that this control deficiency constitutes a material weakness in our internal control over financial reporting as of December 31, 2009.  Notwithstanding the existence of material weakness in our internal controls over financial reporting, our management, including our Chief Executive Officer and Acting Chief Financial Officer, believe that the financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

This annual report does not include an attestation report of the company's registered public accounting firm regarding internal control over financial reporting.  Management's report was not subject to attestation by the company's registered public accounting firm pursuant to temporary rules of  the Securities and Exchange Commission that permit the company to provide only management's report in this annual report.

(c) Changes in Internal Control over Financial Reporting.

There were no changes in the Company's internal control over financial reporting that occurred during the Company's last fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

As of March 29, 2010, there were issued and outstanding approximately 34,305,617 shares of common stock.  There were no shares of Preferred Stock outstanding following their redemption in connection with the Asset Sale.  There is no other class of voting security of CDSS issued or outstanding.  The following table sets forth the number of shares of common stock beneficially owned as of March 29, 2010, by (i) each person known to the Company to own more than 5% of the common stock, (ii) each director, (iii) each executive officer and (iv) all directors, and executive officers as a group.  We calculated beneficial ownership according to Rule 13d-3 of the Securities Exchange Act as of that date.  Shares issuable upon exercise of options or warrants that are exercisable within 60 days after March 29, 2010 are included as beneficially owned by the option holder or warrant holder.  Beneficial ownership generally includes voting and investment power with respect to securities.  Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

Name and Address	Number of Shares Beneficially Owned		Approximate Percent Of Class
Steven B. Solomon	6,854,484	(1)	20.0%

Major General (Ret) John Leide
78 Clubhouse Drive Palm Coast, Florida 32137	226,100	(2)	*

Joe M. Allbaugh
101 Constitution Avenue, NW, Suite 525 East Washington, DC 20001-2133	375,000	(2)	1.1%

Chris A. Economou
150 North Federal Highway, Suite 210 Fort Lauderdale, Florida 33301	406,100	(2)	1.2%

Mark Rogers
751 Laurel St., #119 San Carlos, California 94070	242,875	(3)	*

All Officers and directors as a group(5 people)	8,104,559	(4)	23.6%

* Less than 1%
(1)	Excludes 228,788,200 shares of common stock that may be acquired by Mr. Solomon upon conversion of a convertible promissory note issued August 2008.
(2)           Includes 200,000 immediately exercisable stock options.
(3)           Includes 50,000 immediately exercisable stock options.
(4)
Includes 650,000 immediately exercisable stock options, excludes 228,788,200 shares of common stock that may be acquired by Mr.  Solomon upon conversion of a convertible promissory note issued August 2008.

Director and Management Information

The following sets forth the names of our directors and executive officers at the date hereof, their principal occupations and the year in which each current director of CDSS initially joined the Board of Directors and the year in which their term as director expires.

Name	Age	Position with Company	Director Since	Term Expires
Steven B. Solomon	45	Chairman of the Board, President, Chief Executive Officer, Secretary and Acting Chief Financial Officer	1996	(1)
Major General (Ret) John Leide	72	Director	2001	(1)
Chris A. Economou	54	Director	2001	(1)
Joe M. Allbaugh	57	Director	2003	(1)
Mark Rogers	49	Director	2005	(1)

(1) Director’s term expires upon the election and qualification of his successor.

STEVEN B. SOLOMON has served as a director and the President and Chief Executive Officer of CDSS since its formation in December 1996, as President and Chief Executive Officer of CT Holdings Enterprises, Inc. ("CT Holdings") since May 1997 and as a director of CT Holdings since February 1996. Mr. Solomon has served as Acting Chief Financial Officer of CDSS since April 2007. Until May 2004 Mr. Solomon served as a Director of Parago, Inc., an incubation venture of CT Holdings that is an application solution provider and Internet-based business process outsourcer that provides an on-line suite of promotional offerings designed to automate promotional management and optimize the customer care services offered by its clients, and he served as Chairman of the Board of Directors of Parago from January 1999 to April 2001, and Chief Executive Officer of Parago from January 1999 to August 2000. From February 1996 through April 1997, Mr. Solomon served as Chief Operating Officer of CT Holdings. Mr. Solomon also served from May 2000 to August 2006 as a director of River Logic, Inc., an incubation venture of CT Holdings that creates and operates integrated networks of decision support tools, elearning solutions and ecommerce capabilities designed to enable decision makers to leverage knowledge and information to gain competitive advantage. From November 1, 2007 until his resignation on September 30, 2008 Mr. Solomon served as a member of the board of directors and as its Executive Chairman of Performing Brands, Inc. (formerly Boo Koo Holdings, Inc.) a developer and marketer of energy drinks which filed Chapter 7 bankruptcy in December 2008. Mr. Solomon currently serves as Chief Executive Officer and a director of Palmaz Scientific Inc., a privately held medical device company. The breadth of Mr. Solomon’s experience led the board to believe that he is qualified to serve on the board of directors.

MAJOR GENERAL (RET.) JOHN LEIDE has served as a director of CDSS since December 2001. His military career includes service in infantry, special operations, security and intelligence matters for more than 30 years, including four combat tours. He served as Director of Intelligence, J-2, United States Central Command, and performed in that capacity during the Gulf War for General Schwarzkopf throughout Operations Desert Shield and Desert Storm. During his final military position before retiring as an Army Major General in August 1995, General Leide was Director, National Military Intelligence Collection Center (NMICC), Director, Central MASINT (Measurements and Signatures) Office, and Director, Defense Human Intelligence Service (DHS), for the Department of Defense. Upon retirement from the US Army in 1995, John was appointed president of the Global Information Technologies strategic business unit with Electronic Data Systems (EDS) and served in that position until 1997. He then joined Avenue Technologies of Alexandria, Virginia, a defense and security information superiority company, where he served as Executive Vice President from 1997 to 1999. General Leide then assumed duties as President of Appenine Associates Ltd., an international defense and security services company from 1999 to 2003. John also served as a Senior Executive Advisor to General Dynamics Land Systems from 2000 to 2004. He presently serves as senior consultant to a number of national and international intelligence and security companies and governmental agencies, in strategic, operational, tactical and security matters. Major General Leide has been inducted into both the United States Military Intelligence Hall of Fame and the United States Defense Attaché Hall of Fame. The breadth of General Leide’s experience led the board to believe that he is qualified to serve on the board of directors.

CHRIS A. ECONOMOU has served as a director of CDSS since November 2001 and as a director of CT Holdings Enterprises Inc. since February 1996, and as a director of LoneStar Hospitality Corp. from June 1993 until its merger with CT Holdings Enterprises Inc. Mr. Economou has been engaged in the private practice of law in Fort Lauderdale, Florida, primarily in the transactional and corporate areas since 1981. Mr. Economou also served as a director of Parago during its incubation phase from January 1999 to February 2000. The breadth of Mr. Economou’s experience led the board to believe that he is qualified to serve on the board of directors.

JOE M. ALLBAUGH joined the Company as a director of CDSS in December 2003. Since March 2003, Mr. Allbaugh has served as President and CEO of The Allbaugh Company, LLC, a Washington, D.C. based corporate strategy and consulting firm with offices in Austin, Texas and Oklahoma City, Oklahoma. As the former Director of the Federal Emergency Management Agency (FEMA) from February 15, 2001 to March 1, 2003, Mr. Allbaugh managed an agency with 2,500 employees and an annual budget of $3 billion. After the 9/11 terrorist attacks on the World Trade Center, Pennsylvania and the Pentagon, Mr. Allbaugh played a critical role in coordinating the federal government’s response to the attacks, a response and recovery that exceeded $8.8 billion. He was also a member of the President’s Homeland Security Advisory Council. From January 1995 to July 1999, Mr. Allbaugh served as Chief of Staff to then-Governor George W. Bush. From July 1999 to December 2000 Mr. Allbaugh served as the National Campaign Manager for Bush-Cheney 2000 Inc. where he successfully organized and managed a $192 million presidential campaign. The breadth of Mr. Allbaugh’s experience led the board to believe that he is qualified to serve on the board of directors.

MARK ROGERS has served as a director of the Company since July 2005. Mr. Rogers is the President of Alchemy Ventures, Inc., a firm that designs, structures and funds alternative investment products. He also advises start-up companies with strategy and financings including mergers and acquisitions. He has served as a director of CT Holdings since July 1996. The breadth of Mr. Roger’s experience led the board to believe that he is qualified to serve on the board of directors.

The Board of Directors consists of a majority of “independent directors” as such term is defined in the Nasdaq Stock Market Marketplace Rules.  The Board of Directors has determined that Joe M.  Allbaugh, Chris A.  Economou, Major General (Ret.) John Leide and Mark Rogers are independent directors, based on representations from each such director that they meet the relevant NASDAQ and SEC definitions.

EQUITY COMPENSATION PLANS

The 2002 Stock Incentive Plan, as amended (the "Plan") was adopted by the board of directors and approved by the stockholders of CDSS.  The Plan authorizes the Board or a committee, which administers the plan, to grant stock options, stock appreciation rights, restricted stock and deferred stock awards to eligible officers, directors, employees and consultants.  A total of 3,000,000 shares of common stock were reserved for issuance under the terms of the Plan.  In the event of any sale of assets, merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the stock, the Board or committee may make an equitable substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan.  Options cancelled since the inception of the Plan due to employee terminations amounted to 3,418,276 and were added back to the options available for future grants under the Plan.  Option holders under the Plan have exercised 437,224 options since the inception of the Plan through December 31, 2009.   No options were outstanding or exercisable under the Plan at December 31, 2009 or 2008.   Typically, any options granted would have a term of 10 years and generally vest over periods of up to three years.  The underlying shares of the initial 1,500,000 shares of common stock in the Plan were registered on Form S-8 in July 2003.

The board of directors had also granted options outside of the Plan.  These options are not covered under a plan approved by the stockholders.  Options had been granted to officers, directors, employees, stockholders and consultants to the Company.  The options granted typically have a term of 10 years or less.   At December 31, 2009 and 2008, 675,000 options awarded outside of the Plan were outstanding and exercisable at a weighted average exercise price of $2.04 per share.  No options were granted outside the Plan in 2009 or 2008.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans [excluding securities reflected in column (a)] (c)

Equity compensation plans approved by security holders	-	-	2,562,776

Equity compensation plans not approved by security holders	675,000	$2.04	Not Applicable

Certain Relationships and Related Transactions, and Director Independence

On August 27, 2008, the Company and Steven B. Solomon, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors, entered into a Convertible Promissory Note (the "Note"). The Note represents advances of approximately $69,451 by Mr. Solomon to the Company through the issue date of the Note. The Note bears interest at eight percent (8%) per year and is payable on August 27, 2010 or upon demand by Mr. Solomon. If the Note had been converted in full at December 31, 2009, Mr. Solomon would have received 228,788,200 shares of the Company's common stock resulting in a beneficial ownership of approximately 90% of the Company's then issued and outstanding common stock.

Prior to the issuance of the Note, Mr. Solomon beneficially owned 6,854,484 shares of the Company's common stock. Therefore, at December 31, 2009, Mr. Solomon beneficially owned a total of 235,642,684 shares of the Company’s common stock (if the Note were converted into shares of the Company’s common stock), or more than 50% of the Company’s common stock outstanding on that date, giving him potential control of the Company through the voting power over a majority of the shares of our outstanding common stock. During the second quarter of 2010, Mr. Solomon converted a $18,821 convertible note payable into 62,000,000 shares of common stock of the Company. Mr. Solomon retains the right to convert the remaining balance of the note payable of $50,630 into 166,788,200 shares of common stock when enough authorized shares become available.

The Company does not have a sufficient number of authorized shares of common stock available to permit the conversion of the Note in full at this time. The Company has agreed to use its best efforts to obtain shareholder approval to (a) increase the number of authorized shares of common stock to a number sufficient to permit conversion, or (b) to effect a reverse stock split to reduce the number of currently outstanding shares of common stock to a number small enough to permit the conversion of the Note.

At December 31, 2009, the Company has amounts owed to its CEO of (i) $69,451 in the form of a convertible promissory note, (ii) $7,733 of accrued interest related to the Note, and (iii) $56,907 in the form of a payable for cash advances to the Company and the payment of expenses on behalf of the Company. Our CEO advanced cash to the Company of approximately $49,600 to fund operating expenses during the year ended December 31, 2009. The Company has made no payments during the year ended December 31, 2009 of principal, or interest or any repayments of the cash advances. The Company has been and continues to be dependent upon outside financing to continue to fund expenses and to alternatives being considered by the Board of Directors. Past funding needs of the business have been provided by financings through notes payable, cash advances and additional investments from related parties, including the Company's CEO, however there can be no assurance that such funds will be available from our CEO or others in the future, or at terms acceptable to the Company.

COMPARISON OF RIGHTS OF HOLDERS OF GEM COMMON STOCK
AND CDSS COMMON STOCK

Upon completion of the merger, there will be no change in the rights of holders of GEM common stock because CDSS will amend and restate its certificate of incorporation and bylaws to be substantially similar to the certificate of incorporation and bylaws of GEM immediately prior to the merger. CDSS shareholders rights will change because of the changes to its certificate of incorporation and bylaws. In addition, the par value of CDSS common stock will change from $0.01 per share to $0.0001 per share as a result of the reverse split. Also, as a result of the reverse stock split and merger, CDSS stockholders will own approximately 88 million shares in the combined company, while GEM stockholders will own approximately 352 million shares in the combined company. Accordingly, CDSS shareholders’ percentage ownership in CDSS will substantially decrease as a result of the merger.

Upon completion of the merger, CDSS will change its name to Green Energy Management Systems Holdings, Inc., and adopt the Certificate of Incorporation and Bylaws of GEM in effect immediately prior to the merger. Those documents are substantially similar to the current Certificate of Incorporation and Bylaws of CDSS except that the Bylaws of CDSS provide that stockholders representing 25% of the outstanding common stock may call a special meeting of stockholders while the Bylaws of GEM provide that special meetings of stockholders may only be called by the Chairman of the Board, the Chief Executive Officer, the President or Secretary of the corporation, in each case pursuant to a resolution of the Board of Directors.

INTERESTS OF NAMED EXPERTS AND LEGAL COUNSEL

Shackelford Melton & McKinley, legal counsel to CDSS, owns no shares of its common stock.

Michael Hill, legal counsel to GEM, owns no shares of its common stock.

Green Energy Management Systems, Inc.

Balance Sheets

March 31, 2010 and December 31, 2009

	(Unaudited)	(Audited)
ASSETS	March 31, 2010	December 31, 2009
Current assets:
Cash	$5,911	$18,241
Contract receivables	144,887	220,652
Prepaid expenses	-	3,710
Total current assets	150,798	242,603
Property and equipment-net	73,971	79,339
Total assets	$224,769	$321,942

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Line of Credit	$195,000	$195,000
Note payable	10,983	10,877
Accounts payable trade	225,081	222,370
Advances from shareholder	-	38,550
Other accrued liabilities	3,985	3,802
Total current liabilities	435,049	470,599
Notes payable - long term	49,565	52,351
Total liabilities	484,614	522,950
Stockholder's equity:
Capital stock - no par - 1,000 shares authorized - 1,000 shares issued and outstanding	1,000	1,000
Retained earnings (deficit)	(260,845)	(202,008)
Total stockholders' equity (deficit)	(259,845)	(201,008)
Total liabilities and stockholders' equity (deficit)	$224,769	$321,942

Green Energy Management Systems, Inc.

Statements of Income (loss) and Retained Earnings (deficit)

For the three months ended March 31, 2010 and 2009

	(Unaudited) Three Months ended March 31,
	2010	2009

Contract revenue earned	$201,727	$1,676,068
Cost of revenue earned	168,799	1,428,408
Gross profit	32,928	247,660

General and administrative expenses:
Salaries and compensation	41,250	163,433
Vehicle expenses	5,327	48,397
Contributions	2,653	200
Depreciation	4,568	9,575
Insurance	8,833	14,920
Professional fees	-	2,215
Entertainment and travel	2,808	14,115
Telephone	1,769	8,531
Taxes and licenses	5,831	21,559
Office	4,625	18,387
Miscellaneous	260	397
Rent	5,025	20,100
	82,949	321,829
Loss before other income (expense)	(50,021)	(74,169)
Other income (expense):
Interest income	8	-
Loss on sale of vehicle	(800)	(3,750)
Interest expense	(3,159)	(11,266)
Total other income (expense)	(3,951)	(15,016)
Net loss	(53,972)	(89,185)
Retained earnings (deficit) – beginning of period	(202,008)	(112,823)
Distributions	(4,865)	-
Retained earnings (deficit) – end of period	$(260,845)	$(202,008)

Green Energy Management Systems, Inc.

Statement of Cash Flows

For the three months ended March 31, 2010 and 2009

	(Unaudited) Three Months ended March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(53,972)	$(91,151)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,568	2,811
(Increase) decrease in:
Contract receivables	75,765	(30,074)
Costs in excess of earnings in excess of billings on uncompleted contracts	-	(14,351)
Prepaid expenses	3,710	2,212
Other assets	-	3,326
Loss on sale vehicle	800	-
Increase (decrease) in:
Accounts payable-trade	2,711	9,119
Billings in excess of costs and estimated earnings on uncompleted contracts	-	(33,228)
Advances from shareholders	(38,550)	106,301
Accrued liabilities	164	(228)
Net cash used in operating activities	(4,804)	(45,263)

Cash flows from financing activities:
Borrowings on line of credit	-	43,581
Repayment of debt on installment notes	(2,661)	-
Distributions	(4,865)	(34,302)
Net cash provided by (used in) financing activities	(7,526)	9,279
Decrease in cash	(12,330)	(35,984)
Cash - beginning of period	18,241	70,143
Cash - end of period	$5,911	$34,159

Supplemental disclosure of cash flow information:
Cash payments for interest	$3,159	$2,444

SOUTHSIDE ELECTRIC, INC.

TEANECK, NEW JERSEY

DECEMBER 31, 2009 AND 2008

CONTENTS

Audited Financial Statements

Hannis T. Bourgeois, LLP Certified Public Accountants

2322 Tremont Drive • Baton Rouge, LA 70809
178 Del Orleans Avenue, Suite C • Denham Springs, LA 70726
Phone: 225-928.4770 • Fax: 225.926.0945
www.htbcpa.com

May 20, 2010

Independent Auditor's Report

To the Stockholders
Southside Electric, Inc.
Teaneck, New Jersey

We have audited the accompanying balance sheets of Southside Electric, Inc. (an S-Corporation) as of December 31, 2009 and 2008 and the related statements of income (loss) and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southside Electric, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted,

/s/ Hannis T. Bourgeois, LLP

SOUTHSIDE ELECTRIC, INC.

BALANCE SHEETS

DECEMBER 31, 2009 AND 2008

ASSETS

	2009	2008
Current assets:
Cash	18,241	70,143
Contract receivables	220,652	352,421
Prepaid expenses	3,710	2,212
Total current assets	242,603	424,776

Property and equipment-net	79,339	19,203
Other assets	-	5,374
Total assets	$321,942	$449,353

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Line of Credit	195,000	151,419
Note payable - current portion	10,877	-
Accounts payable - trade	222,370	277,546
Billings in excess of costs and estimated earnings on uncompleted contracts	-	70,496
Advances from stockholders	38,550	61,487
Other accrued liabilities	3,802	228
Total current liabilities	470,599	561,176
Note payable - long-term portion	52,351	-
Total liabilities	522,950	561,176

Stockholders' equity:
Capital stock - no par - 1,000 shares authorized - 1,000 shares issued and outstanding	1,000	1,000
Retained earnings (deficit)	(202,008)	(112,823)
Total stockholders' equity (deficit)	(201,008)	(111,823)
Total liabilities and stockholders' equity	$321,942	$449,353

The accompanying notes are an integral part of these financial statements.

SOUTHSIDE ELECTRIC, INC.

STATEMENTS OF INCOME (LOSS) AND RETAINED EARNINGS (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Construction Income:
Contract revenue earned	$1,697,321	$2,785,643
Cost of revenue earned	1,456,506	2,109,486
Gross profit	240,815	676,157

General and administrative expenses:	163,433	266,010
Salaries and compensation	48,397	72,207
Vehicle expenses	200	6,065
Contributions	9,575	6,402
Depreciation	14,920	18,003
Insurance	2,215	9,802
Professional fees	14,115	25,664
Entertainment and travel	8,531	7,668
Telephone Taxes and licenses	21,559	24,088
Office	18,387	23,200
Miscellaneous	397	2,534
Rent	20,100	18,425
	321,829	480,068
Income (loss) before other income (expense)	(81,014)	196,089

Other income (expense):
Loss on sale of vehicle	(3,750)
Interest expense	(4,421)	(3,303)
Total other income (expense)	(8,171)	(3,303)
Net income (loss)	(89,185)	192,786

Retained earnings (deficit) - beginning of year	(112,823)	(300,609)
Distributions	-	(5,000)
Retained earnings (deficit) - end of year	$(202,008)	$(112,823)

The accompanying notes are an integral part of these financial statements.

SOUTHSIDE ELECTRIC, INC.
STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Cash flows from operating activities:
Net income (loss)	$(89,185)	$192,786
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	9,575	6,402
Loss on sale of vehicle	3,750	-
(Increase) decrease in:
Contract receivables	131,769	(381)
Prepaid expenses	(1,498)	6,591
Other assets	5,374	(5,374)
Increase (decrease) in:
Accounts payable-trade	(55,176)	120,202
Billings in excess of costs and estimated earnings on uncompleted contracts	(70,496)	(278,565)
Advances from stockholders	(22,937)	61,487
Accrued liabilities	3,574	228
Net cash provided by (used in) operating activities	(85,250)	103,376
Cash flows from investing activities:
Purchases of property and equipment	(73,961)	(18,375)
Proceeds from sale of vehicle	500	-
Net cash provided by (used in) investing activities	(73,461)	(18,375)
Cash flows from financing activities:
Borrowings on installment notes	65,000	-
Repayments on installment notes	(1,772)	-
Distributions	-	(5,000)
Net borrowings (repayments) on line of credit	43,581	(26,487)
Net cash provided by (used in) financing activities	106,809	(31,487)
Net increase (decrease) in cash	(51,902)	53,514
Cash - beginning of year	70,143	16,629
Cash - end of year	$18,241	$70,143
Supplemental disclosure of cash flow information:
Cash payments for interest	$11,266	$12,279

The accompanying notes are an integral part of these financial statements.

SOUTHSIDE ELECTRIC, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Note 1 - Summary of significant accounting policies -

Nature of operations

Southside Electric, Inc. (the Company) is a local electrical unionized contractor specializing in light commercial construction and residential projects. Incorporated in March 1990, the Company mainly operates in the New Jersey and New York City region.

Recognition of income on construction contracts

The Company is on the percentage of completion method for recognizing profits on fixed price contracts for financial reporting purposes. Estimates of percentage of completion are based on direct costs incurred to date as a percentage of the latest estimate of total costs anticipated. This method is used because management considers costs incurred to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the company's estimates of costs and revenues will change in the near future. Provisions for anticipated losses on contracts are made when such losses become apparent. Profits on cost-plus contracts are recognized as costs are incurred for financial reporting purposes.

Income taxes

All tax effects of the Company's income or loss are passed through to the individual stockholders. For income tax purposes, the Company files utilizing the cash basis of accounting and uses accelerated methods of depreciation for capitalized assets.

The Company files income tax returns in the U.S. federal jurisdiction and the State of New Jersey. With few exceptions, the Company is no longer subject to federal and state income tax examinations by tax authorities for the years before 2006. Any interest and penalties assessed by income taxing authorities are not significant and are included in general and administrative expense in these financial statements.

Property and equipment

The Company records its property and equipment at cost and provides for depreciation using the straight-line method for financial reporting purposes and accelerated methods for income tax reporting purposes.

Statements of cash flows

For purposes of reporting cash flows, cash includes certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company provides construction services to a diversified group of customers. Unsecured credit is extended based on an evaluation of each customer's financial condition. Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible. Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. Costs to complete or estimated profits on uncompleted lump-sum contracts are management's best estimate based on facts and circumstances at that time.

Advertising

The Company expenses advertising costs as they are incurred. There were no advertising costs in 2009 and 2008.

Note 2 - Contract receivables -

At December 31, 2009 and 2008, the following is a list of receivables outstanding.

	2009	2008
Billed:
Completed contracts	$220,652	$127,114
Uncompleted contracts	-	185,425
Retainage:
Uncompleted contracts	-	39,882
	$220,652	$352,421

Balances outstanding more than 90 days in billed receivables are $107,451 and $4,844 for 2009 and 2008, respectively.

Note 3 - Construction contracts in progress -

Information with respect to fixed price contracts in progress as of December 31, 2009 and 2008 is as follows:

	2009	2008
Costs on contracts in progress	$-	$738,864
Estimated profit on contracts	-	100,809
	-	839,673
Less: related billings	-	(910,169)
	$-	$(70,496)

The following amounts are included in the accompanying Balance Sheets under the captions:

	2009	2008
Billings in excess of costs and estimated earnings on uncompleted contracts	$-	$(70,496)

Note 4 - Property and equipment -

The detail of property and equipment at December 31, 2009 and 2008 is as follows:

	2009	2008

Vehicles	$103,366	$60,761
Less: accumulated depreciation	(24,027)	(41,558)
	$79,339	$19,203

Note 5 - Note Payable -

In 2009, the Company purchased a vehicle and financed it with Mercedes Benz Financial Services. The terms of the note are 66 payments of $1,098 with an interest rate of 3.90%. The total financed was $65,000 and the outstanding principal balance at December 31, 2009 was $63,228.

The maturities of the long-term portion are as follows:

December 31, 2011	$11,309
December 31, 2012	11,758
December 31, 2013	12,225
December 31, 2014	12,711
Thereafter	4,348
$52,351

Note 6 - Line of Credit -

As of December 31, 2009 and 2008, the Company had a $200,000 line of credit with a bank. Any borrowings under the line of credit will be repaid at a variable interest rate which was 3.50% at December 31, 2009. It is secured by the assets of the Company and the continuing guaranty of the stockholders. The line of credit expired in February 2009 and has been renewed; it currently matures in March 2011. The balance on the line of credit was $195,000 and $151,419 at December 31, 2009 and 2008, respectively.

Note 7 - Trade accounts payable -

The Company had trade payables outstanding at December 31, 2009 and 2008 of $222,370 and $277,546, respectively. Included in these amounts are subcontractor payables of $-0- and $227,078 in 2009 and 2008, respectively. All accounts are expected to be paid within one year.

Note 8 - Operating leases -

The Company leases its office and warehouse space for $1,675 as an operating lease agreement which expired March 31, 2010 and was renewed for $1,875 a month through March 31, 2011. The Company paid total rents of $20,100 and $18,425 for the years ended December 31, 2009 and 2008, respectively.

The Company also leases vehicles through operating leases which expire at various dates. For the years ended December 31, 2009 and 2008, total lease payments were $34,754 and $52,083, respectively, which are included in costs of revenue and general and administrative expenses in these financial statements.

Total minimum lease commitments at December 31, 2009 are as follows:

December 31, 2010	$37,377
December 31, 2011	11,350
$48,727

Note 9 - Concentration of customers -

At December 31, 2009, the Company had approximately 46% of its total revenue with three customers. In 2008, the Company had four major customers which comprised 54% of its total revenue.

Note 10 - Backlog -

Backlog represents the amount of revenue on fixed price contracts the Company expects to realize from work to be performed on incomplete contracts in progress at year end and from contractual agreements on which work has not yet begun. At December 31, 2009 and 2008, the Company's backlog was $-0- and $283,033, respectively.

Note 11 - Surety bonds -

The Company may be required to furnish performance and payment surety bonds to contract owners. The bonds are secured by the assets of the Company.

In the normal course of its business, the Company may also subcontract to various specialty contractors who may or may not have obtained surety bonds. Management has adequate controls in place to monitor the pre-qualifications and performance of the subcontractors. Therefore, no accruals have been considered necessary by management for financial guarantees related to the non-bonded subcontractors.

The Company had no outstanding surety bonds at December 31, 2009 and 2008.

Note 12 - Concentration of credit risk -

The Company maintains cash accounts with commercial banks, the balances of which may periodically exceed the federally insured amount.

Note 13 - Subsequent Events -

The stockholders of the Company have executed a share exchange agreement whereby they will exchange their stock in the Company for ownership in Green Energy Management Systems, Inc. (GEMS). GEMS has entered into a reverse triangular merger agreement dated March 29, 2010 with a publicly traded company, Wind Down, Inc. which stock will be traded on the Securities Exchange Bulletin Board.

The Company evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through May 20, 2010, the date which the financial statements were available to be issued.

CDSS WIND DOWN INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$506	$581

LIABILITIES
Accounts payable and accrued expenses	$129,106	$117,033
Sales tax liability	27,370	26,722
Convertible promissory note payable to officer including accrued interest payable of $9,148 at March 31, 2010 and $7,733 at December 31, 2009 and net of deferred debt discount of $49,961 at March 31, 2010 and $60,358 at December 31, 2009	28,638	16,826
Payable to officer	75,703	56,907
Total current liabilities	260,817	217,488

STOCKHOLDERS’ DEFICIT
Convertible preferred stock, $1,000 stated value per share; 1,000,000 shares authorized, no shares issued and outstanding at March 31, 2010 and December 31, 2009	-	-
Common stock, $.01 par value per share; 100,000,000 shares authorized; 34,305,617 shares issued and outstanding at March 31, 2010 and December 31, 2009	343,056	343,056
Additional paid-in capital	30,444,976	30,444,976
Accumulated deficit	(31,048,343)	(31,004,939)
Total stockholders’ deficit	(260,311)	(216,907)
Total liabilities and stockholders' deficit	$506	$581

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CDSS WIND DOWN INC.
UNAUDITED CONSOLIDATED STATEMENTS OF EXPENSES

	Three months ended March 31,
	2010	2009

General and administrative expense	$30,944	$4,432
Interest expense	12,460	1,909
Net loss	$(43,404)	$(6,341)

Weighted average common shares outstanding - basic and diluted	34,305,617	34,305,617

Net loss per share	$(0.00)	$(0.00)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CDSS WIND DOWN INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2010	2009
Cash flows used in operating activities
Net loss	$(43,404)	$(6,341)
Adjustments to reconcile net loss to net cash used in operating activities	-	-
Amortization of beneficial conversion feature on note payable to officer recorded as interest expense	10,397	493
Change in operating liabilities:
Accounts payable and accrued expenses	14,136	283
Net cash used in operating activities	(18,871)	(5,565)

Net cash provided from financing activities:
Cash advances from CEO	18,796	6,371
Net change in cash	(75)	806
Cash at the beginning of the period	581	–
Cash at the end of the period	$506	$806

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CDSS WIND DOWN INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE A - BASIS OF PRESENTATION AND NATURE OF BUSINESS

Interim Financial Statements and Basis of Presentation

These unaudited interim financial statements have been prepared on the historical cost basis in accordance with accounting principles generally accepted in the United States and in the opinion of management, reflect all adjustments (consisting of normal, recurring adjustments) necessary to present fairly, the financial position, results of operations and cash flows of CDSS Wind Down Inc. and its consolidated subsidiaries (collectively “CDSS” or the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to current year presentation.

Some information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted pursuant to rules and regulations promulgated by the Securities and Exchange Commission (the “Commission”). The results of operations for the interim periods shown herein are not necessarily indicative of the results to be expected for any future interim period or for the entire year. These statements should be read together with the audited financial statements and notes thereto included in the Company’s Form 10-K for the year ended December 31, 2009 on file with the Commission.

Going Concern

The Company has been and continues to be dependent upon outside financing to continue its existence and to fund alternatives being considered by the Board of Directors.  The Company will continue to require working capital to fund operating expenses, primarily accounting, legal and compliance reporting costs to maintain the shell company.  Therefore, there is substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

Net Loss Per Share

Basic net loss per common share is computed by dividing net loss to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net income per share is computed using the weighted average number of common shares outstanding plus potentially dilutive common shares outstanding during the periods, including the assumed conversions of dilutive securities such as preferred stock, options, and warrants. For the three months ended March 31, 2010 and 2009, basic and diluted net loss per common share are identical because the number of shares assumed in the exercise of common stock options outstanding would be antidilutive and are therefore excluded from the computation of diluted loss per common share.

For the three months ended March 31, 2010 and 2009, the effect of stock options for 675,000 shares of common stock outstanding at March 31, 2010 and 2009 and the effects of issuing 228,788,200 shares of common stock upon the assumed conversion of a note payable to the Company's CEO have been excluded from the weighted average shares computation as the effect of the above potentially dilutive securities would be antidilutive to the net loss per share during those periods.

NOTE B - PENDING MERGER TRANSACTION

On March 29, 2010, the Company and a wholly-owned subsidiary entered into a Merger Agreement (the "Merger Agreement") with Green Energy Management Services, Inc., a Delaware corporation ("GEM"). As of March 31, 2010, the merger had not closed. Conditions to closing include that the Company will effect a 1 for 3 reverse split of the outstanding common stock, amend the certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, issue approximately 352 million post-split shares (representing approximately 80% of the Company’s outstanding shares) in exchange for all of the outstanding common stock of GEM, replace the Company’s officers and directors with those of GEM, and change the Company’s name to "Green Energy Management Systems Holdings, Inc."  In addition, the Company must raise $1,250,000 prior to the closing of the transaction. The merger is expected to close during the second quarter of 2010.

The parties each made representations and warranties in the Merger Agreement, which is subject to closing conditions. The Merger Agreement contains termination rights for both parties, including a provision which would allow the board of directors of the Company to terminate the merger agreement in order to comply with its fiduciary duties. No assurance can be given that the conditions to closing the transactions contemplated by the Merger Agreement will be satisfied, or that the transactions contemplated by the Merger Agreement ultimately will be fully consummated.

NOTE C - RELATED PARTY TRANSACTIONS

At March 31, 2010 the Company owed its CEO (i) $69,451 in the form of a convertible promissory note (before note discount of $49,961), (ii) $9,148 of accrued interest related to the note, and (iii) $75,703 in the form of a payable for cash advances to the Company and for the payment of expenses on behalf of the Company.  The CEO has committed to advance the Company additional funds should it be necessary for working capital expenses, on terms and conditions to be approved by the disinterested directors of the Company and the CEO.  Past funding needs of the business have been met by cash advances from the CEO, however there can be no assurance that such funds will continue to be available from the CEO or other related parties in the future. The Company has been and continues to be dependent upon outside sources of cash to pay expenses.

On August 27, 2008, the Company and Steven B. Solomon, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors, entered into a Convertible Promissory Note (the "Note").  The Note represents advances of approximately $69,451 by Mr. Solomon to the Company through the issue date of the Note.  The Note bears interest at eight percent (8%) per year and is payable on August 27, 2010 or upon demand by Mr. Solomon.  If the Note had been converted in full at March 31, 2010, Mr. Solomon would have received approximately 228,788,200 shares of the Company's common stock resulting in a beneficial ownership of approximately 90% of the Company's then issued and outstanding common stock.  On March 31, 2010, Mr. Solomon beneficially owned a total of 235,642,684 shares of the Company’s common stock (as if the Note were converted into shares of the Company’s common stock at that date), and the conversion of the note would trigger a change in control giving Mr. Solomon control of the Company through the voting power over a majority of the shares of outstanding common stock.

This conversion feature was evaluated under ASC 815-15. Upon conversion, 228,788,200 shares of common stock would be issued, which exceeds the number of authorized shares.  Upon conversion, Mr. Solomon would own 90% of the outstanding common stock and would then control the Company.  Based on the Mr. Solomon’s ability to authorize an increase in available shares without additional shareholder votes, no derivative liability was recognized.

The Company does not have a sufficient number of authorized shares of common stock available to permit the conversion of the Note in full. The Company has agreed to use its best efforts to obtain shareholder approval to (a) increase the number of authorized shares of common stock to a number sufficient to permit conversion, or (b) to effect a reverse stock split to reduce the number of currently outstanding shares of common stock to a number small enough to permit the conversion of the Note.

The conversion price of the Amended Note of approximately $0.0003 per share was below the fair value per share of the common stock at the date the note was issued resulting in  beneficial conversion feature, therefore the amount of discount assigned to the note is limited to the proceeds of $69,451.  The fair value of the beneficial conversion feature of $69,451 was credited to additional paid-in capital. The discount is being amortized to interest expense over the two year term of the note using the interest method over the two year term of the note.

NOTE D – SUBSEQUENT EVENT

On April 30, 2010, Mr. Solomon converted a portion of the note payable into 62,000,000 shares of common stock triggering a change of control of the Company.  No adjustment to the financial statements at March 31, 2010 was required for the effects of this transaction.

Set forth below are the audited financial statements for the Company for the years ended December 31, 2009 and 2008 and the reports thereon of MaloneBailey, LLP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of CDSS Wind Down Inc.
Dallas, Texas

We have audited the balance sheet of CDSS Wind Down Inc. (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, shareholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Company as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that CDSS Wind Down Inc. will continue as a going concern. As discussed in Note A to the financial statements, CDSS Wind Down Inc. suffered losses from operations and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note A. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
March 31, 2010

CDSS WIND DOWN INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$581	$–

LIABILITIES
Accounts payable and accrued expenses	$117,033	$103,772
Sales tax liability	26,722	–
Convertible promissory note payable to officer including accrued interest payable of $7,733 and $1,994 at December 31, 2009 and 2008 and net of deferred debt discount of $60,358 and $69,020 at December 31, 2009 and 2008	16,826	2,425
Payable to officer	56,907	7,294
Total current liabilities	217,488	113,491

Convertible preferred stock, $1,000 stated value per share; 1,000,000 shares authorized, no shares issued and outstanding at December 31, 2009 and 2008	–	–
Common stock, $0.01 par value per share; 100,000,000 shares authorized; 34,305,617 shares issued and outstanding at December 31, 2009 and 2008	343,056	343,056
Additional paid-in capital	30,444,976	30,444,976
Accumulated deficit	(31,004,939)	(30,901,523)
Total stockholders’ deficit	(216,907)	(113,491)
Total liabilities and stockholders' deficit	$581	$–

The accompanying notes are an integral part of these consolidated financial statements.

CDSS WIND DOWN INC.
CONSOLIDATED RESULTS OF OPERATIONS

	Year ended December 31,
	2009	2008
General and administrative expenses	$82,264	$473,001,
Interest expense	21,152	2,425
Interest income	–	(970)
Net loss	$(103,416)	$(474,456)

Weighted average shares outstanding – basic and diluted	34,305,617	34,305,617

Loss per share – basic and diluted	$(0.00)	$(0.01)

The accompanying notes are an integral part of these consolidated financial statements.

CDSS WIND DOWN INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31
	2009	2008
Cash flows used in operating activities
Net loss	$(103,416)	$(474,456)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of beneficial conversion feature on note payable to officer recorded as interest expense	8,662	431
Change in operating liabilities:
Accounts payable and accrued expenses	13,261	(32,735)
Sales tax liability	26,722	–
Interest payable	5,739	1,994
Net cash used in operating activities	(49,032)	(504,766)

Net cash provided from financing activities:
Cash advances from CEO	49,613	76,745
Net change in cash	581	(428,021)
Cash at the beginning of the period	–	428,021
Cash at the end of the period	$581	$–

Non-cash items:
Conversion of cash advances from CEO into note payable	$–	$69,451

The accompanying notes are an integral part of these consolidated financial statements.

CDSS WIND DOWN INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated (Deficit)	Total Stockholders’ Equity (Deficit)
Balance at December 31, 2007	34,305,617	$343,056	$30,375,525	$(30,427,067)	$291,514

Beneficial conversion feature of convertible note payable			69,451		69,451

Net loss				(474,456)	(474,456)

Balance at December 31, 2008	34,305,617	$343,056	$30,444,976	$(30,901,523)	$(113,491)

Net loss				(103,416)	(103,416)

Balance at December 31, 2009	34,305,617	$343,056	$30,444,976	$(31,004,939)	$(216,907)

The accompanying notes are an integral part of these consolidated financial statements.

CDSS WIND DOWN INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

CDSS Wind Down Inc. (“CDSS”) was incorporated in Delaware in December 1996. Its principal executive offices are located at 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201.  The business was operated as a standalone software company formerly known as Citadel Security Software Inc. from May 17, 2002 until December 4, 2006 when operations ceased due to the sale of substantially all of the Company’s assets to a subsidiary of McAfee Inc. (the “Sale”).  On December 12, 2006 Citadel Security Software Inc. changed its name to CDSS Wind Down Inc. (“CDSS”) and began trading under the symbol “CWDW” on the Over the Counter Bulletin Board.

Until the Sale, the Company was engaged in the development, marketing and licensing of security software products to large enterprises and government agencies.  Following the Sale, the Company has had no operations but has been engaged in the wind down activities of its prior software business and has incurred costs and expenses associated with maintaining compliance with tax and public company reporting requirements.  During the years ended December 31, 2009 and 2008, the Company had no operations.  The remaining employees following the Sale voluntarily terminated during the year ended December 31, 2008 and no employees have been hired since.

Basis of Presentation

On November 16, 2009, the Board of Directors terminated the plan of liquidation and dissolution (the ”Plan of Liquidation”) previously approved by the Board of Directors on October 13, 2006 and by the shareholders of the Company on December 1, 2006.  As a result of the Plan of Liquidation, management had prepared its financial statements under the liquidation basis of accounting which management had considered appropriate.  During the year ended December 31, 2009, the Board of Directors discussed alternatives to liquidating or dissolving the Company and determined to terminate the Plan of Liquidation and to consider other alternatives including the potential for commencing operations of a development stage company or for acquiring an operating company in a merger or asset purchase transaction.  At December 31, 2009, no business opportunities had been identified by the Board of Directors or management and there can be no assurance that any profitable companies or operations may be identified or acquired in the future.  However, as a result of this decision by the Board of Directors, management determined that the presentation of the financial statements under the liquidation basis of accounting was no longer appropriate and has prepared the financial statement for the years ended December 31, 2009 and 2008 under the going concern basis of accounting.

Going Concern

The Company’ cash position at December 31, 2009 was $581 and it had outstanding liabilities to unrelated third parties of $117,032 and gross notes payable and advances aggregating $134,091 (before a non-cash note discount of $60,358) to related parties at December 31, 2009.  These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.  There are no operations from which cash flows may be generated.  The Company will continue to require working capital to fund operating expenses, primarily accounting, legal and compliance reporting costs.  The Company has limited access to capital, no plans to raise capital and no identified sources of capital from unrelated third parties.  The Company has been and continues to be dependent upon outside financing to continue to fund expenses and to alternatives being considered by the Board of Directors.  Past funding needs of the business have been provided by financings through notes payable, cash advances and additional investments from related parties, including the Company's CEO, however there can be no assurance that such funds will be available from the CEO or others in the future, or at terms acceptable to the Company.  Therefore, there is substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period.  In addition, the preparation of consolidated financial statements requires the Company to make assumptions, judgments and estimates that can have a significant impact on our reported financial; position, results of operations and cash flows.  Management bases its assumptions, judgments and estimates on the most recent information available and various other factors believed to be reasonable under the circumstances.  On a regular basis management evaluates its assumptions, judgments and estimates and makes changes accordingly.  Actual results could differ materially from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

Income Taxes

Income taxes are accounted for using the asset and liability method.  Deferred income tax expenses are provided based upon estimated future tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes calculated based upon provisions of enacted laws.

Net Loss Per Share

Basic net loss per common share is computed by dividing net loss to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net income per share is computed using the weighted average number of common shares outstanding plus potentially dilutive common shares outstanding during the periods, including the assumed conversions of dilutive securities such as preferred stock, options, and warrants.  For the years ended December 31, 2009 and 2008, basic and diluted net loss per common share are identical because the number of shares assumed in the exercise of common stock options outstanding would be antidilutive and are therefore excluded from the computation of diluted loss per common share.

For the years ended December 31, 2009 and 2008, the effect of outstanding stock options for 675,000 shares of common stock at December 31, 2009 and 2008 and the effects of issuing 228,788,200 shares of common stock upon the assumed conversion of a note payable to the Company’s CEO have been excluded from the weighted average shares computation as the effect of the above potentially dilutive securities would be antidilutive to the net loss per share during those periods.

Recently Adopted Accounting Pronouncements

During the third quarter of 2009, the Company adopted The FASB Accounting Standards Codification (ASC or Codification) and the Hierarchy of Generally Accepted Accounting Principles (GAAP) which establishes the Codification as the sole source for authoritative U.S. GAAP and will supersede all accounting standards in U.S. GAAP, aside from those issued by the SEC. The adoption of the Codification did not have an impact on the Company’s financial position, results of operations or cash flows. Since the adoption of the Accounting Standards Codification (ASC) the notes to the consolidated financial statements will no longer make reference to Statement of Financial Accounting Standards (SFAS) or other U.S. GAAP pronouncements.

Effective June 30, 2009, the Company implemented FASB ASC 855, Subsequent Events. This standard establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The adoption of ASC 855 did not impact the Company’s consolidated financial statements.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on its financial position, results of operations or cash flows.

NOTE B - RELATED PARTY TRANSACTIONS

At December 31, 2009 the Company owed its CEO (i) $69,451 in the form of a convertible promissory note before a non-cash debt discount of $60,358, (ii) $7,733 of accrued interest related to the note, and (iii) $56,907 in the form of a payable for cash advances to the Company and for the payment of expenses on behalf of the Company.  At December 31, 2008 the Company owed its CEO (i) $69,451 in the form of a convertible promissory note before a non-cash debt discount of $69,020, (ii) $1,994 of accrued interest related to the note, and (iii) $7,294 in the form of a payable for cash advances to the Company and for the payment of expenses on behalf of the Company.  The CEO has committed to advance the Company additional funds should it be necessary for working capital during the year ended December 31, 2010, on terms and conditions to be approved by the disinterested directors of the Company and the CEO, however there can be no assurance that such funds will be available from the CEO beyond this commitment, or at terms acceptable to the Company.

On August 27, 2008, the Company and Steven B. Solomon, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors, entered into a Convertible Promissory Note (the "Note").  The Note represents advances of approximately $69,451 by Mr. Solomon to the Company through the issue date of the Note.  The Note bears interest at eight percent (8%) per year and is payable on August 27, 2010 or upon demand by Mr. Solomon.  If the Note had been converted in full at December 31, 2009, Mr. Solomon would have received approximately 228,788,200 shares of the Company's common stock resulting in a beneficial ownership of approximately 90% of the Company's then issued and outstanding common stock.  On December 31, 2009, Mr. Solomon beneficially owned a total of 235,642,684 shares of the Company’s common stock (as if the Note were converted into shares of the Company’s common stock at that date), and the conversion of the note would trigger a change in control giving Mr. Solomon control of the Company through the voting power over a majority of the shares of outstanding common stock.

The conversion price of the Amended Note of approximately $0.0003 per share was below the fair value per share of the common stock at the date the note was issued resulting in recognition of the fair value of a beneficial conversion feature as a discount assigned to the note which was limited to the note proceeds of $69,451.  The fair value of the beneficial conversion feature of $69,451 was credited to additional paid-in capital and discount is being amortized to interest expense using the interest method over the two year term of the note.

The Company does not have a sufficient number of authorized shares of common stock available to permit the conversion of the Note in full.  The Company has agreed to use its best efforts to obtain shareholder approval to (a) increase the number of authorized shares of common stock to a number sufficient to permit conversion, or (b) to effect a reverse stock split to reduce the number of currently outstanding shares of common stock to a number small enough to permit the conversion of the Note.

This conversion feature was evaluated under ASC 815-15. Upon conversion, 228,788,200 shares of common stock would be issued, which exceeds the number of authorized shares.  Upon conversion, Mr. Solomon would own 90% of the outstanding common stock and would then control the Company.  Based on the Mr. Solomon’s ability to authorize an increase in available shares without additional shareholder votes, no derivative liability was recognized.

NOTE C - INCOME TAXES

The significant components of the Company’s deferred tax liabilities and assets consisted of:

	December 31,
	2009	2008
Net operating loss carryforwards	$1,691,000	$1,658,000
Valuation allowance	(1,691,000)	(1,658,000)
Total deferred tax assets, net	$–	$–

The difference between the provision for income taxes and the amount computed by applying the federal statutory rate of 35% to income (loss) before provision for income taxes is explained below:

	December 31,
	2009	2008
Benefit computed at federal statutory rate	$36,000	$166,000
Permanent differences	(3,000)	–
Increase in valuation allowance	(33,000)	(166,000)
Tax benefit	$–	$–

For federal income tax purposes, at December 31, 2009 the Company had a net operating loss carryforward of approximately $4,800,000.  The net operating loss carryforward, which is subject to annual limitations as prescribed by the Internal Revenue Code, is available to offset future taxable income and begins to expire in 2020.  Under the Tax Reform Act of 1986, the amounts of and the benefits from net operating loss carryforwards and credits may be impaired or limited in certain circumstances.  Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three year period. The utilization of the NOL could be limited by the adoption of a plan of liquidation in 2006. In addition, the full conversion of the CEO’s convertible promissory note would result in a beneficial ownership of approximately 90% which may lead to restrictions in respect of the availability and use of the net operating loss carryforwards.  A valuation allowance has been recorded for the entire amount of the net deferred tax asset due to uncertainty of realization.

In evaluating the exposure associated with various tax filing positions, the Company considers accrual of charges for probable exposures.   At December 31, 2009, the Company believes that it has appropriately considered probable tax exposures.   To the extent the Company were not to prevail in matters for which tax accruals have been established or be required to pay taxes in excess of recorded accruals, the effective tax rate in a given financial statement period could be materially affected.   Significant judgment is required in determining the provision for income taxes.  In the ordinary course of business, there are many transactions for which the ultimate tax outcome is uncertain.   Reported results may be subject to final examination by taxing authorities.   Because many transactions are subject to varying interpretations of the applicable federal, state or foreign tax laws, reported tax liabilities and taxes may be subject to change at a later date due to final determination by the taxing authorities.   The impact of this final determination on the Company’s estimated tax obligations could be significant and could increase or decrease amounts of cash available.

NOTE D – PREFERRED STOCK, COMMON STOCK AND STOCK OPTIONS

At December 31, 2009 and 2008, the Company had 1,000,000 authorized shares of preferred stock at a stated value of $1000 per share.   No preferred shares were issued and outstanding at December 31, 2009 and 2008.   In addition, the Company has 100,000,000 authorized shares of common stock of which 34,305,617 are issued and outstanding at December 31, 2009 and 2008 with a par value of $0.01 per share.

Stock-based Compensation Plans

The 2002 Stock Incentive Plan (the "Plan") was adopted by the board of directors and approved by the shareholders of CDSS.  The Plan authorizes the board of directors or a committee, which administers the plan, to grant stock options, stock appreciation rights, restricted stock and deferred stock awards to eligible officers, directors, employees and consultants.  A total of 3,000,000 shares of common stock were reserved for issuance under the terms of the Plan.  In the event of any sale of assets, merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the stock, the Board or committee may make an equitable substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan.  Any options granted under the Plan have a term of 10 years and generally vest over periods of up to three years.  No stock options were outstanding or exercisable at December 31, 2009 or 2008 under the Plan.   There were 2,562,776 stock options available for future grant under the Plan.

The Company has granted options outside of the Plan and are not covered under a plan approved by the stockholders.  The options granted have a term of 10 years or less and generally vest over periods of from one to three years.  At December 31, 2009 and 2008, 675,000 options awarded outside of the Plan were outstanding and exercisable at a weighted average exercise price of $2.04 per share and have a weighted average remaining life of 4.15 years.  The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s common stock that were “in-the-money” at December 31, 2009.  No options were “in-the-money” at December 31, 2009.

For options grants, the Company recognizes compensation expense based on the estimated grant date fair value method using the Black-Scholes valuation model.  Compensation expense has been recognized on a straight-line basis over the vesting period of the options.  ASC 718-20 requires that stock-based compensation expense be based on awards that are ultimately expected to vest.  No options were granted during the years ended December 31, 2009 and 2008, therefore no stock compensation expanse has been recorded.  As of December 31, 2009 and 2008, there was no unrecognized compensation cost related to unvested stock options.

NOTE E - SUBSEQUENT EVENTS

Effective as of March 29, 2010, the Company and a wholly-owned subsidiary entered into a Merger Agreement (the "Merger Agreement") with Green Energy Management Systems, Inc., a Delaware corporation ("GEM"). Pursuant to the Merger Agreement, we will effect a 1 for 3 reverse split of our outstanding common stock, issue approximately 352 million post-split shares (representing 80% of our outstanding shares) in exchange for all of the outstanding common stock of GEM, replace our officers and directors with those of GEM, and change our name to "Green Energy Management Systems Holdings, Inc."

The parties each made representations and warranties in the Merger Agreement, which is subject to closing conditions. The Merger Agreement contains termination rights for both parties, including a provision which would allow the board of directors of the Company to terminate the merger agreement in order to comply with its fiduciary duties. No assurance can be given that the conditions to closing the transactions contemplated by the Merger Agreement will be satisfied, or that the transactions contemplated by the Merger Agreement ultimately will be fully consummated.

Annexes

Annex 1	Certificate of Amendment related to Reverse Split
Annex 2	Certificate of Amendment related to Share Increase
Annex 3	Merger Agreement dated March 29, 2010
Annex 4	Amendment to Merger Agreement dated April 30, 2010
Annex 5	Amended and Restated Certificate of Incorporation
Annex 6	Accountant’s Consent of MaloneBailey, LLP
Annex 7	Accountant’s Consent of Hannis T. Bourgeois, LLP

Annex 1      Certificate of Amendment related to Reverse Split

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
CDSS WIND DOWN INC.

CDSS Wind Down Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: That at a meeting of the Board of Directors of CDSS Wind Down Inc., a resolution was duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the amendment be submitted to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended to effect a one (1) for three (3) reverse split of all of the Corporation's issued common stock, par value $0.01 per share (the "Common Stock"), whereby, automatically upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, each three (3) issued shares of Common Stock shall be changed into one (1) share of Common Stock, and, in that connection, to reduce the stated capital of the Corporation.

In order to effectuate the amendment set forth above:

(a)  All of the Corporation's issued Common Stock, having a par value  of $0.01 per share, is hereby changed into new Common Stock, having a par value of $0.01 per share, on the basis of one (1) new share of Common Stock for each three (3) shares of Common Stock issued as of the date of filing of the Certificate of Amendment with the Secretary of State of the State of Delaware; provided, however, that no fractional shares of Common Stock shall be issued pursuant to such change. Each stockholder who otherwise would be entitled to a fractional share as a result of such change shall have only a right to receive, in lieu thereof, a whole new share of Common Stock at no additional cost;

(b)  The Corporation's 100,000,000 authorized shares of Common Stock, having a par value of $0.01 per share, shall not be changed;

(c)  The Corporation's 1,000,000 authorized shares of preferred stock, having a par value of $0.01 per share, shall not be changed; and

(d)  The Corporation's stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of this Amendment which, as a result of the reverse split provided for herein, are no longer issued shares of Common Stock.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a consent of the stockholders of said corporation was executed in accordance with Section 228 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by Steven B. Solomon, its Chief Executive Officer and President, this day of     , 2010.

CDSS Wind Down Inc.

Steven B. Solomon
Chief Executive Officer and President

Annex 2     Certificate of Amendment related to Share Increase

CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
CDSS WIND DOWN INC.

CDSS Wind Down Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the corporation is CDSS Wind Down Inc. The original Certificate of Incorporation of the corporation (formerly known as Citadel Security Software Inc.) was filed with the Delaware Secretary of State on December 20, 1996.

B. This Certificate of Amendment was duly adopted by the corporation's directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the Delaware General Corporation Law.

C. The Certificate of Incorporation, as heretofore amended, is hereby further amended by changing the first paragraph of ARTICLE IV so that, as amended, the first paragraph of said Article shall be and read as follows:

The  total  number  of shares of all classes of stock which the Corporation shall  have  authority to issue is 501,000,000, of which 500,000,000 shares of  the par value of $0.0001 per share shall be a separate class designated as
Common  Stock and 1,000,000 shares of the par value of $0.0001 per share shall be  a  separate  class  designated  as  Preferred  Stock.

IN  WITNESS WHEREOF, the corporation has caused this Certificate to be signed by Steven  B.  Solomon  its Chief Executive Officer and President, this ____ day of _____,  2010.

CDSS Wind Down Inc.

By:
Steven B. Solomon
Chief Executive Officer and President

Annex 3    Merger Agreement

MERGER AGREEMENT

This Merger Agreement (“Agreement”) is entered into effective as of March 29, 2010, by and among CDSS Wind Down, Inc., a Delaware corporation (“CDSS”), CDSS Merger Corporation, a Delaware corporation and a newly-created wholly-owned subsidiary of CDSS (“Merger Sub”), and Green Energy Management Services, Inc., a Delaware corporation (“Company”) (each a “Party” and collectively the “Parties”).

RECITALS

A.           This Agreement contemplates a reverse triangular merger, of Merger Sub with and into Company in a transaction intended to qualify as a tax free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

B.           At the Closing, all holders (“Company Holders”) of shares of common stock, no par value per share (“Company Shares”), of the Company will receive shares of common stock, par value $0.01 (“CDSS Shares”) of CDSS in exchange for all of their Company Shares, and the Company will become a wholly-owned Subsidiary of CDSS.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants contained herein, the Parties agree as follows.

1.             Basic Transaction.

A.           Merger. On and subject to the terms and conditions of this Agreement, Merger Sub will merge with and into Company (the “Merger”). Pursuant to the Merger, the Company Shares will be converted into CDSS Shares at the rate set forth herein. The Company will be the corporation surviving the Merger (after the Closing, the “Surviving Corporation”), and the separate corporate existence of Merger Sub will cease.

B.           Documents. As soon as practicable following the execution of this Agreement, each Party will promptly prepare, execute and deliver to the others the various certificates, instruments, and documents referred to herein.

C.           Closing. The closing of the Merger will take place as soon as practicable on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transaction, other than conditions with respect to actions the respective Parties will take at the Closing itself, or such other time as the Parties may mutually determine (the “Closing”). The Closing is currently anticipated to occur on or before April 30, 2010.

D.           Merger Certificate. At the Closing of the Merger, CDSS will file with the Secretary of State of the State of Delaware a Certificate of Merger between Company and Merger Sub (the “Merger Certificate”).

E.           Effect of Merger.

  (1)           General. The Merger will become effective upon filing of the Merger Certificate with the Secretary of State of the State of Delaware (the “Effective Time”). The Merger will have the effect set forth in the DGCL. The Surviving Corporation may, at any time after the Closing, take any action, including executing or delivering any document, in the name and on behalf of either the Company or Merger Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

(2)           Certificate of Incorporation. The certificate of incorporation of CDSS will be amended and restated at and as of the Effective Time, and the name of CDSS will be changed to “Green Energy Management Systems Holdings, Inc.”

(3)           Bylaws. The bylaws of CDSS may be amended and restated at and as of the Closing.

(4)           Directors and Officers. At the Closing, the officers and directors of CDSS and Merger Sub immediately prior to the Effective Time shall resign, and the officers and directors listed on Schedule 1(E)(4) (which will be attached prior to Closing) will be appointed as officers and directors of CDSS and Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

(5)           Conversion of Company Shares and Reverse Split of CDSS Shares.

(a)           Conversion. At and as of the Effective Time:

(i)
each issued and outstanding Company Share (other than any Dissenting Shares) will, by virtue of the Merger and without any further action on behalf of CDSS, Merger Sub, the Company, or any Company Holder, automatically be converted into and become 0.352 validly issued, fully paid and non-assessable CDSS Shares, such that the Company Holders shall receive an aggregate of 351,691,756 CDSS Shares (representing eighty  percent (80%) of the fully-diluted shares of common stock of CDSS after the Closing after giving effect to the three for one reverse stock split referred to in subsection (b) below));  ,

(ii)	each Dissenting Share will be converted into the right to receive payment from Surviving Corporation with respect thereto in accordance with the provisions of the DGCL, and

(iii)	all unissued and treasury Company Shares will be cancelled.

(b)           Reverse Split.  Prior to or as of the Effective Time, CDSS will increase its authorized capital to 500,000,000 shares of common stock and effect a reverse stock split pursuant to which each  three (3) issued and outstanding CDSS Shares will automatically be converted into and become one validly issued, fully paid and non-assessable CDSS Share, par value $0.0001, rounding up to the nearest whole share, such that there remain a total of approximately 439,614,695 post-Merger CDSS Shares resulting from such split.

(c)           Share Certificates. Following the Closing, upon surrender of an original certificate representing Company Shares or pre-Merger CDSS Shares, CDSS will cause to be issued a stock certificate for CDSS Shares to which such Person is entitled, bearing any necessary or appropriate restrictive legend. CDSS will not pay any dividend or make any distribution on Company Shares or CDSS Shares with a record date at or after the Closing until the record holder surrenders for exchange his, her, or its certificates that represented Company Shares or pre-Merger CDSS Shares.

(d)           Lost certificates.  If any certificate evidencing Shares shall has been lost, stolen or destroyed, upon the making of an affidavit in form acceptable to CDSS’ Transfer Agent of that fact by the Person claiming the certificate to be lost, stolen or destroyed and an indemnity bond in such amount as the Transfer Agent may direct, as collateral security against any claim that may be made with respect to the certificate, CDSS will cause to be issued in exchange for the lost, stolen or destroyed certificate the applicable number of CDSS Shares.

(e)           Cancellations; Transfers.  As of the Closing of the Merger, the Company Shares and warrants and options to purchase same (collectively, “Company Securities”) will be deemed canceled and will cease to exist, and each holder of a Company Security will cease to have any rights with respect thereto, other than those expressly set forth in this Section 1.E(5). After the Closing, transfers of Company Shares outstanding prior to the Closing will not be made on the stock transfer books of Surviving Corporation. Notwithstanding anything to the contrary herein, none of the Surviving Corporation or any Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

F.             Employment Agreements.  Effective as of the Closing, CDSS and Michael Samuel shall enter into a two-year employment agreement on mutually agreeable terms under which Mr. Samuel shall serve as Chairman and Chief Executive Officer of CDSS.

G.            Stockholders Agreement.  The Parties, Mr. Samuel, Mr. Solomon and the officers, directors and the new investors in CDSS prior to the Closing (Mr. Solomon and such officers, directors and investors are referred to as the “Prior Holders”) shall enter into a Stockholders Agreement on mutually agreeable terms and containing terms including:

(i)           terms related to the CDSS board of directors, which shall consist of three members, consisting of Mr. Samuel and two independent designees of Mr. Samuel; and committee assignments for the board of directors of CDSS after the Closing;

(ii)           terms related to the resale of shares of CDSS (including without limitation (1) the agreement of CDSS to file within thirty days after Closing a registration statement on Form S-1 covering only certain shares held by the Prior Holders, with a liquidated damages provision of 1.5% of the CDSS shares received by the former principal shareholders of the Company for each 15-day period in the event the registration statement is not filed within such thirty-day period, and to obtain the effectiveness of such registration statement within 60 days after filing, with a liquidated damages provision of 1.5% of the CDSS shares received by the former principal shareholders of the Company for each 15-day period after such 60-day period if the registration statement is not effective within such 60-day period or successive 15-day period, and (2) the agreement of CDSS to file within 65 days after the Closing a registration statement on Form S-8 covering only shares held by the Prior Holders that are permitted to be included on a Form S-8, with a liquidated damages provision of 1.5% of the CDSS shares received by the former principal shareholders of the Company for each 15-day period in the event the Form S-8 registration statement is not filed and effective within such 65-day period); provided, that CDSS shall not file any registration statement including CDSS shares held by former Company shareholders for a period ending 90 days after effectiveness of the registration statements referred to above;

(iii)           during the period ending twelve (12) months after the Closing, should CDSS require stock to finance its operations or expansion, as determined in the sole discretion by the CDSS board of directors, CDSS may make a capital call on  Ice Nine, L.L.C. to contribute and return to treasury stock CDSS shares of up to 40,000,000 shares of Ice Nine’s shares of common stock (the “Annotated Shares”) sufficient to raise the additional capital without dilution to other CDSS shareholders.  At the sole discretion of Ice Nine, Ice Nine may fulfill this obligation by contributing cash sufficient to raise the additional capital without dilution to other CDSS shareholders.  If Ice Nine is unwilling or incapable of contributing the Annotated Shares or cash, then CDSS will make capital calls on the remaining Company Holders to contribute such shares as are necessary for the operations or expansion.  At the sole discretion of the shareholders upon whom the call is made, said shareholders may fulfill this obligation by contributing cash sufficient to raise the additional capital without dilution to other CDSS shareholders;

(iv)           neither CDSS nor any other person acting on its behalf will provide to the Prior Holders or their agents or counsel with any information that constitutes or might constitute material, non-public information after the Closing;

(v)            lockup agreements for all officers and directors of post-Closing CDSS and certain former shareholders of the Company until the one year anniversary after the date of effectiveness of the registration statement referred to above; and

(vi)           other customary matters.

2.             Conditions to Obligations to Close.

A.            Conditions to Obligations of CDSS. The obligation of each of CDSS and Merger Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(1)           The representations and warranties of the Company set forth in Section 4 will be true and correct in all material respects as if made at and as of the Closing, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Adverse Effect” or “Adverse Change,” in which case such representations and warranties as so written, including the term “material” or “Material,” will be true and correct in all respects at and as of the Closing;

(2)           The Company will have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Adverse Effect” or “Adverse Change,” in which case Company will have performed and complied with all of such covenants as so written, including the term “material” or “Material,” in all respects through the Closing;

(3)           There will not be any judgment, order, decree or injunction in effect that would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (c) adversely affect the right of CDSS to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries, or (d) adversely affect the right of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its business;

(4)           The Company and its Subsidiaries will not have engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business which results in a Material Adverse Effect;

(5)           The Merger will have been duly approved by the requisite number of the Company Holders;

(6)           The Company will have delivered to CDSS a certificate to the effect that each of the conditions specified in Sections 2.A(1)-(5) is satisfied in all respects; and

(7)           The Company will have delivered to CDSS an executed counterpart of the Merger Certificate;

(8)            The CDSS board of directors shall have approved this Agreement and the Closing, and such approval shall not have been withdrawn or terminated as of the Closing, and which approval shall not be unreasonably withheld by the CDSS board of directors;

(9)            CDSS shall have raised at least $1,250,000  in cash in an equity offering and shall have at least such amount in its bank accounts;

(10)          CDSS shall be satisfied with the results of its legal, financial and business due diligence investigations of the Company; and

(11)          The CDSS Stockholders shall have approved this Agreement and the transactions contemplated hereby.

CDSS and the Merger Sub may waive any condition specified in this Section 2.A if it or they execute a writing so stating at or prior to the Closing.

B.             Conditions to the Company’s Obligation. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(1)           The representations and warranties of CDSS and the Merger Sub set forth in Section 5 will be true and correct in all material respects at and as of the Closing, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Adverse Effect” or “Adverse Change,” in which case such representations and warranties as so written, including the term “material” or “Material,” will be true and correct in all respects at and as of the Closing;

(2)           Each of CDSS and the Merger Sub will have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Adverse Effect” or “Adverse Change,” in which case CDSS and, in the case of the Closing of the Merger, the Merger Sub will have performed and complied with all of such covenants as so written, including the term “material” or “Material,” in all respects through the Closing;

(3)           There will not be any judgment, order, decree or injunction in effect that would (a) prevent consummation of any of the transactions contemplated by this Agreement, or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

(4)           CDSS and its Subsidiaries will not have engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business which results in a Material Adverse Effect;

(5)           The Merger will have been duly approved by the requisite number of CDSS Stockholders;

(6)           CDSS will have delivered to the Company a certificate to the effect that each of the conditions specified in Sections 2.B(1)-(5) is satisfied in all respects;

(7)           CDSS will have delivered to the Company an executed counterpart of the Merger Certificate;

(8)           CDSS shall have raised at least $1,250,000  in cash in an equity offering and shall have at least such amount in its bank accounts;

(9)           CDSS will have delivered to Company the resignations, effective as of the Closing, of each director and officer of CDSS and its Subsidiaries.

The Company may waive any condition specified in this Section 2.B if it executes a writing so stating at or prior to the Closing.

3.             Covenants.

(i)            Pre-closing Covenants.  The Parties agree as follows with respect to the period from and after the execution of this Agreement until the Closing or termination of this Agreement:

A.           General. Each of the Parties will use its best efforts to prepare, execute and deliver all documents, take all actions and do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including the satisfaction, but not waiver, of all of the Closing conditions set forth in Section 2.

B.            Notices. The Company will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its best efforts to obtain) any necessary third-party consents.

C.            SEC and State Filings. Each of the Parties will, and will cause each of its Subsidiaries to, give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of Governmental Authorities in connection with the matters referred to herein.

D.            Further Cooperation. The filing Party in each instance will use its best efforts to respond to the comments of the SEC or any state Governmental Authorities on any filings and will make any further filings, including amendments and supplements, in connection therewith that may be necessary, proper, or advisable. CDSS will provide the Company, and the Company will provide CDSS, with whatever information and assistance in connection with the foregoing filings the filing Party may request.

E.            Reasonable Access. The Company and CDSS will (and will cause each of their Subsidiaries to) permit representatives of CDSS and the Company (including legal counsel and accountants) to have reasonable access, during normal business hours and on reasonable notice, to all information (including tax information) concerning its business, properties and personnel, subject to the confidentiality obligations set forth in Section 3.G.

F.            Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in this Agreement. No disclosure by any Party pursuant to this Section 3.F, however, will be deemed to amend or supplement the Company Disclosure Schedule or the CDSS Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

G.           Confidentiality.  Except as and to the extent required by law or securities law disclosure obligations, neither Party will disclose or use, and each Party will direct its representatives not to disclose or use to the detriment of the disclosing Party, any Confidential Information (as defined below) with respect to such disclosing Party furnished, or to be furnished, by such disclosing Party or its representatives to such recipient Party or its representatives at any time or in any manner other than in connection with its evaluation of the transactions contemplated by this Agreement. For purposes of this Agreement, “Confidential Information” means any information about a disclosing Party stamped “confidential” or identified as such by a disclosing Party promptly following its disclosure, unless (a) such information is already known to the recipient Party or its representatives or to others not bound by a duty of confidentiality at the time of its disclosure or such information becomes publicly available through no fault of such recipient Party or its representatives; (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the proposed transactions; or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon the written request of a Party, the recipient Party will promptly return to the disclosing Party or destroy any Confidential Information in its possession and certify in writing to the disclosing Party that it has done so.  The Company understand and acknowledge that CDSS is a public corporation subject to the rules and regulations of the SEC and, as such, some or all of the Confidential Information of CDSS may constitute material nonpublic information. Accordingly, the Company agree that neither they nor their representatives shall trade in the securities of CDSS while in the possession of such material nonpublic information.  Furthermore, the Company agree that they shall not disclose the Confidential Information of CDSS to others whom they have reason to believe would trade in securities of CDSS with the benefit of such material nonpublic information. The Company and their representatives agree to maintain the confidentiality of all Confidential Information of CDSS that constitutes material nonpublic information and refrain from trading in the securities of CDSS in compliance with the SEC’s regulations, including without limitation Rule 10b-5 and Regulation FD.

H.           Exclusive Dealing.  The Company and Mr. Samuel will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Company, its securities, assets or business, in whole or in part, or any business similar to that of the Company, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of inventory in the ordinary course); and the Company will immediately notify CDSS regarding any contact between the Company or its representatives and any other person regarding any such offer or proposal or any related inquiry.

I.           Conduct of Business. During the period from the date hereof until the Closing, the Company shall operate its business in the ordinary course and refrain from any extraordinary transactions; provided, that the Company shall obtain any required audits necessary for the completion of the transactions contemplated hereby.

J.           Information Statement.  CDSS agrees that as promptly as practicable following the date of this Agreement it shall prepare and file an information statement on Form 14C or if required a proxy statement on Form 14A (the “Information Statement”).  CDSS shall use commercially reasonable efforts to cause the Information Statement to be mailed to its stockholders at the earliest practicable date following such filing.  In connection with the foregoing, the Company shall furnish to CDSS (and be responsible for) all information related to it and its officers, directors and greater than five percent stockholders (including without limitation D&O questionnaires) as is required to be included in the Information Statement.  If at any time prior to the Closing any event with respect to the Company or with respect to other information supplied by the Company for inclusion in the Information Statement shall occur which is required to be described in an amendment of, or a supplement to, the Information Statement, the Company shall provide written notice thereof to CDSS and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated.

4.             Company’s Representations and Warranties.

The Company represents and warrants to CDSS that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing, as though made then and as though the Closing were substituted for the date of this Agreement throughout this Section 4, except as set forth in the disclosure schedule provided by the Company to CDSS (the “Company Disclosure Schedule”) corresponding to the Section of this Agreement, to which any of the following representations and warranties specifically relate, or as disclosed in another section of the Company Disclosure Schedule, if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement:

A.           Organization, Qualification, and Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company and its Subsidiaries have full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

B.           Capitalization. The entire authorized capital of the Company consists solely of 1,000,000,000 shares of common stock, all of which shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid, non-assessable and free of preemptive rights, and were issued in compliance with all applicable state and federal securities laws. There are no: (1) other outstanding or authorized shares, options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any kind that could require the Company to issue, sell, or otherwise cause to become outstanding any of its securities; (2) equity securities, debt securities or instruments convertible into or exchangeable for shares of such securities; or (3) outstanding or authorized unit appreciation, phantom unit, profit participation, or similar rights with respect to the Company.

C.           Authorization of Transaction. The Company has all requisite power and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the Company and, except as set forth herein, no other proceedings on the part of the Company and no shareholder vote or consent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company is a party constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

D.           Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or any of its Subsidiaries is subject or any provision of the charter or company agreement of the Company or any of its Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Other than in connection with the provisions of the DGCL, the Exchange Act, the Securities Act, and state securities laws, neither the Company nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

E.           Full Disclosure; No Disqualification.  No representation or warranty, exhibit or schedule furnished by or on behalf of the Company in this Agreement or any other document delivered in connection herewith contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.  The Company has no knowledge of any facts pertaining to the Company, its business or its assets that could have an Adverse Effect and that have not been disclosed in this Agreement or the schedules and exhibits hereto, except for any facts relating solely to general economic, business or political developments affecting the economy generally.  Neither the Company nor any officer, director or greater than 5% stockholder of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; (d) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated; or (e) the subject to any of the matters set forth under the disqualification provisions set forth in Rule 262(a) or (b) under the Securities Act.

F.           Financial Statements. Prior to the Closing, the Company shall have delivered to CDSS: (a) audited consolidated balance sheets of the Company as at December 31, in each of the years 2007 through 2009, and the related audited consolidated statements of income, changes in stockholders’ equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Hannis T. Bourgeois independent registered public accounting firm, (b) a consolidated balance sheet of the Company as at December 31, 2009 (including the notes thereto, the “Balance Sheet”), and the related consolidated statements of income, changes in stockholders’ equity, and cash flow for the fiscal year then ended, together with the report thereon of Hannis T. Bourgeois, independent registered public accounting firm, and (c) an unaudited consolidated balance sheet of the Company as at February 28, 2010 (the “Interim Balance Sheet”) and the related unaudited consolidated statements of income, changes in stockholders’ equity, and cash flow for the two months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this section reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary, (1) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (2) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

G.           Events Subsequent to Year End. Since December 31, 2008, there has not been any Adverse Change.

H.           Litigation. There is no action, suit, legal or administrative proceeding or investigation pending, or to the Company’s Knowledge threatened, against or involving the Company (either as a plaintiff or defendant) before any court or governmental agency, authority, body or arbitrator. Neither the Company nor to its Knowledge any director, officer, shareholder or employee of the Company, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company. There is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring the Company to take any action of any kind with respect to its business, assets or properties.

I.           Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liability of any kind, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of December 31, 2009 (rather than in any notes thereto), and (ii) liabilities that have arisen after December 31, 2009 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

J.           Compliance with Laws. To its Knowledge, (a) the Company has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets including, without limitation all necessary approvals, licenses, except where the failure to have such permits would not reasonably be expected to have an Adverse Effect; (b) the Company is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous waste, land use or similar matters) relating to its properties, the enforcement of which would have an Adverse Effect; and (c) the business of the Company as conducted since January 1, 2008, and to the Knowledge of the current officers and directors of the Company since inception, has not violated, and as of the Closing does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders, the enforcement of which would have an Adverse Effect. Company has not had notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

K.           Brokers’ Fees. Neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

L.           Tax Treatment. The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg. §1.368-1(d). Neither the Company nor, to the Knowledge of the Company, any of its Affiliates has taken or agreed to take action that would prevent the Merger from constituting a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

5.             Representations and Warranties of CDSS.

Each of CDSS and Merger Sub represents and warrants to the Company that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Section 5, except as set forth in the except as set forth in the CDSS SEC Reports or the disclosure schedule provided by CDSS to the Company (the “CDSS Disclosure Schedule”) corresponding to the Section of this Agreement, to which any of the following representations and warranties specifically relate, or as disclosed in another section of the CDSS Disclosure Schedule, if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, or in the CDSS SEC Reports:

A.           Organization, Qualification, and Corporate Power. Each of CDSS and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of CDSS and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. CDSS and its Subsidiaries have full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

B.           Capitalization. The entire authorized capital stock of CDSS consists solely of 100,000,000 shares of common stock, of which 34,318,230 shares are issued and outstanding, and 1,000,000 shares of preferred stock, none of which are issued or outstanding; provided, that CDSS intends to increase its authorized capital to 500,000,000 shares of common stock, to effect a reverse stock split and  issue additional shares to the new investors, as set forth above, and CDSS has issued a convertible note to its CEO convertible into 228,788,200 shares of common stock.  As of the Closing, the CEO of CDSS shall have fully converted his convertible note and shall have obtained the 228,788,200 shares of common stock called for in the note (or have waived his right to certain of such shares in connection with either cash payment or forgiveness of a portion of the convertible note). All of the issued and outstanding CDSS Shares have been duly authorized and are validly issued, fully paid, non-assessable and free of preemptive rights, and were issued in compliance with all applicable state and federal securities laws. There are no: (1) other outstanding or authorized shares, options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any kind that could require CDSS to issue, sell, or otherwise cause to become outstanding any of its capital stock.; (2) equity securities, debt securities or instruments convertible into or exchangeable for shares of such stock; or (3) outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to CDSS.

C.           Authorization of Transaction. CDSS has all requisite power and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CDSS and the consummation by CDSS of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by CDSS and, except as set forth herein, no other corporate proceedings on the part of CDSS and no shareholder vote or consent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CDSS. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which CDSS is a party constitutes the valid and legally binding obligations of CDSS, enforceable against CDSS in accordance with their respective terms.

D.           Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which CDSS or any of its Subsidiaries is subject or any provision of the charter or bylaws of CDSS or any of its Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CDSS or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Other than in connection with the provisions of the DGCL, the Exchange Act, the Securities Act, and state securities laws, neither CDSS nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

E.           Filings with SEC. CDSS has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (collectively the “CDSS Public Reports”) since January 1, 2008.  Each of the CDSS Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the CDSS Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

F.           Financial Statements. CDSS has filed an annual report on Form 10-K for the fiscal year ended December 31, 2008 (“Year End”) and a quarterly report on Form 10-QSB for the fiscal quarter ended September 30, 2009 (“Quarter End”). The financial statements included in or incorporated by reference into these CDSS Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly the financial condition of CDSS and its Subsidiaries as of the indicated dates and the results of operations of CDSS and its Subsidiaries for the indicated periods and are correct and complete in all respects, and are consistent with the books and records of CDSS and its Subsidiaries; provided, however, that the interim statements are subject to normal year-end adjustments.

G.           Events Subsequent to Year End. Since Year End and Quarter End, there has not been any Adverse Change.

H.           Litigation. There is no action, suit, legal or administrative proceeding or investigation pending, or to CDSS’ Knowledge threatened, against or involving CDSS (either as a plaintiff or defendant) before any court or governmental agency, authority, body or arbitrator. Neither CDSS nor to its Knowledge any officer, director or employee of CDSS, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of CDSS. There in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring CDSS to take any action of any kind with respect to its business, assets or properties.

I.           Undisclosed Liabilities. Neither CDSS nor any of its Subsidiaries has any liability of any kind, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes, except for (i) liabilities set forth on the balance sheet dated as of Year End and Quarter End (including any notes thereto), and (ii) liabilities that have arisen after Year End and Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

J.            Compliance with Laws. To its Knowledge, (a) CDSS has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets including, without limitation all necessary approvals, licenses, except where the failure to have such permits would not reasonably be expected to have an Adverse Effect; (b) CDSS is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous waste, land use or similar matters) relating to its properties, the enforcement of which would have an Adverse Effect; and (c) the business of CDSS as conducted since October 1, 2009, and to the Knowledge of the current officers and directors of CDSS since inception,  has not violated, and as of the Closing does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders, the enforcement of which would have an Adverse Effect. CDSS has not had notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

K.            Brokers’ Fees. Neither CDSS nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

L.            Tax Treatment. Neither CDSS nor Merger Sub nor, to the Knowledge of CDSS, any of their Affiliates has taken or agreed to take action that would prevent the Merger from constituting a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

M.           Operations of Merger Sub. Merger Sub is a direct, wholly-owned subsidiary of CDSS, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

6.           Termination of Merger Transaction.

A.            Termination. Any of the Parties may terminate this Agreement only as follows:

(1)           CDSS may terminate this Agreement by giving written notice to the Company at any time prior to the Closing in the event:

(a)     of an Uncured Breach by the Company;

(b)     CDSS is not reasonably satisfied with the results of its due diligence regarding the Company;

(c)     the Closing shall not have been consummated on or before close of business on April 30, 2010; or

(d)     the board of directors of CDSS determines in good faith that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the CDSS board of directors to the CDSS stockholders under applicable law.

(2)           The Company may terminate this Agreement by giving written notice to CDSS and Merger Sub at any time prior to the Closing in the event:

(a)           of an Uncured Breach by CDSS or Merger Sub; or

(b)           the Closing shall not have been consummated on or before close of business on April 30, 2010.

(3)           Either Party may terminate this Agreement if a Governmental Authority of competent jurisdiction shall have issued an order or taken any other action, in each case which has become final and non-appealable, and which permanently restrains, enjoins or otherwise prohibits the Closing.

B.           Effect of Termination. If this Agreement is terminated pursuant to Section 6.A, the Parties shall no further obligation of any kind; provided, however, that if the transactions contemplated by this Agreement are not consummated because of a material misrepresentation of the Company or if the Company elects to terminate this Agreement for any reason, the Company shall pay to CDSS the lesser of (i) $75,000 and (ii) total amount of due diligence expenses and legal fees and expenses incurred by CDSS.

7.             Definitions.

“Adverse Effect” or “Adverse Change” means any effect or change that would be, or could reasonably be expected to be, materially adverse to the business, assets, financial condition, operating results, operations, or business prospects of the Company or CDSS, as appropriate, or to the ability of the Company or CDSS, as appropriate, to consummate timely the transactions contemplated by this Agreement, regardless of whether or not such adverse effect or change can be or has been cured at any time or whether CDSS or the Company, as appropriate, has knowledge of such effect or change on the date hereof, including any adverse change, event, development, or effect arising from or relating to: (a) general business or economic conditions, including such conditions related to the business of the Company or CDSS, as appropriate, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets, including any general suspension of trading in, or limitation on prices for, securities on any national exchange or trading market, (d) changes in GAAP, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, and (f) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Affiliated Group” means any affiliated group within the meaning of Code §1504(a) or any similar group defined under a similar provision of state, local or foreign law.

“Code” means the Internal Revenue Code of 1986, as amended, or any succeeding law.

“CDSS SEC Reports” means each report, schedule, registration statement, definitive proxy statement and other document required to be filed by CDSS and its predecessors and officers and directors under the Exchange Act or the Securities Act as such documents have been amended since the time of their filing.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Dissenting Share” means any Company Share held of record by any stockholder who has exercised applicable appraisal rights under the DGCL.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Authority” means any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Knowledge” means actual knowledge after reasonable investigation.

“NASD” means NASD, Inc. or any successor organization which regulates and administers trading in OTC Bulletin Board securities.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice, including with respect to nature, quantity and frequency.

“OTC Bulletin Board” means the over-the-counter bulletin board trading of securities administered by the NASD.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Holder Approval” means the effective affirmative vote of the holders of a majority of the Company Shares or CDSS Shares, as the case may be, in favor of this Agreement and the Merger.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons will be allocated a majority of such business entity’s gains or losses or will be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” will include all Subsidiaries of such Subsidiary.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Uncured Breach” means an unexcused breach of any material representation, warranty or covenant contained in this Agreement, in any material respect, following written notice reasonably specifying the breach and the demanded manner of cure, if and when the breach has continued without cure for a period of five (5) days after the notice of breach.

8.             General.

A.           Press Releases and Public Announcements. No Party will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith based upon advice of counsel is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

B.           No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

C.           Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

D.           Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

E.           Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder will be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service, (iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to CDSS or Merger Sub:

CDSS Wind Down, Inc.
2100 McKinney Avenue, Suite 1500
Dallas, TX 75201
Attn: Steven B. Solomon
Fax: (214) 520-0034
Email: ssolomon@palmazscientific.com

With a copy (which shall not constitute notice) to:

Shackelford, Melton & McKinley, LLP
3333 Lee Parkway, Suite 500
Dallas, TX 75219
Attn: David A. Wood
Fax: (214) 780-1401
Email: dwood@shacklaw.net

If to Company:

Green Energy Management Services, Inc.
3401 North Miami Avenue, Suite 240Miami, FL 33127
Attention: Michael Samuel
Fax: (305) 726-2301

With a copy (which shall not constitute notice) to:

Michael W. Hill
201 St. Charles Avenue, Suite 3702
New Orleans, LA  70170

Fax: (504) 525-2205
Email: neworleansbarrister@yahoo.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

F.           Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

G.           Arbitration. In the event of a dispute, controversy or claim arising out of, related to or in any way concerning this Agreement (a “Dispute”), the parties will attempt informal negotiation of the Dispute.  In the event that no mutually agreeable resolution is reached within ten (10) days of the first written notice of a Dispute, either party may either request mediation or demand arbitration of the Dispute or Disputes.  If a Dispute shall be referred to mediation, such mediation shall continue for a period of 30 days (or such longer period as the parties may agree), and if not resolved by such time, the Dispute will be referred to final and binding arbitration before a retired judge at JAMS or its successor in Dallas, Texas.  The prevailing party shall be awarded its arbitrator, expert and attorney fees, costs and expenses. Any interim or final award of the mediator or arbitrator may be entered in any court of competent jurisdiction.

H.           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

I.           Attorneys and Expenses. All Parties have been represented by their own separate counsel in connection with this Agreement and the transactions contemplated hereby.  Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this negotiation and preparation of this Agreement and the transactions contemplated hereby.

J.           Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word “including” will mean including without limitation. Time is of the essence of each provision of this Agreement.

K.           Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

L.           Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement will be valid unless the same will be in writing and signed by all of the Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be valid unless the same will be in writing and signed by the Party making such waiver nor will such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

M.           Survival. All of the representations, warranties, and covenants of the Parties contained in this Agreement shall survive the Closing, and continue in full force and effect for a period of three years thereafter, or the expiration of the applicable statute of limitation.

N.           Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

O.           Entire Agreement. This Agreement, including the attached Exhibits and documents referred to herein, constitutes the entire agreement among the Parties, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral. Neither party has relied upon any promise, representation or undertaking not expressly set forth herein. To the extent that there is any conflict between any provision in this Agreement and any provision in any other agreement to which the Parties are also parties, the provision of this Agreement shall govern.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

CDSS:

CDSS WIND DOWN, INC.

By:	/s/ Steven B. Solomon
Steven B. Solomon
President and Chief Executive Office

MERGER SUB:

CDSS MERGER CORPORATION

By:	/s/ Steven B. Solomon
Steven B. Solomon
President and Chief Executive Officer

COMPANY:

GREEN ENERGY MANAGEMENT SYSTEMS, INC.

By:	/s/ Michael Samuel
Michael Samuel
Chairman and CEO

Annex 4    Amendment to Merger Agreement

AMENDMENT TO MERGER AGREEMENT

This Amendment (the “Amendment”) to Merger Agreement (“Agreement”) is entered into effective as of April 30, 2010, by and among CDSS Wind Down, Inc., a Delaware corporation (“ CDSS ”), CDSS Merger Corporation, a Delaware corporation and a newly-created wholly-owned subsidiary of CDSS (“ Merger Sub ”), and Green Energy Management Services, Inc., a Delaware corporation (“Company ”) (each a “ Party ” and collectively the “ Parties ”).

This Parties have entered into the Agreement, and the Parties desire to adopt this Amendment to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows.

1.             Amendment of Section 6 of the Agreement.

The Parties agree to amend Section 6 by deleting the words “April 30, 2010” and replacing them with the words “June 30, 2010” in each of subsections 6(A)(1)(c) and 6(A)(2)(b).

2.             No Further Amendment. The Parties agree that, except as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.

3.             Counterparts. This Amendment may be executed in one or more counterparts, including by means of facsimile, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

CDSS WIND DOWN, INC.

By:	/s/ Steven B. Solomon
Steven B. Solomon
President and Chief Executive Office

CDSS MERGER CORPORATION

By:	/s/ Steven B. Solomon
Steven B. Solomon
President and Chief Executive Officer

GREEN ENERGY MANAGEMENT SYSTEMS, INC.

By:	/s/ Michael Samuel
Michael Samuel
Chairman and CEO

Annex 5 – Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CDSS WIND DOWN, INC.

CDSS Wind Down, Inc., a Delaware corporation (the Corporation), hereby certifies as follows:

1.
The name of the Corporation is CDSS Wind Down, Inc. The date of filing of its original certificate of incorporation with the Secretary of State was December 20, 1996 under the name “Citadel Software, Inc.”  Said Certificate (i) was amended and restated in January of 2002, among other things, to reflect the change of the Corporation’s name to “Citadel Security Software Inc.”, (ii) was amended in February of 2004 to reflect a change in the number of authorized common shares of the Corporation to 100,000,000, and (iii) was amended again in November of 2006 to reflect the change in name to “CDSS Wind Down, Inc.”

2.
This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation as amended and as currently in effect of said Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by written consent of the holders of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

3.	The text of the Amended and Restated Certificate of Incorporation as currently in effect is hereby amended and restated to read as set forth in full herein:

 ARTICLE I

The name of the Corporation is Green Energy Management Services Holdings, Inc.

ARTICLE II

The address of the Corporation's registered office in the State of Delaware is 32 W. Loockerman, Dover, Delaware 19904, County of Kent. The name of its registered agent at such address is Registered Agent Services, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 500,000,000 of par value of $.0001 per share, all designated as Common Stock.

(i)
Voting. Except as may be provided in this Certificate of Incorporation or required by law, the Common Stock shall have voting rights in the election of directors and on all other matters presented to stockholders, with each holder of Common Stock being entitled to one vote for each share of Common Stock held of record by such holder on such matters.

(ii)
Dividends. Subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the Common Stock by the board of directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor.

(iii)
Subdivisions, Combinations and Mergers. In the event of any merger, statutory share exchange, consolidation or similar form of corporate transaction involving the Corporation (whether or not the Corporation is the surviving entity), the holders of Common Stock shall be entitled to receive the same per share consideration, if any.

(iv)
Rights on Liquidation. Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Common Stock.

For purposes of this paragraph, a merger, statutory share exchange, consolidation or similar corporate transaction involving the Corporation (whether or not the Corporation is the surviving entity), or the sale, transfer or lease by the Corporation of all or substantially all its assets, shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.

B. PREFERRED STOCK

Shares of Preferred Stock may be issued in one or more series from time to time as determined by the board of directors of the Corporation, and the board of directors of the Corporation is authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including the following:

(i)	the distinctive serial designation of such series which shall distinguish it from other series;

(ii)	the number of shares included in such series;

(iii)
whether dividends shall be payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends or distributions as may be declared on the shares of such series by the board of directors of the Corporation, a right to receive such dividends or distributions, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case such rate or method of determining such rate may be set forth), the form of such dividend, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;

(iv)
whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(v)
the amount or amounts, if any, which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

(vi)
the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(vii)
the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(viii)
whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or any other securities or property of the Corporation or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of conversion or exchange and any adjustments applicable thereto; and

(ix)
whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

For all purposes, this Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock.

Subject to the rights, if any, of the holders of Preferred Stock, an amendment of this Certificate of Incorporation to increase or decrease the number of authorized shares of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the board of directors of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote thereon, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of Preferred Stock, voting as a separate class, shall be required therefor.

Except as otherwise required by law or provided in the certificate of designations for the relevant series, holders of Common Stock, as such, shall not be entitled to vote on any amendment of this Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Certificate of Incorporation or pursuant to the Delaware General Corporation Law as then in effect.

ARTICLE V

All corporate powers shall be exercised by the board of directors of the Corporation, except as otherwise specifically required by law or as otherwise provided in this Certificate of Incorporation. Any meeting of stockholders may be postponed by action of the board of directors at any time in advance of such meeting. The board of directors of the Corporation shall have the power to adopt such rules and regulations for the conduct of the meetings and management of the affairs of the Corporation as they may deem proper and the power to adjourn any meeting of stockholders without a vote of the stockholders, which powers may be delegated by the board of directors to the chairman of such meeting either in such rules and regulations or pursuant to the by-laws of the Corporation.

Special meetings of stockholders of the Corporation may be called at any time by, but only by, the board of directors of the Corporation, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.  Pursuant to Delaware Code §8-211(a)(1), any and all shareholder meetings as described herein may be held by use of the telephone or of any other electronic device sufficient to permit all participants in the meeting to be heard and for the Secretary to transcribe the minutes of the meetings.

The board of directors of the Corporation is authorized to adopt, amend or repeal by-laws of the Corporation. No adoption, amendment or repeal of a by-law by action of stockholders shall be effective unless approved by the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote on such matter, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class. Any vote of stockholders required by this Article V shall be in addition to any other vote of stockholders that may be required by law, this Certificate of Incorporation, the by-laws of the Corporation, any agreement with a national securities exchange or otherwise.

ARTICLE VI

Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

ARTICLE VII

There shall be one (1) class of directors of the Corporation.

A.
The number of directors of this Corporation shall not be less than two (2) nor more than five (5). The exact number of directors shall be fixed and may be changed from time to time, within the limits specified above, by an amendment to the Bylaws duly adopted by the stockholders or by the Board of Directors.

B.
In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

C.	The term of the directors shall be one (1) year from the date of the director’s election.

D.
The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide. Advance notice of stockholder nomination for the election of directors and of any other business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause (other than vacancies and newly created directorships which the holders of any class or classes of stock or series thereof are expressly entitled by this Certificate of Incorporation to fill) shall be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director (and not by stockholders). Any director appointed to fill a vacancy or a newly created directorship shall hold office until the next election of the class of directors of the director which such director replaced or the class of directors to which such director was appointed, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Notwithstanding the foregoing, in the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number fixed pursuant to a resolution of the board of directors of the Corporation. Except as otherwise provided in the terms of such class or series, (i) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders next succeeding their election without regard to the classification of other directors and (ii) any director or directors elected by such holders voting separately as a class may be removed, without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote separately as a class in an election of such directors.

ARTICLE VIII

No action of stockholders of the Corporation required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of stockholders of the Corporation to consent in writing to the taking of any action without a meeting is specifically denied.  Notwithstanding this Article VIII, the holders of any series of Preferred Stock of the Corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series.

Pursuant to Delaware Code §8-211(a)(1), any and all shareholder meetings as described in Sections 1.1 and 1.2 may be held by use of the telephone or of any other electronic device sufficient to permit all participants in the meeting to be heard and for the Secretary to transcribe the minutes of the meetings.

ARTICLE IX

A.
In addition to any approval of the board of directors or any stockholder vote or consent required by the laws of the State of Delaware or any other provision of this Certificate of Incorporation or otherwise, there shall be required for the approval, adoption, or authorization of a Business Combination with an Interested Person the affirmative vote or consent of the holders of a majority of the shares of stock of the Corporation entitled to vote in elections of directors considered separately for the purposes of this Article IX, which are not beneficially owned, directly or indirectly, by such Interested Person; provided, however, that said voting requirement shall not be applicable if all of the conditions specified in subparagraphs (1) and (2) below are met or if all of the conditions specified in subparagraph (3) are met:

(1)
The consideration to be received per share in such Business Combination by holders of the stock of the Corporation is payable in cash or Acceptable Securities, or a combination of both, and the Acceptable Securities (plus the cash, if any) have a fair market value per share of the Corporation's stock of not less than either:

(a)	the highest price (including the highest per share brokerage commissions, transfer tax, and soliciting dealers fees) paid by said Interested Person in acquiring any of the Corporation's stock; or

(b)
a price per share obtained by multiplying the aggregate earnings per share of stock of the Corporation (appropriately adjusted for any subdivision of shares, stock dividend, or combination of shares during the period) for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes or consents on such Business Combination by the figure obtained by dividing the highest per share price (including the highest per share brokerage commissions, transfer tax, and soliciting dealers fees) paid by such Interested Person acquiring any of the Corporation's stock by the aggregate earnings per share of the Corporation for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of five percent (5%) or more of the stock of the Corporation entitled to vote in elections of directors.

If any securities were issued by an Interested Person in exchange for stock of the Corporation prior to the proposed Business Combination, the fair market value of said securities at the time of issue shall be used in determining the per share price paid for said stock.

(2)
After the Interested Person has become the beneficial owner of five percent (5%) or more of the stock of the Corporation entitled to vote in the election of directors and prior to the consummation of such Business Combination, there shall have been no reduction in the rate of dividends payable on the Corporation's stock which would result in a quarterly dividend rate per share which is less than the average quarterly dividend rate per share for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of five percent (5%) or more of the stock of the Corporation unless such reduction in the rate of dividends has been approved by the board of directors of the Corporation and a majority of the members of the board of directors approving such reduction were duly elected and acting members of the board of directors prior to the time that such Interested Person shall have become a beneficial owner of five percent (5%) or more of the shares of the Corporation. For the purposes of this paragraph, quarterly dividend rate per share for any quarterly dividend shall be equal to the percentage said quarterly dividend per share bears to the earnings per share for the four full fiscal quarters immediately preceding the declaration of said quarterly dividend.

(3)
The board of directors of the Corporation has approved a memorandum of understanding with such other Interested Person with respect to such Business Combination prior to the time that such Interested Person shall have become a beneficial owner of five percent (5%) or more of the shares of stock entitled to vote in elections of directors, or thereafter if such Business Combination is otherwise approved by the board of directors of the Corporation, provided that a majority of the members of the board of directors voting for the approval of such transaction were duly elected and acting members of the board of directors prior to the time that such Interested Person shall have become a beneficial owner of five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

B.	For the purposes of this Article IX:

(1)	Affiliate and associate shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(2)
A person shall be the beneficial owner and beneficially owns shares of stock of the Corporation (other than shares of the Corporation's stock held in its treasury) (a) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not, (b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants, or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of securities of the Corporation.

(3)	Business Combination is:

(a)	any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

(b)	any sale, lease, or other disposition of all or any substantial part of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash or securities or both;

(c)
any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion, or by contract) to an Interested Person in consideration for or in exchange of any securities or other property (including cash);

(4)
Acceptable Securities shall mean (a) securities of the same class or series, with the same rights, powers, and benefits and of the same denomination, term, and interest, or dividend, if any, as the securities issued and delivered by the Interested Person in exchange for the majority of the stock of the Corporation acquired by the Interested Person or (b) the class of common stock of the Interested Person which is beneficially owned by the most persons.

(5)
Interested Person is any person which, as of the record date for the determination of stockholders entitled to notice of any Business Combination and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of any Business Combination, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

(6)	Person is an individual, partnership, corporation, limited liability company, or other entity.

(7)	Subsidiary of the Corporation is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

C.
No amendment to this Certificate of Incorporation shall amend, alter, change, or repeal any of the provisions of this Article IX unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of a majority of the shares of stock of the Corporation entitled to vote in elections of directors which are not beneficially owned, directly or indirectly, by any person which would be an Interested Person if the vote or consent on such amendment were a vote or consent on a Business Combination.

ARTICLE X

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XI

No provision of Article V, Article VII, Article VIII or Article X or of this Article XI shall be amended, modified or repealed, and no provision inconsistent with any such provision shall become part of this Certificate of Incorporation, unless such matter is approved by the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote on such matter, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class. Any vote of stockholders required by this Article XI shall be in addition to any other vote of the stockholders that may be required by law, this Certificate of Incorporation, the by-laws of the Corporation, any agreement with a national securities exchange or otherwise.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and attested by its duly authorized officer on this ________ day of June 2010.

CDSS Wind Down, Inc.

By:
Michael Samuel
Chief Executive Officer

Annex 6     Accountant’s Consent of MaloneBaily, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Information Statement on Schedule 14C of our report dated March 31, 2010 with respect to the audited financial statements of CDSS Wind Down Inc. for the years ended December 31, 2009 and 2008.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

June 2, 2010

Annex 7     Accountant’s Consent of Hannis T. Bourgeois, LLP

INDEPENDENT  AUDITOR’S  CONSENT

The Board of Directors and Stockholders
GREEN ENERGY MANAGEMENT SERVICES, INC.:

We consent to incorporation by reference in the Form 14-C to be filed on behalf of Green Energy Management Services, Inc. and CWDW, Inc. of our report dated May 20, 2010 relating to the financial statements of Southside Electric, Inc. (subsequently Green Energy Management Services, Inc.) as of December 31, 2009.

/s / Hannis T. Bourgeois, LLP
HANNIS T. BOURGEOIS, LLP Baton Rouge, Louisiana June 2, 2010